UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEVEN J. MALCOLM
CHAIRMAN OF THE BOARD

Dear Williams Stockholders:

You are cordially invited to attend the 2010 annual meeting of stockholders of The Williams Companies, Inc. The meeting will be held on Thursday, May 20, 2010, in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, at 11:00 a.m., Central time. We look forward to greeting personally as many of our stockholders as possible at the annual meeting.

The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting. Also at the annual meeting we will provide a report on our operations, followed by a question-and-answer and discussion period.

For security reasons, briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater.

I know that most of our stockholders are unable to attend the annual meeting in person. However, it is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, you can be sure your shares are represented by promptly voting and submitting your proxy by phone, by Internet, or by completing, signing, dating, and returning your proxy card in the enclosed postage-paid envelope.

Thank you for your continued interest in our Company.

Very truly yours,

Steven J. Malcolm

Enclosures
April 8, 2010

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2010

Details for the annual meeting of stockholders of The Williams Companies, Inc. are below:

TIME	11:00 a.m., Central time, on Thursday, May 20, 2010
PLACE	Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172

ITEMS OF BUSINESS	1. To elect the three director nominees identified in this proxy statement; 2. To approve the amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors;

3. To approve the amendment to The Williams Companies, Inc. 2007 Incentive Plan;

4. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2010;

5. To consider a stockholder proposal requesting a report regarding the environmental impact of certain fracturing operations of the Company’s Exploration and Production business unit, if properly presented;

6. To consider a stockholder proposal requesting an advisory vote related to compensation, if properly presented; and

7. To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

RECORD DATE	You can vote and attend the annual meeting if you were a stockholder of record at the close of business on March 29, 2010.

ANNUAL REPORT	Our 2009 annual report, which includes a copy of our annual report on Form 10-K, accompanies this proxy statement.

VOTING	Even if you intend to be present at the annual meeting, please promptly vote in one of the following ways so that your shares of common stock may be represented and voted at the annual meeting:

1. Call the toll-free telephone number shown on the proxy card;

2. Vote via the Internet on the website shown on the proxy card; or

3. Mark, sign, date, and return the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding The Availability Of Proxy Materials For The Stockholder Meeting To Be Held On May 20, 2010:

The annual report and proxy statement are available at www.edocumentview.com/wmb.

By order of the Board of Directors,

La Fleur C. Browne
Corporate Secretary

Tulsa, Oklahoma
April 8, 2010

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

PROXY STATEMENT

GENERAL

We are providing this proxy statement as part of a solicitation by the Board of Directors (the “Board”) of The Williams Companies, Inc. for use at our 2010 annual meeting of stockholders and at any adjournment or postponement thereof. We will hold the meeting in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, on Thursday, May 20, 2010, at 11:00 a.m., Central time.

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. This proxy statement and our 2009 Annual Report are available at www.edocumentview.com/wmb, which does not have “cookies” that identify visitors to the site.

We expect to mail this proxy statement and accompanying proxy card to stockholders beginning on April 8, 2010.

Unless the context otherwise requires, all references in this proxy statement to “Williams,” the “Company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?

A:	You are receiving these materials because, at the close of business on March 29, 2010 (the “Record Date”), you owned shares of Williams common stock. All stockholders of record on the Record Date are entitled to attend and vote at the annual meeting. Each stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had 584,206,588 shares of common stock outstanding. (The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.)

Q:	What information is contained in this proxy statement?

A:	This proxy statement includes information about the nominees for director and other matters to be voted on at the annual meeting. It also explains the voting process and requirements, describes the compensation of the principal executive officer, the principal financial officer and the three other most highly compensated officers (collectively referred to as our “Named Executive Officers” or “NEOs”), describes the compensation of our directors, and provides certain other information required under SEC rules.

Q:	What matters can I vote on?

A:	You can vote on the following matters:

• election of three of our directors;

• approval of the amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors;

• approval of the amendment to The Williams Companies, Inc. 2007 Incentive Plan;

• ratification of the appointment of Ernst & Young LLP as our independent auditors for 2010;

• a stockholder proposal requesting a report regarding the environmental impact of certain fracturing operations of the Company’s Exploration and Production business unit, if properly presented;

• a stockholder proposal requesting an advisory vote related to compensation, if properly presented; and

• any other business properly coming before the annual meeting.

In the election of directors, you may vote FOR or AGAINST each individual nominee or indicate that you wish to ABSTAIN from voting on one or more nominee. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

We are not aware of any matter to be presented at the annual meeting that is not included in this proxy statement. However, your proxy authorizes the persons named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the annual meeting.

All votes are confidential unless disclosure is legally necessary.

Q:	How does the Board recommend that I vote on each of the matters?

A:	FOR ITEMS 1-4: The Board recommends that you vote FOR each of the director nominees, FOR the amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors, FOR the amendment to The Williams Companies. Inc. 2007 Incentive Plan, and FOR the ratification of Ernst & Young LLP as our independent auditors for 2010.

AGAINST ITEMS 5 and 6: The Board recommends that you vote AGAINST both of the stockholder proposals.

Q.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A.	If your shares are registered in your name with our transfer agent, Computershare Investor Services, LLC (“Computershare”), you are a stockholder of record, and the Company’s proxy materials, including a proxy card, were sent to you directly by Computershare.

If you hold your shares with a broker or in an account at a bank, then you are a beneficial owner of shares held in “street name.” The Company’s proxy materials were forwarded to you by your broker or bank, who is considered the stockholder of record for purposes of voting at the annual meeting. Your broker or bank should also have provided you with instructions for directing the broker or bank how to vote your shares.

Q:	How do I vote if I am a stockholder of record?

A:	As a stockholder of record, you may vote your shares in any one of the following ways:

• Call the toll-free number shown on the proxy card;

• Vote on the Internet on the website shown on the proxy card;

• Mark, sign, date, and return the enclosed proxy card in the postage-paid envelope; or

• Vote in person at the annual meeting.

Q:	How do I vote if I am a beneficial owner?

A:	As the beneficial owner, you have the right to direct your broker or bank how to vote your shares by following the instructions sent to you by your broker or bank. You will receive proxy materials and voting instructions for each account you have with a broker or bank. As a beneficial owner, if you wish to change the directions you have provided your broker or bank, you should follow the instructions sent to you by your broker or bank.

As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker or bank giving you the right to vote the shares.

Q.	Will my shares held in street name be voted if I do not tell my broker how I want them voted?

A.	Under the current rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker or bank only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify Ernst & Young LLP as our independent auditors and the amendment to our Restated Certificate of Incorporation are considered routine matters. However, the election of directors, the amendment to The Williams Companies, Inc. 2007 Incentive Plan, and the stockholder proposals are not considered routine matters. Accordingly, your bank or broker will not be permitted to vote your shares on such matters unless you provide proper voting instructions.

Q.	How do I vote if I participate in The Williams Investment Plus Plan?

A.	If you hold shares in The Williams Investment Plus Plan, Computershare sent you the Company’s proxy materials directly. You may direct the trustee of the plan how to vote your plan shares by calling the toll-free number shown on the proxy card, voting on the Internet on the website shown on the proxy card, or completing and returning the enclosed proxy card in the postage-paid envelope. Please note, in order to permit the trustee to tally and vote all shares of Williams common stock held in The Williams Investment Plus Plan, your instructions, whether by Internet, by telephone, or by proxy card, must be completed prior to 1:00 a.m. Central time on Monday, May 17, 2010. You may not change your vote related to such plan shares after this deadline.

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the plan and the trust agreement.

Q.	What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

A.	If you are a stockholder of record and sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

• FOR the election of each of the director nominees.

• FOR the amendment of our Restated Certificate of Incorporation to provide for the annual election of all directors.

• FOR the amendment to The Williams Companies, Inc. 2007 Incentive Plan.

• FOR the approval ratifying the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010.

• AGAINST the stockholder proposals.

Q:	Can I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy, or attending the annual meeting and voting in person. If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our corporate secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Q:	What shares are included on my proxy card?

A.	You will receive one proxy card for all the shares of common stock you hold in certificate form, in book-entry form, and in The Williams Investment Plus Plan.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker or bank.

Q:	What is the quorum requirement for the meeting?

A:	There must be quorum to take action at the meeting (other than adjournment or postponement of the meeting). A quorum will exist at the meeting if stockholders holding a majority of the shares entitled to vote at the annual meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as “present” for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a beneficial owner. See “Will my shares held in street name be voted if I do not tell my broker how I want them voted?”

Q:	What is the voting requirement to approve each of the matters?

A:	Items 1-6 may be approved by a majority of the votes cast. Other matters that may properly come before the annual meeting may require more than a majority vote under our bylaws, our Restated Certificate of Incorporation, the laws of Delaware, or other applicable laws.

Q:	How will the votes be counted?

A:	Abstentions from voting on the election of a director nominee will not be considered a vote cast with respect to that director’s election and therefore will not be counted in determining whether the director received a majority of the votes cast. Abstentions from voting on any other proposal will have the same effect as a vote against that proposal.

Broker non-votes (i.e., shares held by brokers or nominees that cannot be voted because the beneficial owner did not provide specific voting instructions) will be treated as not present and not entitled to vote.

Q:	Who will count the votes?

A:	A representative of Computershare will act as the inspector of elections and count the votes.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the voting results at the meeting. We also will disclose the voting results in a Form 8-K within four business days after the annual meeting.

Q:	May I propose actions for consideration at the 2011 meeting of stockholders?

A:	Yes. For your proposal to be considered for inclusion in our proxy statement for the 2011 meeting, we must receive your written proposal no later than December 9, 2010. If we change the date of the 2011 meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. Your proposal, including the manner in which you submit it, must comply with SEC regulations regarding stockholder proposals.

If you wish to raise a proposal (including a director nomination) from the floor during our 2011 annual meeting of stockholders, we must receive a written notice of the proposal between January 20, 2011 and February 19, 2011. Your submission must contain the additional information required by our bylaws. Proposals should be addressed to our corporate secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Q:	Who is paying for this proxy solicitation?

A:	Your proxy is solicited by the Board. We expect to solicit proxies in person, by telephone, or by other electronic means. We have retained MacKenzie Partners, Inc. to assist in this solicitation. We expect to pay MacKenzie Partners, Inc. an estimated $17,500 in fees, plus expenses and disbursements.

We also will pay the expenses of this proxy solicitation including the cost of preparing and mailing the proxy statement and accompanying proxy card. Such expenses may include the charges and expenses of banks, brokerage firms and other custodians, nominees, or fiduciaries for forwarding proxy materials to beneficial owners of our common stock.

Q.	Are you “householding” for stockholders sharing the same address?

A.	The SEC’s rules permit us to deliver a single copy of this proxy statement and our 2009 Annual Report to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one proxy statement and 2009 Annual Report to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder an individual proxy card.

If you would like to receive more than one copy of this proxy statement and our 2009 Annual Report, we will promptly send you additional copies upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-884-4225. You can call the same phone number to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of any materials if you are receiving multiple copies now.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

General

Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, suppliers, business partners, regulatory agencies, and other stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide a framework for the governance of Williams as a whole and also address the operation, structure, and practice of the Board and its committees. The Nominating and Governance Committee reviews these guidelines at least annually.

Strategic Planning

During the year, the Board meets with management to discuss and approve strategic plans, financial goals, capital spending, and other factors critical to successful performance. The Board also conducts a mid-year review of progress on objectives and strategies. During Board meetings, directors review key issues and financial performance. The Board meets privately with the Chief Executive Officer (“CEO”) six times per year and meets in executive session at each regular Board meeting and additionally as required. Further, the CEO communicates regularly with the Board on important business opportunities and developments. In 2009, the Board held one of its regularly scheduled meetings at one of our field locations to further educate the directors about our operations.

Board/Committee/Director Evaluations

The Board and each of its committees conduct annual self-assessments. In addition, the Nominating and Governance Committee evaluates each individual director annually.

Chief Executive Officer Evaluation and Management Succession

The Board and the CEO annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board meets annually in executive session to assess the CEO’s performance. The Board maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development.

Board Leadership Structure

The Board believes that the Company and its stockholders are best served at this time by a leadership structure in which a single leader serves as chairman and CEO and the Board has an independent lead director.

Combining the roles of chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing the Company’s business, subject to the oversight and review of the Board. Under this structure, the chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach is preferable because the CEO is the individual with primary responsibility for implementing the Company’s strategy, directing the work of other officers and leading implementation of the Company’s strategic plans as approved by the Board. This structure creates a single leader who is directly accountable to the Board and, through the Board, to stockholders, and enables the CEO to act as the key link between the Board and other members of management. In addition, Mr. Malcolm personally brings to the combined role of chairman and CEO a strong history with Williams. Since joining the Company in 1984, Mr. Malcolm performed roles of increasing responsibility related to business development, gas management and supply, and gathering and processing, before ultimately assuming the chief executive officer position in 2002.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director, who must be independent, is elected annually by the independent directors. The Lead Director presides over executive sessions of the independent directors, consults with the chairman of the Board and our corporate secretary to establish an agenda for each Board meeting, oversees the flow of information to the Board, and acts as liaison between the non-employee directors and management. Mr. W. R. Howell currently serves as the Lead Director.

The Board believes that having a single leader serving as Chairman and CEO, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. However, the Board maintains the flexibility to amend the Corporate Governance Guidelines should it determine in the future that the two roles should be separated based upon the Board’s assessment of the Company’s needs and leadership from time to time. The Board periodically reviews the Board structure and leadership as well as director succession planning.

Board oversight of Williams’ risk assurance process

We employ an annual risk assurance process that is designed to provide positive assurance to management and the Board that risks are effectively managed to enable achievement of strategic and operating objectives. The risk process is governed by the committees of the Board, our executive officers, and our risk subject matter experts. We utilize the Enterprise Risk Management (ERM) framework to identify the top risks to the Company considering our internal and external environments and objectives and to measure the likelihood of occurrence and potential impact of each risk. The Audit Committee annually reviews and provides feedback about the list of the top risks so identified. Such top risks are then further reviewed by the most appropriate Board committee. For example, the risk of “financial reporting and disclosure” is reviewed by the Audit Committee, the risk of “capital availability” is reviewed by the Finance Committee, and the risk of “ethics and compliance program” is reviewed by the Nominating and Governance Committee. Each Board committee annually considers a summary for each of its risks, including the definition, likelihood, and potential impact of each risk, the planned response to the risk, management’s assessment of the effectiveness of mitigation efforts, and a status report of any action required. For so long as any action is required for the planned response to a risk, such risk is reviewed at each committee meeting until management assesses the risk’s mitigation efforts as effective. Each committee provides feedback to management about the risk assurance process.

Executive Sessions of Non-Employee Directors

Non-employee directors meet without management present at each regularly scheduled Board meeting. Additional meetings may be called by the Lead Director in his discretion or at the request of the Board.

Director Independence

The Board has adopted director independence standards, as an attachment to our Corporate Governance Guidelines.

The Board has affirmatively determined that each of Mr. Cleveland, Dr. Cooper, Mr. Engelhardt, Mr. Granberry, Mr. Green, Ms. Hinshaw, Mr. Howell, Mr. Lorch, Mr. Lowrie, Mr. MacInnis, and Ms. Stoney is an “independent director.” In addition, the Board affirmatively determined that Charles M. Lillis, who resigned effective March 18, 2009, was an “independent director.” In so doing, the Board determined that each of these individuals met the “bright line” independence standards of the NYSE and our own director independence standards. In addition, the Board considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Williams and its affiliates on the other, to confirm that those transactions and relationships do not vitiate the affected director’s independence. We discuss these relationships below.

Ms. Hinshaw is a director of Insituform Technologies, Inc., a company whose subsidiaries, Bayou Coating LLC, Bayou Companies LLC, and Insituform Technologies Inc. dba United Pipeline Systems provide services to Williams. In determining that the relationship was not material, the Board considered these facts: the relationship arises only because Ms. Hinshaw is a director of Insituform, that she has no material interest in any transactions between the subsidiaries and Williams, and that she had no role in any such transactions.

Mr. Howell is a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas and a member of the America Advisory Board of Deutsche Bank AG. Deutsche Bank AG and Deutsche Bank

Securities Inc. provide services to Williams. In determining that this relationship was not material, the Board considered these facts: the relationship arises only because Mr. Howell is a director of Deutsche Bank entities, that he has no material interest in any transaction between Deutsche Bank and Williams, and that he had no role in any such transactions.

Mr. Lorch is a director of HSBC Finance Corporation and HSBC North America Holding Co. HSBC Bank (USA) and HSBC Business Solutions provide services to Williams. In determining that the relationship was not material, the Board considered these facts: the relationship arises only because Mr. Lorch is a director of HSBC, that he has no material interest in any transactions between HSBC and Williams, and that he had no role in any such transactions.

Mr. MacInnis is a director of ITT, whose subsidiary Gould Pumps Inc. provides services to Williams. In determining that the relationship was not material, the Board considered these facts: the relationship arises only because Mr. MacInnis is a director of ITT, that he has no material interest in any transactions between the ITT subsidiary and Williams, and that he had no role in any such transactions.

Mr. MacInnis also serves as chairman of the board and chief executive officer of EMCOR Group Inc., a company whose subsidiaries Integrated Solutions Group, Ohmstede Industrial Services Inc., Ohmstede Ltd, Ohmstede United Industrial Services, and Wasatch Electric provide services to Williams. In determining that the relationship was not material, the Board considered the fact that payments made by Williams to EMCOR subsidiaries did not exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.

No member of our Board serves as an executive officer of any non-profit organization that has received contributions from Williams exceeding the greater of $1 million or 2% of such organization’s consolidated gross revenues in any single fiscal year of the preceding three years. Further, in accordance with our director independence standards, the Board determined that there were no discretionary contributions to a non-profit organization with which a director, or a director’s spouse, has a relationship that affects the director’s independence.

The Board determined that Mr. Malcolm is not independent because he is an executive officer of the Company.

Transactions with Related Persons

The Board has adopted policies and procedures with respect to related person transactions as part of the Audit Committee charter. Any proposed related person transaction involving a member of the Board must be reviewed and approved by the full Board. Otherwise, the Audit Committee reviews proposed transactions with related persons, promoters, and certain control persons that are required to be disclosed in our filings with the SEC. If it is impractical to convene an Audit Committee meeting before a related person transaction occurs, the chairman of the committee may review the transaction alone. The Audit Committee or its chairman, in good faith, may approve only those related person transactions that are in, or not inconsistent with, Williams’ best interests and the best interests of our stockholders. No director may participate in any review, consideration or approval of any related person transaction with respect to which such director or any of his or her immediate family members is the related person. During 2009, there were no transactions that required review or approval by the Audit Committee or the full Board.

Majority Vote Standard

Our Board has adopted a majority vote standard for the election of directors in uncontested elections. Each of our directors has executed an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts such resignation. If a director fails to receive the required votes for election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the resignation. The Nominating and Governance Committee will then submit its recommendation for consideration by the Board. The Board will act on the recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The Board expects the director whose tendered resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s tendered resignation. If the Board accepts a director’s resignation, the

Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Director Attendance at Annual Meeting of Stockholders

We have a policy that all Board members are expected to attend our annual meeting of stockholders. All of the then-current Board members attended the 2009 annual meeting of stockholders.

Communications with Directors

Any stockholder or other interested party may communicate with our directors, individually or as a group, by contacting our corporate secretary or the Lead Director. The contact information is maintained on the Investor page of our website at www.williams.com.

The current contact information is as follows:

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Lead Director

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Corporate Secretary
Email: lafleur.browne@williams.com

Communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to the Company.

Code of Ethics

We have adopted a code of ethics specific to the CEO, Chief Financial Officer, and Chief Accounting Officer, which was filed with the SEC as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. In addition, we have adopted a code of business conduct that is applicable to all employees and directors.

How to Obtain Copies of our Governance-Related Materials

The following documents are available on our website at www.williams.com from the Corporate Responsibility/Corporate Governance tab.

•	Corporate Governance Guidelines,

•	Code of Ethics for Senior Officers,

•	the Williams Code of Business Conduct, and

•	the charters for the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Governance Committee.

If you want to receive these documents in print, please send a written request to our corporate secretary at The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Board and Committee Structure and Meetings

Board Meetings

Board members actively participate in Board and committee meetings. Generally, materials are distributed one week in advance of each regular Board meeting so that members can be prepared for the discussion.

The full Board met 9 times in 2009. Further, the non-employee directors met 6 times without the chairman of the Board and CEO present. Each director attended at least 75% of the aggregate of the Board and applicable committee meetings held in 2009.

Board Committees

The Board has four standing committees — Audit, Compensation, Finance, and Nominating and Governance — as well as an ad hoc Litigation Committee. Each standing committee has a charter adopted by the Board. The standing committees report to the full Board at each regular Board meeting.

The Board elects each committee’s members and chairman annually. The chart below shows the composition of the standing committees and the number of committee meetings in 2009.

Nominating
and
	Audit	Compensation	Finance	Governance
	Committee	Committee	Committee	Committee

Joseph R. Cleveland	✓		✓
Kathleen B. Cooper		✓	✓
Irl F. Engelhardt	✓		✓
William R. Granberry		✓	✓
William E. Green	✓			✓
Juanita H. Hinshaw	✓		•
W. R. Howell		•		✓
George A. Lorch		✓		✓
William G. Lowrie	•			✓
Frank T. MacInnis		✓		•
Steven J. Malcolm
Janice D. Stoney		✓		✓

Number of Meetings in 2009	11	8	6	6

•	= Chairperson

✓	= Committee Member

Audit Committee

Williams has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee:

•	appoints, evaluates, and determines the compensation of Ernst & Young LLP, our independent registered public accounting firm;

•	assists the Board in fulfilling its responsibilities for generally overseeing Williams’ financial reporting processes and the audit of Williams’ financial statements, including the integrity of Williams’ financial statements, Williams’ compliance with legal and regulatory requirements, and risk assessment and risk management;

•	reviews the qualifications and independence of the independent registered public accounting firm;

•	reviews the performance of Williams’ internal audit function and the independent registered public accounting firm;

•	reviews Williams’ earnings releases;

•	reviews transactions between Williams and related persons that are required to be disclosed in our filings with the SEC;

•	oversees investigations into complaints concerning financial matters;

•	annually reviews its charter and performance; and

•	prepares the Audit Committee report for inclusion in the annual proxy statement.

The Board has determined that all members of the Audit Committee are “financially literate” as defined by the NYSE rules and that Ms. Juanita H. Hinshaw and Mr. Irl F. Engelhardt qualify as “audit committee financial experts” as defined by the rules of the SEC. No Audit Committee member serves on more than three public company audit committees.

Compensation Committee

The Compensation Committee oversees the design and implementation of strategic compensation programs for our executive officers that align the interests of our executive officers with those of our stockholders. The Compensation Committee’s key responsibilities include:

•	approving executive compensation philosophy, policies, and programs;

•	recommending to the Board equity-based compensation plans;

•	recommending to the Board cash-based incentive compensation plans for the NEOs and other executives;

•	setting corporate goals and objectives for compensation;

•	evaluating the NEOs’ and certain other executives’ performance in light of those goals and objectives;

•	approving the NEOs’ and certain other executives’ compensation, including salary, incentive compensation, equity-based compensation, and any other remuneration;

•	approving, amending, modifying, or terminating, in its settlor (non-fiduciary) capacity, the terms of any benefit plan that does not require stockholder approval;

•	reviewing and revising (if necessary) annual succession and development plans for the positions of CEO and certain other executives;

•	reviewing and approving the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement;

•	monitoring the executive officers’ compliance with Williams’ stock ownership policies; and

•	reviewing annually its charter and performance.

The Compensation Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to its outside advisors to ensure that the advisors maintain objectivity and independence when rendering advice to the Committee. The Compensation Committee has selected and retained Frederic W. Cook & Co., an independent executive compensation consulting firm, to:

•	provide competitive market data and advice related to the CEO’s compensation level and incentive design;

•	review and evaluate management-developed market data and recommendations on compensation levels, incentive mix, and incentive design for NEOs and certain other executives (excluding the CEO);

•	develop the criteria used to identify comparator companies for executive compensation and performance comparisons; and

•	provide information on executive compensation trends and their implications to Williams.

The independent compensation consultant reports to the chairman of the Compensation Committee. Frederic W. Cook & Co. also provides competitive market data and advice to the Nominating and Governance Committee on non-employee director compensation. Frederic W. Cook & Co. does not provide any additional services to Williams.

The Compensation Committee chairman works with the Senior Vice President, Strategic Services and Administration, and Chief Administrative Officer (“CAO”) to determine the agenda for committee meetings. The CEO and the CAO are invited to attend the Compensation Committee meetings, though they leave the room during discussions of compensation actions that could affect them personally. Williams’ Human Resources department supports the Compensation Committee in its duties and, along with the CEO, may perform certain functions regarding compensation programs. For more information on the Compensation Committee, please see the Compensation Discussion and Analysis in this proxy statement.

Finance Committee

The Finance Committee oversees Williams’ finances. Among other tasks, this committee:

•	reviews and recommends to the Board Williams’ capital spending;

•	oversees Williams’ financial strategies, plans, and policies;

•	reviews and approves any amendments to Williams’ financing agreements; and

•	reviews annually its charter and performance.

Nominating and Governance Committee

The Nominating and Governance Committee:

•	develops and recommends to the Board director qualifications;

•	identifies and recommends to the Board director candidates;

•	reviews candidates recommended by stockholders;

•	recommends to the Board the individual, or individuals, to be the chairman of the Board and the CEO;

•	reviews the CEO’s recommendations for individuals to be officers;

•	monitors significant developments in the regulation and practice of corporate governance;

•	reviews the size and composition of the Board and its committees and recommends to the Board any changes;

•	conducts a preliminary review of director independence and the financial literacy and expertise of the Audit Committee members;

•	recommends assignments to the Board committees;

•	oversees and assists the Board in the review of the Board’s performance and reviews its own performance;

•	annually reviews each committee charter, the Corporate Governance Guidelines, the Code of Ethics for Senior Officers, and the Williams Code of Business Conduct;

•	oversees Williams’ compliance programs;

•	reviews stockholder proposals and recommends responses to the Board;

•	develops and monitors stock ownership guidelines for directors; and

•	reviews and recommends to the Board compensation of non-employee directors.

Consideration of nominees.  The process for selecting a director nominee starts with a preliminary assessment of each candidate based upon his/her resume and other biographical and background information, and his/her willingness to serve. The Committee considers prior Williams Board performance and contributions for any director nominee who is a current or former Board member. A candidate’s qualifications are then evaluated against the criteria set forth in “Proposal 1 — Election of Directors,” as well as the specific needs of Williams at the time. Qualified candidates are interviewed by the chairman of the Board and at least one member of the Nominating and Governance Committee. Candidates may then meet with other members of the Board and senior management. At the conclusion of this process, if the Board and senior management determine that the candidate will be a good fit, the Nominating and Governance Committee recommends the candidate to the Board for election at the next annual meeting.

The Nominating and Governance Committee uses the same process to evaluate all candidates regardless of the source of the nomination. The Committee has in the past and may in the future engage third party consultants to identify and evaluate potential director nominees, as it deems appropriate.

Stockholder nominations.  The Nominating and Governance Committee will consider written recommendations from stockholders for director nominations. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve, and evidence that you own Williams’ stock to: Corporate Secretary, One Williams Center, MD 47, Tulsa, Oklahoma 74172. A stockholder wishing to nominate a candidate must also comply with the notice and other requirements described above under the question “May I propose actions for consideration at the 2011 meeting of stockholders?”

PROPOSAL 1 — ELECTION OF DIRECTORS

Our current restated certificate of incorporation provides for three classes of directors with each class of as nearly equal size as possible. The restated certificate of incorporation also provides that the Board must consist of between five and 17 members, with the actual number of directors at any time to be determined by the Board. The term of each class of directors is ordinarily three years, and the term of one class expires each year in rotation.

The 2010 nominees for the office of director — Dr. Cooper, Mr. Granberry, and Mr. Lowrie — were elected by Williams’ stockholders to a three-year term that expires this year. Unless otherwise instructed, the individuals designated by the Board as proxies intend to vote to elect Dr. Cooper, Mr. Granberry, and Mr. Lowrie. Should any of these nominees become unable for any reason to stand for election as a director, the designated proxies will vote to elect another nominee recommended by the Nominating and Governance Committee. Alternatively, the Board may choose to reduce its size.

Director and Nominee Experience and Qualifications.  At each of its regularly scheduled meetings, in satisfaction of our Corporate Governance Guidelines, the Nominating and Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. The Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as geography, race, gender, ethnicity, and age. This assessment enables the Board to update (if necessary) the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time. For Board membership, the Nominating and Governance Committee considers the appropriate balance of experience, skills, and characteristics that best suits the needs of the Company and our stockholders. The Committee develops long-term Board succession plans to ensure that the appropriate balance is maintained.

The minimum qualifications and attributes that the Nominating and Governance Committee believes a director nominee must possess include:

•	an understanding of business and financial affairs and the complexities of a business organization.

•	genuine interest in Williams and in representing all of its stockholders.

•	a willingness and ability to spend the time required to function effectively as a director.

•	an open-minded approach and the resolve to make independent decisions on matters presented for consideration.

•	a reputation for honesty and integrity beyond question.

In evaluating the director nominees and in reviewing the qualifications and experience of the directors continuing in office, the Nominating and Governance Committee considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

•	Industry Experience in the natural gas business.

•	Financial Experience with which to evaluate our financial statements and capital investments.

•	Corporate Governance Experience to support our goals of greater transparency, accountability for management and the Board, and protection of stockholders interests.

•	Legal Experience is valuable to the Board oversight of the Company’s legal and regulatory compliance.

•	Public Policy and Government Experience is relevant to the Company as it operates in a highly regulated industry.

•	Operating Experience which is relevant to the understanding of the Company’s operating plan and strategy.

•	Compensation Experience to help us attract, motivate and retain world class talent.

•	Technology Experience which is relevant to understand the operations of the Company’s networking technology, data requirements, and security.

We have included below certain information about the nominees for election as directors as well as the directors who will continue in office after the annual meeting.

Nominees for Director Whose Terms Will Expire at the Annual Meeting in 2013

Kathleen B. Cooper, Age 65, Class III Member – Compensation Committee Member – Finance Committee

Director since 2006. Dr. Cooper has served as Senior Fellow of the Tower Center for Political Studies at Southern Methodist University since August 2007. From 2005 to 2007, she was the Dean of the College of Business Administration at the University of North Texas. From 2001 to 2005, she was the Under Secretary for Economic Affairs at the U.S. Department of Commerce. Dr. Cooper was at Exxon Mobil Corporation (an international oil and gas company) from 1990 to 2001, serving as Chief Economist the entire time and adding the position of Manager, Economics & Energy Division, Corporate Planning in 1999. Dr. Cooper also acted as Chief Economist for Security Pacific Bank (1981 to 1990) and United Banks of Colorado (1971 to 1981). Dr. Cooper served as a founding director of Texas Security Bank from 2008 through January 2010. She has participated in numerous professional and community service organizations, including Harvard University’s Higher Education Leadership Forum, the Oxford Energy Forum, and the International Women’s Forum.

As Senior Fellow of the Tower Center for Political Studies at Southern Methodist University, former Under Secretary for Economic Affairs at the U.S. Department of Commerce, and former executive of a Fortune 500 energy company, Dr. Cooper’s qualifications include industry, financial, and public policy and government experience.

William R. Granberry, Age 67, Class III Member – Compensation Committee Member – Finance Committee

Director since 2005. Mr. Granberry has been a member of Compass Operating Company LLC (a small, private oil and gas exploration, development, and producing company) since October 2004. From 1999 to 2004, as an independent consultant, he managed investments and consulted with oil and gas companies. From 1996 to 1999, Mr. Granberry was President and Chief Operating Officer of Tom Brown, Inc. (a public oil and gas company with exploration, development, acquisition, and production activities throughout the central United States). He has worked in the oil and gas industry in various capacities for 44 years, including as a manager of engineering at Amoco (a global energy company) and in executive positions for smaller independent energy companies. Mr. Granberry has served on committees and boards of industry organizations, including the Society of Petroleum Engineers, the American Petroleum Institute, and the Independent Producers Association of America. A start up Internet company, Just4Biz.com, where he served on the board of directors and as interim chief executive officer for periods in 2000 and 2001, filed for bankruptcy in May 2001. He is a director of Legacy Reserves GP, LLC (an independent acquirer and developer of oil and natural gas properties) and Manor Park, Inc. (a Midland, Texas not-for-profit organization).

As a member of Compass Operating Company LLC, former President and Chief Operating Officer of Tom Brown, Inc., and with his varied experiences as an executive in the oil and gas industry, Mr. Granberry’s qualifications include industry, public policy and government, and operating experience.

William G. Lowrie, Age 66, Class III Chairman – Audit Committee Member – Nominating and Governance Committee

Director since 2003. In 1999 Mr. Lowrie retired as Deputy Chief Executive Officer and director of BP Amoco PLC (a global energy company), where he spent his entire 33-year career. At Amoco, Mr. Lowrie held various positions of increasing responsibility, developing expertise in drilling, reservoir engineering, financial analysis of projects, and other skills related to the oil and natural gas exploration, production, and processing businesses. At various times in his Amoco tenure, Mr. Lowrie managed natural gas and natural gas liquids pipeline operations, hedging and other hydrocarbon price risk mitigation functions, international contract negotiations, petroleum product refining and marketing operations, environmental health and safety program design, and the development and execution of a process for managing capital investment projects. Mr. Lowrie also worked closely with all financial functions, internal and external auditors, and industry organizations such as the American Petroleum Institute. From 1995 to 1999, Mr. Lowrie served on the board of Bank One Corporation (now JP Morgan Chase), including on such board’s audit committee. He has attended the Executive Program at the University of Virginia. Mr. Lowrie is a director of The Ohio State University Foundation and a trustee of the South Carolina chapter of The Nature Conservancy.

As the former Deputy Chief Executive Officer of BP Amoco PLC, Mr. Lowrie’s qualifications include industry, financial, corporate governance, operating, and compensation experience.

Board of Directors’ Recommendation: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1.

Directors Continuing in Office

Directors Whose Terms Expire at the Annual Meeting in 2011

Joseph R. Cleveland, Age 65, Class I Member – Audit Committee Member – Finance Committee

Director since 2008. Mr. Cleveland was the Chief Information Officer of Lockheed Martin Corporation (an advanced technology company) from 2001 to 2008. Mr. Cleveland was responsible for Lockheed Martin’s information technology vision, consolidating its resources, implementing e-commerce initiatives, leveraging economies of scale, and supporting its businesses. He was also President of Lockheed Martin Enterprise Information Systems from 1995 to 2008. From 2001 to 2008, Mr. Cleveland served as a director of Exostar (a joint venture formed to support the supply chain and security requirements of the aerospace and defense industry). Prior to the merger of Lockheed and Martin Marietta in 1995, Mr. Cleveland was Vice President and General Manager of Martin Marietta Internal Information Systems. From 1982 to 1986, Mr. Cleveland held an international assignment as Managing Director of GE Medical Systems Operations in Radlett, England. Mr. Cleveland began his career in 1970 as a member of General Electric Medical Systems’ engineering department. Mr. Cleveland is a member of the board of Aerospace Industries Association, the Florida High Tech Corridor Committee, and the Metro Orlando Economic Development Commission, among other civic and charitable organizations.

As the former Chief Information Officer of Lockheed Martin Corporation, a former Vice President of Martin Marietta, and multiple Executive operating positions with G.E., Mr. Cleveland’s qualifications include business operations and technology experience.

Juanita H. Hinshaw, Age 65, Class I Member – Audit Committee Chairman – Finance Committee

Director since 2004. Ms. Hinshaw is President and Chief Executive Officer of H&H Advisors (a financial consulting firm she founded in 2005). From 2000 to 2005 she was Senior Vice President and Chief Financial Officer of Graybar Electric Company (a distributor of electrical and communications products and provider of related supply chain management and logistics services), where she was responsible for the treasury, tax, auditing, and accounting areas. Ms. Hinshaw was a director of Graybar from 2000 to 2005. Prior to joining Graybar, she was with Monsanto Company (an agricultural company) for fifteen years, retiring as Monsanto’s Vice President and Treasurer in 1999. Ms. Hinshaw was a director of IPSCO (a supplier of steel products, tubular products, and coil processing services and products) from 2001 until the company was sold in 2007. Ms. Hinshaw is a director of Insituform Technologies Inc. (a provider of technologies and services for the rehabilitation of pipeline systems) and Synergetics USA, Inc. (which designs, manufactures, and markets instruments used for eye and neurosurgery).

As the President and Chief Executive Officer of a consulting firm, the former Senior Vice President and Chief Financial Officer of Graybar Electric Company, and the former Vice President and Treasurer of Monsanto Company, Ms. Hinshaw’s qualifications include financial and operating experience.

Frank T. MacInnis, Age 63, Class I Member – Compensation Committee Chairman – Nominating and Governance Committee

Director since 1998. Mr. MacInnis has been Chairman of the Board and Chief Executive Officer of EMCOR Group Inc. (an electrical and mechanical construction company and energy infrastructure service provider) since 1994, after he managed the reorganization and emergence from bankruptcy of its predecessor. Mr. MacInnis also is

Chairman of the Board and Chief Executive Officer of ComNet Communications, LLC (a provider of turnkey voice, data, and video infrastructure support). From 1981 to 1984, Mr. MacInnis served as Chairman and Chief Executive Officer of H.C. Price Construction (a builder of large diameter oil and gas pipelines). He has managed construction and operations all over the world, including in Tehran, Baghdad, Bangkok, the United Arab Emirates, London, the United States, and Canada. Mr. MacInnis has a law degree, having graduated from the University of Alberta Law School in 1971. He is a director of ITT Corporation (a high-technology engineering and manufacturing company) and the Greater New York Chapter of the March of Dimes.

As the Chairman and Chief Executive Officer of EMCOR Group Inc. and ComNet Communications, LLC, Mr. MacInnis’ qualifications include industry, financial, corporate governance, legal, operating, and compensation experience.

Steven J. Malcolm, Age 61, Class I Chairman of the Board Chief Executive Officer

Director since 2001. Mr. Malcolm has served Williams in many capacities. He became Chairman of the Board in May 2002, Chief Executive Officer in January 2002, and President in September 2001. He was Chief Operating Officer from September 2001 to January 2002 and an Executive Vice President from May 2001 to September 2001. Mr. Malcolm was President and Chief Executive Officer of Williams Energy Services, LLC, a subsidiary of Williams, from 1998 to 2001, and Senior Vice President and General Manager of Williams Field Services Company, a subsidiary of Williams, from 1994 to 1998. Since joining Williams in 1984, he has performed roles of increasing responsibility related to business development, gas management and supply, and gathering and processing, before ultimately assuming the Chief Executive Officer position. Mr. Malcolm began his career at Cities Service Company in refining, marketing, and transportation services in 1970. Mr. Malcolm is also a director of several entities: Williams Partners GP LLC, the general partner of Williams Partners L.P.; Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P.; BOK Financial Corporation; and Bank of Oklahoma N.A. Mr. Malcolm serves on the boards of the YMCA of Greater Tulsa, St. John Medical Center, University of Tulsa Board of Trustees, Tulsa Metro Chamber of Commerce, and Tulsa Educare, and is a member of the American Petroleum Institute (Executive Committee), The Business Roundtable, the Oklahoma Business Roundtable, the National Petroleum Council, America’s Natural Gas Alliance (ANGA), the American Exploration & Production Council, and the 25 Year Club of the Petroleum Industry.

As Chairman, President and Chief Executive Officer of Williams, Mr. Malcolm’s qualifications include industry, financial, corporate governance, public policy and government, operating, and compensation experience.

Janice D. Stoney, Age 69, Class I Member – Compensation Committee Member – Nominating and Governance Committee

Director since 1999. Ms. Stoney served as Executive Vice President of US West Communications Group, Inc. from March 1991 until retiring in January 1993 after a 33-year career. Previously she served as the President, Consumer Division, of US West (the Denver-based parent company of Northwestern Bell Telephone Company, Mountain States Telephone & Telegraph Company, and Pacific Northwest Bell Telephone Company) from 1989 to 1991. Beginning in 1980, Ms. Stoney held officer positions at Northwestern Bell, including as its Chief Operating Officer and ultimately its President and Chief Executive Officer. Ms. Stoney was the 1994 Nebraska Republican nominee for the U.S. Senate. She served as a national vice-chair finance and the Nebraska chair finance for the Dole for President campaign in 1995 to 1996, and as a delegate to the 2000 and 2004 national Republican conventions. Ms. Stoney was a director of Gordmans (a chain of mid-western discount department stores) from 1998 to 2008, Bridges Investment Fund (a venture capital fund) from 1999 to 2006, and Swanson Corporation (a vending and food service corporation) from 1999 to 2006. Ms. Stoney has been a director of Whirlpool Corporation (a manufacturer of home appliances) since 1987. Through 22 years as a director in manufacturing, consumer products, retailing, and investment funds industries, Ms. Stoney has board experience with director searches, CEO and management succession, management development, executive compensation, and strategic planning. She has chaired compensation and audit committees for other entities. She has served on the Federal Reserve Bank, Tenth District, Omaha Branch and the Omaha Community Foundation.

As a former Executive Vice President of US West Communications Group, Inc., Chief Executive Officer of Northwestern Bell, and through her engagement in the political process, Ms. Stoney’s qualifications include corporate governance, public policy and government, operating, and compensation experience.

Directors Whose Terms Expire at the Annual Meeting in 2012

Irl F. Engelhardt, Age 63, Class II Member – Audit Committee Member – Finance Committee

Director since 2005. Mr. Engelhardt has served as chairman of Patriot Coal Corporation (a producer and marketer of coal in the eastern United States) since November 2007. He was chairman of Peabody Energy Corporation (a private-sector coal company) or its predecessor companies from 1993 to 2007, and chief executive officer from 1990 through 2005. He was also co-CEO of The Energy Group (comprising Eastern Electricity in the United Kingdom, Peabody in the United States and Australia, and Citizens Power in the United States) from 1997 to 1998 and chairman of Citizens Power (a power marketer, formerly a subsidiary of Peabody) from 1998 to 2000. Mr. Engelhardt is a director of Patriot Coal and Valero Energy Corporation (an independent petroleum refiner and marketer) and the former chairman of The Federal Reserve Bank of St. Louis.

As Chairman of Patriot Coal Corporation, and former Chairman and Chief Executive Officer of Peabody Energy Corporation, Mr. Engelhardt’s qualifications include industry, financial, corporate governance, operating, and compensation experience.

William E. Green, Age 73, Class II Member – Audit Committee Member – Nominating and Governance Committee

Director since 1998. Mr. Green is the founder of William Green & Associates, a Palo Alto, California law firm, and has been with the firm since 1974. He is also the Vice President, General Counsel and Secretary of AIM Broadcasting, LLC. From 1971 to 1974, Mr. Green was Assistant General Counsel for Boise Cascade Corporation (which manufactures paper, corrugated containers, and wood products and distributes office products and building materials). From 1963 through 1971, Mr. Green was a member of the legal staff of Sybron Corporation (an equipment manufacturer for the brewing, chemical, food processing and dental equipment markets), serving as Associate Patent Counsel and Associate General Counsel. Mr. Green was employed by the Applied Research Laboratories of United States Steel Corporation as a chemist from 1957 to 1961 and as a patent coordinator from 1961 to 1963. He is a former trustee of Rochester Savings Bank. Mr. Green was Chairman of the City Planning Commission for Rochester, New York from 1966 to 1971 and a candidate for the New York State Assembly in 1968. Mr. Green is a director of Philanthropic Ventures, Inc. (a charitable foundation), Ramsell Holding Corporation (four healthcare companies, primarily performing pharmacy benefit management), Flowers Heritage Foundation (a nonprofit foundation), and Shiloh Energy Group Corporation (a developer of renewable energy systems).

As a member of the law firm Williams Green & Associates; Vice President, General Counsel and Secretary of AIM Broadcasting, LLC; and former Associate General Counsel for each of Boise Cascade Corporation and Sybron Corporation, Mr. Green’s qualifications include corporate governance and legal experience.

W.R. Howell, Age 74, Class II Lead Director Chairman – Compensation Committee Member – Nominating and Governance Committee

Director since 1997. Mr. Howell is Chairman Emeritus of J.C. Penney Company, Inc. (a major merchandise and services retailer). Mr. Howell started with J.C. Penney in 1958 as a management trainee, advancing through store management positions in Oklahoma, Texas and California before transferring in 1979 to J.C. Penney’s headquarters in New York, where he oversaw merchandising, marketing, and catalog operations. Ultimately he was Chairman of the Board and Chief Executive Officer of J.C. Penney from 1983 to 1995, when he relinquished the position of chief executive officer but continued to serve as chairman until January 1997. J.C. Penney’s sales rose from $12 billion to $21 billion during Mr. Howell’s chairmanship. Mr. Howell also managed J.C. Penney’s 1987 decision to move the company’s headquarters from New York to Dallas, Texas. Mr. Howell served as a director of ExxonMobil Corporation (an international oil and gas company) from 1982 to 2008. He also served on the boards of Pfizer

Inc. (a research-based pharmaceutical company) from 2000 to 2009, Halliburton Company (a provider of oilfield technologies and services) from 1991 to 2008, and American Electric Power (a electricity service provider, formerly Central & South West Corp.) from 1997 to 2008. Since 1986 he has served as a director of Deutsche Bank Trust Corporation (formerly known as Bankers Trust Corporation) and Deutsche Bank Trust Company Americas, non-public wholly-owned subsidiaries of Deutsche Bank AG (a financial service provider). Mr. Howell has also served on the Americas Advisory Board at Deutsche Bank AG since November 2008.

As the former Chairman and Chief Executive Officer of J.C. Penney, Mr. Howell’s qualifications include financial, corporate governance, operating, and compensation experience.

George A. Lorch, Age 68, Class II Member – Compensation Committee Member – Nominating and Governance Committee

Director since 2001. Mr. Lorch is Chairman Emeritus of Armstrong Holdings, Inc., the holding company for Armstrong World Industries, Inc. (a manufacturer and marketer of floors, ceilings, and cabinets). He was the Chief Executive Officer and President of Armstrong World Industries, Inc. from 1993 to 1994 and Chairman of the Board and Chief Executive Officer from 1994 to 2000. From May 2000 to August 2000 he was Chairman of the Board and Chief Executive Officer of Armstrong Holdings, Inc. In December 2002, Armstrong World Industries, Inc. filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Lorch has 20 years of sales and marketing experience at Armstrong, including 17 years experience as a head of operations, with responsibility for profit and loss statements, balance sheets, and stockholder relations. During his 21 years as a director in varied industries, Mr. Lorch has participated in CEO searches, succession planning, strategy development, takeover defense and offense, and director recruitment, and he has served on dozens of board committees. Mr. Lorch is a director of Pfizer, Inc. (a research-based pharmaceutical company); Autoliv, Inc. (a developer, manufacturer, and supplier of automotive safety systems); HSBC Finance and HSBC North America Holding Co., non-public, wholly-owned subsidiaries of HSBC LLC (a banking and financial services provider); and Masonite (a door manufacturer). Mr. Lorch also serves as an advisor to the Carlyle Group (a private equity firm).

As the former Chief Executive Officer and President of Armstrong World Industries, Inc., Mr. Lorch’s qualifications include financial, corporate governance, operating, and compensation experience.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2009, concerning beneficial ownership by holders of five percent or more of our common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

	Number of Share of	Percent
Name and Address	Common Stock	of Class

BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	44,690,166	7.66%

(1)	Reflects shares beneficially owned by Blackrock, Inc. according to its Schedule 13G filed with the SEC on January 29, 2010. The Schedule indicates that Blackrock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, owns 44,690,166 shares of our common stock.

The following table sets forth, as of February 28, 2010, the number of shares of our common stock beneficially owned by each of our directors and nominees for directors, by the NEOs, and by all directors and executive officers as a group.

	Shares of
	Common Stock	Shares Underlying
	Owned Directly or	Options Exercisable		Percent
Name of Individual or Group	Indirectly(1)(2)	Within 60 Days(3)	Total	of Class(4)

Alan S. Armstrong	293,705	258,976	552,681	*
Donald R. Chappel	431,729	466,051	897,780	*
Joseph R. Cleveland	11,957	—	11,957	*
Kathleen B. Cooper	17,715	4,500	22,215	*
Irl F. Engelhardt	47,706	12,000	59,706	*
William R. Granberry	19,975	9,000	28,975	*
William E. Green	48,508	30,714	79,222	*
Ralph A. Hill	273,657	216,874	490,531	*
Juanita H. Hinshaw	23,666	15,000	38,666	*
W. R. Howell	73,098	48,714	121,812	*
George A. Lorch	62,785	43,631	106,416	*
William G. Lowrie	69,050	—	69,050	*
Frank T. MacInnis	66,787	48,714	115,501	*
Steven J. Malcolm	1,223,012	2,204,650	3,427,662	*
Janice D. Stoney	54,201	48,714	102,915	*
Phillip D. Wright	420,010	395,552	815,562	*
All directors and executive officers as a group (19 persons)	3,591,754	4,094,329	7,686,083	1.32

*	Less than 1%.

(1)	Includes shares held under the terms of incentive and investment plans as follows: Mr. Armstrong, 212,579 restricted stock units and 15 shares in The Williams Investment Plus Plan; Mr. Chappel, 276,269 restricted stock units; Mr. Hill, 231,208 restricted stock units and 27,954 shares in The Williams Investment Plus Plan; Mr. Malcolm, 511,085 restricted stock units and 47,998 shares in The Williams Investment Plus Plan; and Mr. Wright, 212,579 restricted stock units and 15,857 shares in The Williams Investment Plus Plan. Restricted stock units include both time-based and performance-based units and do not have voting or investment power. Shares held in The Williams Investment Plus Plan have voting and investment power.

(2)	Includes restricted stock units over which directors have no voting or investment power held under the terms of compensation plans as follows: Mr. Cleveland, 11,026; Dr. Cooper, 14,026; Mr. Engelhardt, 14,026; Mr. Granberry, 14,026; Mr. Green, 14,026; Ms. Hinshaw, 14,026; Mr. Howell, 22,578; Mr. Lorch, 53,322; Mr. Lowrie, 14,026; Mr. MacInnis, 14,026; and Ms. Stoney, 36,943.

(3)	The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. The shares indicated represent stock options granted under our current or previous stock option plans that are currently exercisable or will become exercisable within 60 days of February 28, 2010. Shares subject to options cannot be voted.

(4)	Ownership percentage is reported based on 583,603,353 shares of common stock outstanding on February 28, 2010, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of February 28, 2010, or within 60 days from that date, through the exercise of all options and other rights.

The following table sets forth, as of February 28, 2010, the number of shares of common units of Williams Partners L.P. beneficially owned by each of our directors and nominees for directors, by the NEOs, and by all directors and executive officers as a group.

	Shares of
	Common Units	Shares Underlying
	Owned Directly or	Options Exercisable		Percent
Name of Individual or Group	Indirectly	Within 60 Days(1)	Total	of Class(2)

Alan S. Armstrong(3)	20,000	0	20,000	*
Donald R. Chappel	10,000	0	10,000	*
Joseph R. Cleveland	0	0	0	*
Kathleen B. Cooper	0	0	0	*
Irl F. Engelhardt	0	0	0	*
William R. Granberry	0	0	0	*
William E. Green	1,180	0	1,180	*
Ralph A. Hill	500	0	500	*
Juanita H. Hinshaw	1,000	0	1,000	*
W. R. Howell	5,000	0	5,000	*
George A. Lorch	5,000	0	5,000	*
William G. Lowrie	2,320	0	2,320	*
Frank T. MacInnis	5,000	0	5,000	*
Steven J. Malcolm(4)	25,100	0	25,100	*
Janice D. Stoney	5,000	0	5,000	*
Phillip D. Wright	4,425	0	4,425	*
All directors and executive officers as a group (19 persons)	94,825	0	94,825	*

*	Less than 1%.

(1)	The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days.

(2)	Ownership percentage is reported based on 52,777,452 shares of common units outstanding on February 28, 2010.

(3)	Represents 10,000 units held by the Shelly Stone Armstrong Trust dated August 10, 2004.

(4)	Represents units beneficially owned by Mr. Malcolm that are held by The Steven J. Malcolm Revocable Trust dated January 19, 2000.

The following table sets forth, as of February 28, 2010, the number of common units of Williams Pipeline Partners LP. owned by each of our directors and nominees for directors, by the NEOs and by all directors and executive officers as a group.

	Shares of
	Common Units	Shares Underlying
	Owned Directly or	Options Exercisable		Percent
Name of Individual or Group	Indirectly	Within 60 Days(1)	Total	of Class(2)

Alan S. Armstrong	0	0	0	*
Donald R. Chappel	10,000	0	10,000	*
Joseph R. Cleveland	0	0	0	*
Kathleen B. Cooper	0	0	0	*
Irl F. Engelhardt	0	0	0	*
William R. Granberry	0	0	0	*
William E. Green	0	0	0	*
Ralph A. Hill	5,000	0	5,000	*
Juanita H. Hinshaw	1,000	0	1,000	*
W. R. Howell	10,000	0	10,000	*
George A. Lorch	5,000	0	5,000	*
William G. Lowrie	6,990	0	6,990	*
Frank T. MacInnis	5,000	0	5,000	*
Steven J. Malcolm(3)	10,000	0	10,000	*
Janice D. Stoney	5,000	0	5,000	*
Phillip D. Wright	10,100	0	10,100	*
All directors and executive officers as a group (19 persons)	78,590	0	78,590	*

*	Less than 1%.

(1)	The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days.

(2)	Ownership percentage is reported based on 22,607,430 shares of common units outstanding on February 28, 2010.

(3)	Represents units beneficially owned by Mr. Malcolm that are held by The Steven J. Malcolm Revocable Trust dated January 19, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to file reports of their ownership of Williams common stock and of changes in such ownership with the SEC and the NYSE. Regulations also require Williams to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons, we believe that all of our officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2009.

NAMED EXECUTIVE OFFICER PROFILES

The following individual executive profiles provide biographical information and summarize total targeted compensation for 2009 to our NEOs. These profiles are provided in addition to the detailed compensation tables required by the SEC.

Steven J. Malcolm
Chairman of the Board, Chief Executive Officer and President
Position held since September 2001.
Age: 61

Mr. Malcolm became Chairman of the Board in May 2002, Chief Executive Officer in January 2002, and President in September 2001.

For further information about Mr. Malcolm, please see his biography within the section titled “Directors Continuing in Office.”

2009 Target Compensation1

Long-Term Incentives (LTI)
Performance-Based RSUs	$2,760,000
Stock Options	$2,760,000
Time-Based RSUs	$0
Annual Incentive Plan (AIP) at Target	$1,100,000
Base Pay	$1,100,000
Retirement Benefits
Pension (year over year change)	$163,541
Restoration Plan (year over year change)	$1,236,255
401(k) Company Match	$14,700

Payment Upon Termination
(As of December 31, 2009)

Voluntary Termination	$0
Termination with Cause	$0
Involuntary Termination without Cause	$5,102,568
Retirement	$10,297,261
Death or Disability	$10,297,261
Change in Control	$32,053,003

Stock Ownership Requirements

Mr. Malcolm’s ownership in our common stock exceeds the required ownership threshold of five times base salary.

1 Please note that 2009 Compensation reflects target pay and consists of annual base pay, AIP at target, and the targeted long-term incentive grant. These amounts will differ from the Summary Compensation Table. The retirement benefits are valued in the same manner shown in the Summary Compensation Table.

2009 Target Compensation Chart

Donald R. Chappel
Senior Vice President and Chief Financial Officer
Position held since April 2003.
Age: 58

Prior to joining Williams, Mr. Chappel held various financial, administrative, and operational leadership positions. Mr. Chappel is included in Institutional Investor magazine’s Best CFOs” listing for 2010, 2008, 2007, and 2006. Mr. Chappel serves as Chief Financial Officer and a director of Williams Partners GP LLC, the general partner of Williams Partners L.P., and as Chief Financial Officer and a director of Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P.

2009 Target Compensation1

Long-Term Incentives (LTI)
Performance-Based RSUs	$700,000
Stock Options	$600,000
Time-Based RSUs	$700,000
Annual Incentive Plan (AIP) at Target	$450,000
Base Pay	$600,000
Retirement Benefits
Pension (year over year change)	$60,381
Restoration Plan (year over year change)	$322,999
401(k) Company Match	$14,700

Payment Upon Termination
(As of December 31, 2009)

Voluntary Termination	$0
Termination with Cause	$0
Involuntary Termination without Cause	$3,752,377
Retirement	$3,984,481
Death or Disability	$5,283,631
Change in Control	$13,561,666

Stock Ownership Requirements

Mr. Chappel’s ownership in our common stock exceeds the required ownership threshold of three times base salary.

1 Please note that 2009 Compensation reflects target pay and consists of annual base pay, AIP at target, and the targeted long-term incentive grant. These amounts will differ from the Summary Compensation Table. The retirement benefits are valued in the same manner shown in the Summary Compensation Table.

2009 Target Compensation Chart

Ralph A. Hill
Senior Vice President, Exploration and Production
Position held since December 1998.
Age: 50

Mr. Hill acts as President of our Exploration and Production business unit. He was Vice President and General Manager of the Exploration & Production business from 1993 to 1998, as well as Senior Vice President and General Manager of Petroleum Services from 1998 to 2003. Mr. Hill serves as the Chairman of Apco Oil and Gas International Inc. He also serves as a member of the board of directors of the Tulsa, Oklahoma division of the American Heart Association and has been a board member of numerous other nonprofit Boards. He joined Williams in June 1981 as a member of a management training program and has worked in numerous capacities within the Williams organization.

2009 Target Compensation1

Long-Term Incentives (LTI)
Performance-Based RSUs	$595,000
Stock Options	$510,000
Time-Based RSUs	$595,000
Annual Incentive Plan (AIP) at Target	$315,250
Base Pay	$485,000
Retirement Benefits
Pension (year over year change)	$121,556
Restoration Plan (year over year change)	$306,311
401(k) Company Match	$14,700

Payment Upon Termination
(As of December 31, 2009)

Voluntary Termination	$0
Termination with Cause	$0
Involuntary Termination without Cause	$3,176,318
Retirement	$3,407,289
Death or Disability	$4,497,986
Change in Control	$8,742,999

Stock Ownership Requirements

Mr. Hill’s ownership in our common stock exceeds the required ownership threshold of three times base salary.

1 Please note that 2009 Compensation reflects target pay and consists of annual base pay, AIP at target, and the targeted long-term incentive grant. These amounts will differ from the Summary Compensation Table. The retirement benefits are valued in the same manner shown in the Summary Compensation Table.

2009 Target Compensation Chart

Phillip D. Wright
Senior Vice President, Gas Pipelines
Position held since January 2005.
Age: 54

Mr. Wright acts as President of our Gas Pipeline business unit. From October 2002 to January 2005, he served as Chief Restructuring Officer. From September 2001 to October 2002, Mr. Wright served as President and Chief Executive Officer of our subsidiary Williams Energy Services. From 1996 until September 2001, he was Senior Vice President, Enterprise Development and Planning for our energy services group. Mr. Wright serves as a director, Senior Vice President, and Chief Operating Officer of Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P., and a director and Senior Vice President, Gas Pipeline, of Williams Partners GP LLC, the general partner of Williams Partners L.P. Mr. Wright is former Chairman of the Interstate Natural Gas Association of America and former Chairman of the Association of Oil Pipelines of America.

2009 Target Compensation1

Long-Term Incentives (LTI)
Performance-Based RSUs	$560,000
Stock Options	$480,000
Time-Based RSUs	$560,000
Annual Incentive Plan (AIP) at Target	$325,000
Base Pay	$500,000
Retirement Benefits
Pension (year over year change)	$108,798
Restoration Plan (year over year change)	$311,117
401(k) Company Match	$9,800

Payment Upon Termination
(As of December 31, 2009)

Voluntary Termination	$0
Termination with Cause	$0
Involuntary Termination without Cause	$2,762,219
Retirement	$2,942,607
Death or Disability	$3,947,044
Change in Control	$8,210,669

Stock Ownership Requirements

Mr. Wright’s ownership in our common stock exceeds the required ownership threshold of three times base salary.

1 Please note that 2009 Compensation reflects target pay and consists of annual base pay, AIP at target, and the targeted long-term incentive grant. These amounts will differ from the Summary Compensation Table. The retirement benefits are valued in the same manner shown in the Summary Compensation Table.

2009 Target Compensation Chart

Alan S. Armstrong
Senior Vice President, Midstream
Position held since February 2002.
Age: 47

Mr. Armstrong acts as President of our Midstream business unit. From 1999 to February 2002, Mr. Armstrong was Vice President, Gathering and Processing for Midstream. From 1998 to 1999 he was Vice President, Commercial Development for Midstream. Mr. Armstrong serves as a director and Senior Vice President, Midstream, of Williams Partners GP LLC, the general partner of Williams Partners L.P. He also serves as chairman of the board of directors of Junior Achievement of Oklahoma, Inc., President of the Gas Processors Association, and a member of the Board for the Natural Gas Supply Association.

2009 Target Compensation1

Long-Term Incentives (LTI)
Performance-Based RSUs	$560,000
Stock Options	$480,000
Time-Based RSUs	$560,000
Annual Incentive Plan (AIP) at Target	$315,250
Base Pay	$485,000
Retirement Benefits
Pension (year over year change)	$84,470
Restoration Plan (year over year change)	$209,325
401(k) Company Match	$14,700

Payment Upon Termination
(As of December 31, 2009)

Voluntary Termination	$0
Termination with Cause	$0
Involuntary Termination without Cause	$2,779,221
Retirement	$2,959,608
Death or Disability	$3,964,046
Change in Control	$8,000,330

Stock Ownership Requirements

Mr. Armstrong’s ownership in our common stock exceeds the required ownership threshold of three times base salary.

1 Please note that 2009 Compensation reflects target pay and consists of annual base pay, AIP at target, and the targeted long-term incentive grant. These amounts will differ from the Summary Compensation Table. The retirement benefits are valued in the same manner shown in the Summary Compensation Table.

2009 Target Compensation Chart

COMPENSATION DISCUSSION AND ANALYSIS

Objective of Our Compensation Programs

The role of compensation is to attract and retain the talent needed to drive stockholder value and to help each of our businesses meet or exceed financial and operational performance targets. Our compensation program objective is to reward our NEOs and employees for successfully implementing our strategy to grow our business and create long-term stockholder value. To that end, we use relative and absolute Total Shareholder Return (TSR) to measure long-term performance, and Economic Value Added (EVA®)1 to measure annual performance. We believe linking TSR and EVA® to how we incent and pay NEOs helps ensure that the business decisions that are made are aligned with the long-term interests of our stockholders.

Our Pay Philosophy

Our Pay Philosophy throughout the entire organization is to pay for performance, be competitive in the marketplace, and consider the value a job provides to the Company. Our compensation programs reward NEOs not just for accomplishing our goals, but also for how those goals are pursued. We strive to reward the right results and the right behaviors while fostering a culture of collaboration and teamwork.

The principles of our pay philosophy influence the design and administration of our pay programs. Decisions about how we pay NEOs are based on these principles. The Compensation Committee uses several different types of pay that are linked to both our short-term and long-term performance in the executive compensation program. Included are long-term incentives, annual cash incentives, base pay and benefits. The chart below illustrates the linkage between the types of pay we use and our pay principles.

	Long-term	Annual Cash
Pay Principles	Incentives	Incentives	Base Pay	Benefits

Pay should reinforce business objectives and values	✓	✓	✓
A significant portion of an NEO’s total pay should be variable based on performance	✓	✓
Incentive pay should balance short-term, intermediate, and long-term performance	✓	✓
Incentives should align interest of NEOs with stockholders	✓	✓
Pay opportunity should be competitive	✓	✓	✓	✓
A portion of pay should be provided to compensate for the core activities required for performing in the role			✓	✓
Pay should foster a culture of collaboration with shared focus and commitment to our Company	✓	✓

2009 Compensation Summary

For 2009, we continued to focus on creating stockholder value by delivering solid financial and operational performance despite the economic downturn. Like most energy businesses, we have felt the effects of reduced energy demand resulting in excess energy supply that has contributed to lower commodity prices. We responded quickly to the changing landscape and made plans to cut spending despite the very adverse conditions. We also took several actions, described below, to ensure that our executive pay program remains affordable and competitive in the current market and after market conditions improve.

2009 Pay Decisions

As indicated above, significant consideration was given to the need to balance our pay philosophy and practices with affordability and sustainability. In order to maintain the balance, we continued to grant long-term incentives in the form of performance-based restricted stock units (RSUs), stock options, and time-based RSUs in 2009; however, the value granted to the NEOs was lower in 2009 than in 2008.

1 Economic Value Added® (EVA®) is a registered trademark of Stern, Stewart & Co.

Consistent with our commitment to provide a meaningful connection between pay and performance, we have granted performance-based RSUs to our NEOs since 2004. Performance-based RSUs granted in 2007 for the 2007-2009 performance period did not meet threshold targets set at the beginning of the period as a result of the global economic crisis. Therefore, in accordance with the design of the plan, these awards did not distribute to the NEOs. This resulted in each NEO losing a significant portion of pay that was targeted for 2007.

Each year, we set performance targets for our Annual Incentive Plan (AIP) during the first quarter. In early 2009, the economy and energy demand continued to decline while plan expectations and targets were being set. During midyear, energy prices stabilized and business conditions improved leading to financial performance which exceeded our expectations. To reward this performance that exceeded established targets, the AIP paid at 155% of target.

Considering the very difficult economic environment and the competitive position of our base pay, the NEOs and other Company officers did not receive base pay increases in 2009.

2009 Plan Design Changes

The Compensation Committee regularly reviews our existing pay programs to ensure we are able to attract and retain the talent needed to deliver the strong financial and operating performance necessary to create stockholder value. As part of this process, in 2009 we conducted extensive reviews of our long-term and annual incentive plans.

Our long-term incentive plan has been adjusted in two respects. First, we reviewed the performance metric used with our performance-based RSU awards. In prior years, the metric was EVA® measured over three years. However, establishing a target level of performance for this metric at the beginning of 2009 would have been very difficult due to a declining economy and extraordinary uncertainties related to the commodity price environment. After this thorough review, we elected to use absolute and relative TSR as the metrics for the three-year performance-based RSUs. NEOs will earn their targeted performance-based RSUs for the 2009 to 2011 period only if we deliver real absolute TSR and also achieve solid TSR in relation to our comparator group of companies.

Second, in order to motivate and incent officers to increase stockholder value and restore some retention that had been lost due to the economic conditions, we changed the allocation of stock awards in our long-term incentive plan for our NEOs, excluding the CEO. Still, we continue to deliver a significant portion of equity in performance-based awards and stock options because these awards have the strongest alignment to stockholders. Shown below is the long-term incentive mix for 2009.

		Executive Officers
	CEO	(excluding CEO)

Performance-Based RSUs	50%	35%
Stock Options	50%	30%
Time-Based RSUs	0%	35%

As to our annual incentive plan, we completed an analysis of the performance metric utilized in our Annual Incentive Plan (AIP). The purpose of this review was to determine if EVA®, as described later, continues to be the most appropriate performance metric for our Company. The review consisted of:

•	a market update on annual incentive plans;

•	the Compensation Committee’s and the CEO’s perspective on annual incentive plan design;

•	a review of the Company’s historical performance in relation to certain financial metrics;

•	an analysis of the correlation of these metrics to EVA® and the Company’s stock price performance; and

•	an overview of metrics commonly used in annual incentive plans.

As a result of the review, we confirmed a strong correlation between EVA®, stock price performance, and other financial metrics. The review supported the continued use of EVA® improvement as the performance metric in our AIP.

We also reviewed other design elements of the AIP, specifically the maximum amount payable under the plan and the reserve feature that allowed AIP awards above a certain level to be placed in reserve with payout contingent on future performance. We reviewed the prevalence among our comparator group and determined that the AIP’s maximum annual incentive pool funding for NEOs would be adjusted down to 250% of target and the incentive reserve be eliminated, beginning in 2009. Any existing reserve balance for NEOs will continue to be at risk and will be paid or reduced in accordance with previous plan provisions.

The economic and commodity price environment during the first part of 2009 made establishing a target level of performance very challenging. Recognizing these challenges and uncertainties, the AIP performance necessary to move from threshold to target was doubled in 2009. Likewise, the performance required to move from target to stretch was doubled. This design change attempts to keep the AIP as a meaningful performance incentive throughout the year but better ensures a payout significantly above target only occurs if we significantly exceed established performance targets.

As shown, we were very active in 2009 working to ensure that our pay programs continued to be aligned with our compensation philosophy, would continue to be affordable and competitive, would drive and motivate performance, and would align management with our stockholders during these uncertain times.

Mitigating Risk

Although no compensation-related risk was identified as a top risk for 2009, the approach to determine if there were adverse compensation risk was similar to the process detailed in the “Corporate Governance and Board Matters — Corporate Governance — Board oversight of Williams’ risk assurance process” section of this proxy statement. After this thorough review and analysis, it was determined that we do not have material adverse compensation-related risks. Our compensation plans are effectively designed and functioning to reward positive performance and motivate NEOs and employees to behave in a manner consistent with our stockholder interests, business strategies and objectives, ethical standards and prudent business practices along with our Core Values & Beliefs that are the foundation on which we conduct business. Our Core Values & Beliefs can be found on our website at www.williams.com from the Who We Are tab. In fact, many elements of our executive pay program serve to mitigate excessive risk taking. For example:

•	Mix of Pay: The mix of pay weighted to long-term incentives, annual cash incentives and base pay is consistent with comparator company practices and avoids placing too much value on any one element of compensation, particularly the annual cash incentive. The mix of our pay program is intended to motivate NEOs to consider the impact of decisions on stockholders in the short, intermediate, and long terms.

•	Annual Cash Incentive: Our annual cash incentive plan does not allow for unlimited payouts. Cash incentive payments cannot exceed 250% of target levels.

•	Performance-based Awards:

—	To strengthen the relationship between pay and performance, our annual cash incentive and long-term incentive plans include performance-based awards. The entire annual cash incentive award is measured against performance targets, while a significant portion of the long-term equity awards provided to NEOs is in the form of performance-based restricted stock units and stock options. Performance-based restricted stock units have no value unless we achieve pre-determined three-year performance targets. Stock options will have no value unless the stock price increases from the date of grant.

—	To drive a long-term perspective, all restricted stock unit awards vest at the end of three years rather than vesting ratably on an annual basis.

—	NEOs’ incentive compensation performance is measured at the enterprise level rather than on a business unit level to ensure a focus on the overall success of the Company.

•	Stock Ownership Guidelines — As discussed later in this Compensation Discussion and Analysis, all NEOs, consistent with their responsibilities to stockholders, must hold an equity interest in the Company equal to a stated percentage of their base pay.

•	Recoupment Policy — In the event we are required to restate our financial statements due to fraud or misconduct, we have a recoupment policy that enables us to recover incentive-based compensation from NEOs.

Our pay program is intended to motivate NEOs to achieve business objectives that generate stockholder returns while acting in ways that are consistent with our values.

Compensation Recommendations and Decisions

Role of Management

In order to make pay recommendations, management provides the CEO with data from the annual proxy statements of companies in our comparator group along with pay information compiled from nationally recognized executive and industry related salary surveys. The survey data is used to confirm that pay practices among companies in the comparator group are aligned with the market as a whole.

Role of the CEO

Before recommending base pay adjustments and long-term incentive awards to the Compensation Committee, our CEO reviews the competitive market information related to each of our other NEOs while also considering internal equity and individual performance.

For our annual cash incentive plan, the CEO’s recommendation is based on EVA® attainment with a potential adjustment for individual performance. Individual performance includes business unit EVA® results for the business unit leaders, achievement of business goals, and demonstrated key leadership competencies (for more on leadership competencies, see the section entitled “Base Pay” in this Compensation Discussion and Analysis). The modifications made are fairly modest. For 2009 the adjustments made to the NEOs annual cash incentive awards were on average less than 2%.

Role of the Other NEOs

Our other NEOs have no role in setting compensation for any of the NEOs.

Role of the Compensation Committee

For all NEOs, except the CEO, the Compensation Committee reviews the CEO’s recommendations, supporting market data, and individual performance assessments. In addition, the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., reviews all of the data and advises on the reasonableness of the CEO’s pay recommendations.

For the CEO, the Board meets in executive session without management present to review the CEO’s performance. In this session, the Board reviews:

•	Evaluations of the CEO completed by each board member other than the CEO;

•	The CEO’s written assessment of his own performance compared with the stated goals;

•	Evaluations of the CEO completed by each of the NEOs and other executive officers; and

•	EVA® performance of the Company relative to established targets as well as the financial metrics presented as a supplement to EVA® performance.

The Compensation Committee uses these evaluations and competitive market information provided by its independent compensation consultant to determine the CEO’s base pay, annual cash incentive target, long-term incentive amounts and any performance adjustments to be made to the CEO’s annual cash incentive payment.

Role of the Independent Compensation Consultant

Frederic W. Cook & Co., Inc., assists the Compensation Committee in determining or approving the compensation for our NEOs. Please refer to the section “Corporate Governance and Board Matters — Board and

Committee Structure and Meetings — Compensation Committee” of this proxy statement for a discussion of the independent compensation consultant.

To assist the Compensation Committee in discussions and decisions about compensation for our CEO, the Committee’s independent compensation consultant presents competitive market data that includes proxy data from the approved comparator group and published compensation data, using the same surveys and methodology used for our other NEOs (described in the “Role of Management” section in this Compensation Discussion and Analysis). Our comparator group is developed by the Committee’s independent compensation consultant, with input from management, and is approved by the Compensation Committee.

2009 Comparator Group

How We Use Our Comparator Group

We refer to publicly available data showing how much our comparator group pays, as well as how that pay is divided among base pay, annual incentive, equity, and other forms of compensation. This allows the Compensation Committee to ensure competitiveness and appropriateness of proposed compensation packages. When setting pay, the Compensation Committee uses market median information of our comparator group, as opposed to market averages, to ensure that the impact of any unusual events that may occur at one or two companies during any particular year is diminished from the analysis. If an event is particularly unusual and surrounds unique circumstances, the data is completely removed from the assessment.

Composition of the Comparator Group

Each year the Compensation Committee reviews the prior year’s comparator group to ensure that it is still appropriate. We made some changes for 2009. The 2008 group consisted of companies in the broader energy industry. In contrast, for 2009 we focused more on companies that work in the same industry segment and reflect where we compete for business and talent. The new comparator group is smaller than our prior group in terms of revenue, assets, and market capitalization.

The comparator group established for 2009 includes the following 20 companies, which comprise a mix of both direct competitors and companies whose primary business was similar to at least one of our business segments. We typically aim for a comparator group of 15 to 25 companies so our comparisons will be valid.

						2008	2008
		2008 Business Lines			2008	Total	Market
Company Name	Ticker	E&P	Midstream	Pipeline	Revenue	Assets	Cap
					(Dollars in millions)

Anadarko Petroleum Corp	APC	X	X		$14,640	$48,923	$17,728
Apache Corp	APA	X			12,390	29,186	24,949
Centerpoint Energy Inc	CNP		X	X	11,322	19,676	4,384
Chesapeake Energy Corp	CHK	X	X		11,629	38,444	10,098
Devon Energy Corp	DVN	X	X		15,211	31,908	29,162
Dominion Resources Inc	D	X		X	16,290	42,265	20,912
El Paso Corp	EP	X		X	5,363	23,668	5,470
EOG Resources Inc	EOG	X			7,127	15,951	16,624
EQT Corporation	EQT	X	X		1,576	5,330	4,390
Hess Corp	HES	X			41,094	28,908	17,494
Murphy Oil Corp	MUR	X			27,441	11,149	8,459
NiSource Inc	NI			X	8,874	20,032	3,009
Noble Energy Inc	NBL	X			3,901	12,384	8,511
Oneok Inc	OKE		X	X	16,157	13,126	3,065
Plains All-American Pipeline	PAA		X	X	30,061	10,032	4,264
Questar Corp	STR	X	X	X	3,465	8,631	5,675
Sempra Energy	SRE			X	10,758	26,400	10,377
Southern Union Co	SUG		X	X	3,070	7,998	1,618
Spectra Energy Corp	SE		X	X	5,074	21,924	10,126
XTO Energy Inc.	XTO	X	X		7,695	38,254	20,446

Company Count:	20	13	11	10

				25th Percentile	5,291	12,075	4,389
				Median	11,040	20,978	9,305
				75th Percentile	15,448	29,867	17,553

Williams Companies	WMB	X	X	X	11,890	26,006	8,387

				Percent Rank	59.7%	62.3%	41.9%

Characteristics of our Comparator Group

Companies in our comparator group have a range of revenues, assets, and market capitalization. Business consolidation and unique operating models today create some challenges in identifying comparator companies. Accordingly, we take a broader view of comparability to include organizations that are similar to us in some, but not all, respects. This results in compensation that is appropriately scaled and reflects comparable complexities in business operations.

The Pay Setting Process

Setting pay is an annual process that occurs during the first quarter of the year. A review is done to ensure that we are paying competitively, equitably and in a way that encourages and rewards performance that exceeded expectations.

The compensation data of our comparator group is the primary market data we use when benchmarking the competitive pay of our NEOs. Aggregate market data obtained from recognized third party executive compensation survey companies (e.g. Towers Watson, Mercer, Hewitt) is used to supplement and validate comparator group market data. Typically, the Compensation Committee is presented with a range of annual revenues of the companies whose data is included in the aggregate analysis provided by the third party survey, but does not know the identities of the specific companies included.

Although the Compensation Committee reviews relevant data as it designs compensation packages, setting pay is not an exact science. Since market data alone does not reflect the strategic competitive value of various roles within the Company, internal pay equity is also considered when making pay decisions. Because we take on an enterprise-wide perspective to promote collaboration and ensure our overall success, paying the NEOs equitably is important. Other considerations when making pay decisions for the NEOs include historical pay and tally sheets that include annual pay and benefit amounts, wealth accumulated over the past five years, and the total aggregate value of the NEOs’ equity awards and holdings.

Company and individual goals also influence the amount of compensation that is awarded to the NEOs. Individual goals are established for the NEOs that align directly to the Company’s purpose and direction, including our “3Ps to Prosperity” strategy. After successfully accomplishing the goals set out in the Game Plan for Growth, we focused our priorities on how to grow our business and create stockholder value. During these times of weakness in the economy and energy markets, our strong performance in the following areas is key to our success:

•	Protect our ability to execute our core business strategies

¡	Operate in a safety first manner that respects the environment

¡	Ensure our operations are effective, efficient and reliable

•	Preserve our financial strength and our reputation

¡	Control our cost and manage our cash in a manner that adapts to changing economic demands

¡	Remain disciplined in our approach to capital investments

¡	Build on our compliance track record in a way that demonstrates integrity and continuously improves our reputation

•	Position ourselves to reap strategic, value-creating growth opportunities when conditions improve

¡	Maintain the diverse knowledge and core capabilities of our organization so that we leverage the valuable experiences of our workforce

¡	Sustain the key competitive positions our businesses hold while making opportunistic, foothold moves into new areas and new basins

¡	Effectively engage with our customers, communities, key vendors and other stakeholders important to our success

Our success in executing the 3Ps to Prosperity strategy led to the improvement of EVA® and contributed to the following accomplishments in 2009:

•	We continued to invest in our natural gas businesses in key growth areas, as well as expand into new areas.

•	We made an entry into the prolific Marcellus Shale in Pennsylvania with two strategic joint ventures:

¡	Williams and Atlas Pipeline Partners L.P. formed a midstream joint venture that owns a gathering system that includes 1,800 miles of intrastate natural gas gathering lines in the Marcellus Shale. Williams owns 51 percent of the joint venture and operates the gathering system.

¡	Our Exploration & Production business unit also entered into the Marcellus Shale via an agreement to develop natural gas wells with Rex Energy Corporation. Under the agreement, Williams will acquire a right to earn a 50-percent interest in approximately 44,000 net acres for natural gas development.

•	We made strides on two key gas pipeline expansion projects in the Northeast:

¡	Phase II of the Sentinel expansion was placed into service, increasing firm transportation capacity into the northeastern United States by 102,000 dekatherms per day.

¡	Completion of a successful binding open season for the Northeast Supply Project, which is designed to provide East Coast markets with additional access to the natural gas supplies provided by the Transco pipeline, including the Marcellus Shale.

•	We continued to build upon our large-scale presence in western Colorado’s Piceance Basin, with a number of accomplishments:

¡	A new 450-million-cubic-feet-per-day (MMcfd) Willow Creek natural gas processing plant was completed and achieved full processing operations. At peak production, the Willow Creek plant will boost the volume of NGLs recovered by Williams in the basin by more than five times the previous levels.

¡	We added to our substantial natural gas reserves in the Piceance Basin with a $258 million acquisition of 21,800 net acres for natural gas production. The new acreage could represent an estimated 795 billion cubic feet equivalent (Bcfe) of net reserves. Of the estimated reserves, approximately 150 Bcfe are proved.

¡	We completed the Colorado Hub Connection, a 26.4-mile pipeline and related facilities that connect a regional hub in the Piceance Basin to the Northwest Pipeline mainline system.

•	In addition to continuing to expand our natural gas businesses and drive stockholder value, we were recognized for our efforts to make the Company a great place to work for our employees:

¡	The Houston Business Journal named Williams as the #1 Best Place to Work in Houston among companies not based in Houston. This was the second year in a row Williams was recognized on the Best Place to Work in Houston list, and the first time it won the top spot.

¡	Utah Business magazine named Williams as a finalist in its Best Companies to Work for program, where the Company was recognized as one of the four best medium-sized companies in Utah.

¡	OKCBiz magazine recognized Williams on its Best Places to Work in Oklahoma list for the second year in a row.

•	We made significant advancements in our environmental, social and governance practices:

¡	We adopted an Indigenous People Policy, reflecting our commitment to operate in a way that respects the culture and values of indigenous people.

¡	We were recognized with two awards for Operational Excellence by the Colorado Oil and Gas Conservation Commission: reclamation for mitigating the visibility of operations and for reducing noxious weeds.

¡	Our exploration & production and gas pipeline business units received Continuing Excellence Awards for five and 15 years, respectively, of participation in the U.S. EPA Natural Gas STAR program.

¡	We adopted the model code of conduct on corporate political spending and accountability developed by the Center for Political Accountability.

When setting pay, we determine a target pay mix (distribution of pay among base pay, annual incentive, equity, and other forms of compensation) for the NEOs. The target pay mix for all NEOs can be found in the Named Executive Officer Profile section included in this proxy statement. Consistent with our pay-for-performance philosophy, the actual amounts paid, excluding benefits, are determined based on individual and Company performance. Because performance is a factor, the target and actual pay mix will vary specifically as it relates to the annual cash incentives.

How We Determine the Amount for Each Type of Pay

Long-term incentives, annual cash incentives, base pay, and benefits accomplish different objectives.

Long-Term Incentives

We award long-term incentives to reward performance and align NEOs with long-term stockholder interests by providing NEOs an ownership stake in the Company, encouraging sustained long-term performance, and providing an important retention element to their compensation program. Long-term incentives are provided in the form of equity and may include performance based restricted stock units, stock options, and time-based restricted stock units. Unlike the majority of our comparator companies, we award a significant portion of the annual long-term award in the form of performance-based restricted stock units. We believe this better aligns our NEOs interests with long-term stockholders by requiring that stated targets are met prior to earning these awards.

To determine the value for long-term incentives granted to an NEO each year, we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the NEO’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	awards made to executives in similar positions within our comparator group of companies;

•	the market demand for the NEO’s particular skills and experience;

•	the amount granted to other NEO’s in comparable positions at the Company;

•	the NEO’s demonstrated performance over the past few years; and

•	the NEO’s leadership performance.

The allocation of our long-term incentive program for 2009 is shown below. The long-term incentive mix for the CEO differs from the mix for the other NEOs. Since the CEO has more opportunity to influence our financial results, the Compensation Committee considers it appropriate that 100% of his long-term incentives are directly tied to the performance of the Company’s stock price.

	CEO	Other NEOs

Performance-Based Restricted Stock Units	50%	35%
Stock Options	50%	30%
Time-Based Restricted Stock Units	0%	35%

The primary objectives for each type of equity awarded are shown below. The size of the circles in the chart indicates how closely each equity type aligns with each objective.

2009 Performance-Based Restricted Stock Units

Performance-based restricted stock unit awards further strengthen the relationship between pay and performance and over time will more closely link the long-term pay of our NEOs to the experience of our long-term stockholders. The performance-based restricted stock units awarded in 2009 will be earned only if we attain specific TSR targets.

We believe it is important to measure TSR on both an absolute and a relative basis. In absolute terms, we want to ensure we are delivering a suitable return to stockholders. Additionally, we believe awards should be influenced by how our TSR compares to the TSR of companies in our comparator group. The majority of our comparator companies do not have performance-based equity grants, but we believe this approach allows us to emphasize the importance of delivering value to the stockholder while also performing well against our comparator group of companies. It also ensures that our NEOs will only have the opportunity to earn an award that significantly exceeds targeted levels when we produce strong absolute and relative TSR results. Shown in the chart below are the absolute and relative TSR targets for the performance-based restricted stock unit awards for the 2009 to 2011 performance period and the continuum that will determine the resulting potential payout level:

2007 Performance-Based Restricted Stock Units

Since the performance cycle for our 2007 performance-based RSUs ended in 2009, the following is a chart of the threshold, target, and stretch goals that were established in early 2007.

Payout Level as a % of Target
EVA®	(Attainment %)
(In millions)

$123	Threshold (where incentives start to be earned)
$231	100%
$339	200%

As discussed earlier in the Compensation Discussion and Analysis, we did not attain threshold performance during the three-year period as a result of the global economic crisis. No performance-based RSU awards that were granted in 2007 will be paid out under this plan. This resulted in each NEO losing a significant portion of pay that was targeted for 2007. The performance goals for this award were set during a less volatile time based on market guidance and expectations for our Company’s performance.

  Stock Option Awards

For recipients, stock options have value only to the extent the price of our common stock is higher on the date the options are exercised than it was on the date the options were granted. Most of the companies in our comparator group grant stock options to their NEOs.

  Time-Based Restricted Stock Units

We introduced time-based restricted stock unit grants in 2002, primarily to encourage NEOs to stay with the Company during a period of uncertainty and instability in our executive population. We continue to use this type of equity to retain executives due to continued volatility in the industry and the general economy. Time-based restricted stock units also facilitate stock ownership. The use of time-based restricted stock units is also consistent with the practices of our comparator group of companies. Most of the companies in our comparator group grant time-based RSUs to their NEOs.

  Grant Practices

The Compensation Committee typically approves our annual equity grant in February or early March of each year shortly after the annual earnings release. The grant date for awards is on or after the date of such approval to ensure the market has time to absorb material information disclosed in the earnings release and reflect that information in the stock price. Our grant practices in 2009 were consistent with prior years.

The grant date for off-cycle grants for individuals who are not NEOs, for reasons such as retention or new hires, is the first business day of the month following the approval of the grant. By using this consistent approach, we remove grant timing from the influence of the release of material information.

Annual Cash Incentives

We pay annual cash incentives to encourage and reward our NEOs for making decisions that improve our performance as measured by EVA®. EVA® measures the value created by a company. Simply stated, it is the financial return in a given period less the capital charge for that period. The calculation we use is as follows:

EVA®	=	Net Operating Profits after Taxes (NOPAT)	Less	Capital Charge (the amount of capital invested by Williams multiplied by the cost of capital)

Generating profits in excess of both operating and capital costs (debt and equity) creates EVA®. If EVA® improves, value has been created. The objectives of our EVA® -based incentive program are to:

•	Motivate and incent management to choose strategies and investments that maximize long-term stockholder value;

•	Offer sufficient incentive compensation to motivate management to put forth extra effort, take prudent risks and make tough decisions to maximize stockholder value;

•	Provide sufficient total compensation to retain management; and

•	Limit the cost of compensation to levels that will maximize the wealth of current stockholders without compromising the other objectives.

Annual Cash Incentives — Target

The starting point to determine annual cash incentive targets (expressed as a percent of base pay) is competitive market information, which gives us an idea of what other companies target to pay in annual cash incentives for similar jobs. We also consider the internal value of each job - i.e., how important the job is to executing our strategy compared to other jobs in the Company- before the target is set for the year. The annual cash incentive targets as a percentage of base pay for the NEOs in 2009 are as follows:

CEO	100%
CFO	75%
Other NEOs	65%

Annual Cash Incentives — Actual

For NEOs, the annual cash incentive plan is funded when we attain an established level of EVA® performance. Applying EVA® measurement to this annual cash incentive process encourages management to make business decisions that help drive long-term stockholder value. To determine the funding of the annual cash incentive, we use the following calculation for each NEO:

Base Pay received in 2009	X	Incentive Target %	X	EVA Goal Attainment %

Actual payments may be adjusted upwards to recognize individual performance that exceeded expectations, such as success toward our 3Ps to Prosperity and individual goals and successful demonstration of the leadership competencies discussed below. Payments may also be adjusted downwards if performance warrants.

How We Set the EVA® Goals

Setting the EVA® goals for the annual cash incentive plan begins with internal budgeting and planning. This rigorous process includes an evaluation of the challenges and opportunities for the Company and each of our business units. The key steps are as follows:

•	Business and financial plans are submitted by the business units and consolidated by the corporate planning department.

•	The business and financial plans are reviewed and analyzed by the CEO, CFO and other NEOs.

•	Using the plan guidance, Management establishes the EVA® goal and recommends it to the Compensation Committee.

•	The Compensation Committee reviews, discusses and makes adjustments as necessary to management’s recommendations and sets the goal at the beginning of each fiscal year.

•	Thereafter, progress toward the goal is regularly monitored and reported to the Compensation Committee throughout the year.

2009 EVA® Goal for the Annual Cash Incentive Plan

The attainment percentage of EVA® goals results in payment of annual cash incentives along a continuum between threshold and stretch levels, which corresponds to 0% through 250% of the NEO’s annual cash incentive target. The chart below shows the EVA® improvement goals for the 2009 annual cash incentive and the resulting payout level. It is important to note that setting the EVA® goal for 2009 was more challenging than in previous years. 2008 was a record year with strong Company performance including EVA® improvement. When the global financial crisis hit, our profitability was cut and the cost of capital increased. This was reflected in both our lower EVA® and stock price.

Payout Level as a % of Target
EVA®	(Attainment %)
(In millions)

Threshold
($1,172)	(where incentives start to be earned)
($956)	100%
($740)	200%

As noted, EVA considers both financial earnings and a cost of capital in measuring performance. The two main components of EVA are NOPAT and a charge for the cost of capital. EVA, like other performance metrics, has been impacted by the economic environment. A decline in NOPAT caused by lower energy commodity prices and a considerable increase in the cost of capital impacted EVA® in 2009. However, our NOPAT performance exceeded expectations, which were set in early 2009, and led to an AIP payout level that exceeded target performance.

Based on EVA® performance relative to the established goals, the Compensation Committee certified performance results of ($825) million in EVA® and approved payment of the annual cash incentive plan at 155% of target.

  The EVA® Calculation

EVA® is first calculated as previously discussed, NOPAT less Capital Charge. Our incentive program allows for the Compensation Committee to make adjustments to EVA® calculations to reflect certain business events. After studying companies that utilize EVA® as an incentive measure, we determined that it is standard practice to make adjustments to EVA® calculations to create better alignment with stockholders.

When determining which adjustments are appropriate, we are guided by the principle that incentive payments should not result in unearned windfalls or impose undue penalties. In other words, we make adjustments to ensure NEOs are not rewarded for positive results they did not facilitate nor are they penalized for certain unusual circumstances outside their control. We believe the adjustments improve the alignment of incentives with stockholder value creation and ensure EVA® is an incentive measure that effectively encourages NEOs to take actions to create value for stockholders. The categories of potential adjustments to our EVA® calculation are:

•	Gains, losses and impairments;

•	Mark-to-market, commodity price collar, and construction work-in-progress; and

•	Other unusual items that could result in unearned windfalls or undue penalties to NEOs such as certain litigation matters and natural disasters.

Management regularly reviews with the Compensation Committee a supplemental scorecard reflecting the Company’s segment profit, earnings per share, cash flow from operations, and safety to provide updates regarding the Company’s performance as well as to ensure alignment between these measures and EVA®. This scorecard provides the Committee with additional data to assist in determining final AIP awards. As discussed above, there is strong correlation between our EVA performance and other metrics included on the supplemental scorecard.

The Compensation Committee’s outside independent compensation consultant annually compares our relative performance on various measures, including total stockholder return, earnings per share and cash flow, with our comparator group to ensure we are consistently delivering stockholder value. The Compensation Committee also uses this analysis to validate our EVA® results.

Base Pay

Base pay compensates the NEOs for carrying out the duties of their jobs, and serves as the foundation of our pay program. Most other major components of pay are set based on a relationship to base pay, including annual and long-term incentives, and retirement benefits.

Base pay for the NEOs, including the CEO, is set considering the market median, with potential individual variation from the median due to experience, skills, and sustained performance of the individual as part of our pay-for-performance philosophy. Performance is measured in two ways; through the “Right Results” obtained in the “Right Way.” Right Results considers the NEOs’ success in attaining their annual goals as they relate to the 3Ps to Prosperity, business unit strategies, and personal development plans. Right Way reflects the NEOs’ behavior as exhibited through our leadership competencies. The following table contains these competencies grouped within our five leadership areas.

	INSPIRE A			OPTIMIZE
MODEL THE	SHARED	CHAMPION	LEVERAGE	BUSINESS
WAY	VISION	INNOVATION	TALENT	PERFORMANCE

Caring About People	Enterprise Perspective	Change Leadership	Building Effective Teams	Business Acumen

Integrity	Vision and Strategic Perspective	Entrepreneurial Spirit	Communication	Customer and Market Focus

Loyalty and Commitment		Promoting Diversity and Creativity	Developing People Resources	Decision Making

		Willingness to Take Risks	Empowering Others	Drive for Results

			Managerial Courage	Functional/Technical Skills

Motivating and Inspiring Others

For 2009, no base pay increases were made to any NEO or other officers of the Company. The ratio of 2008 base pay to the market median remained appropriate when we considered the current environment and the experience, skills, and sustained performance of the NEOs. The following chart includes the 2009 market ratio for the NEOs.

			2009 Base Pay
			as a % of
		% Increase	Market
Executive Officer	Position	from 2008	Median

Steven J. Malcolm	CEO	0%	106%
Donald R. Chappel	CFO	0%	108%
Alan S. Armstrong	Senior Vice President, Midstream	0%	102%
Ralph A. Hill	Senior Vice President, Exploration & Production	0%	102%
Phillip D. Wright	Senior Vice President, Gas Pipelines	0%	105%

Benefits

Consistent with our philosophy to emphasize pay for performance, our NEOs receive very few perquisites (perks) or supplemental benefits. They are as follows:

•	Retirement Restoration Benefits: NEOs participate in our qualified retirement program on the same terms as our other employees. We offer a retirement restoration plan to our NEOs to maintain a proportional level of pension benefits to our NEOs as provided to other employees. The Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), limits qualified pension benefits based on an annual compensation limit. For 2009, the limit was $245,000. Any reduction in an NEO’s pension benefit in the tax-qualified pension plan due to this limit is made up for (subject to a cap) in the unfunded restoration retirement plan. Benefits for NEOs are calculated using the same benefit formula as that used to calculate benefits for all employees in the qualified pension plan. The value of pay in the form of stock option or other equity is not used in the formula to calculate benefits under the pension plan or restoration plan for NEOs, which is consistent with the treatment for all employees. Additionally, we do not provide a nonqualified benefit related to our qualified 401(k) defined contribution retirement plan.

•	Financial Planning Allowance: We offer financial planning to provide expertise on current tax laws to assist NEOs with personal financial planning and preparations for contingencies such as death and disability. In addition, by working with a financial planner, NEOs gain a better understanding of and appreciation for the programs the Company provides, which helps to maximize the retention and engagement aspects of the dollars the Company spends on these programs.

•	Home security: We pay home security system and monitoring for our CEO to ensure personal safety.

•	Personal Use of Company Aircraft: We provide limited personal use of the Company aircraft at the CEO’s discretion. As shown in the footnotes to the 2009 Summary Compensation Table, the incremental cost associated with aircraft usage for personal reasons in 2009 was limited to Messrs. Malcolm, Hill, and Wright. The incremental cost to the Company of all trips was approximately $50,722. The CEO is required to use the Company aircraft for all air travel. Our policy for all other executive officers is to discourage personal use of the aircraft, but the CEO retains discretion to permit its use when he deems appropriate, such as when the destination is not well served by commercial airlines, personal emergencies, and the aircraft is not being used for business purposes.

•	Event Center: We have a suite and club seats at an event center that were purchased for business purposes. If it is not being used for business purposes, we make them available to our employees, including our NEOs, as a form of reward and recognition.

•	Executive Physicals: The Compensation Committee approved mandated physicals for the NEOs beginning in 2009. NEO physicals align with our wellness initiative as well as assist in mitigating risk. Mandated NEO physicals reduce vacancy succession risk because they help to identify and prevent issues that would leave a NEO role vacated unexpectedly.

Additional Components of our Executive Compensation Program

In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our NEOs’ interests with stockholder long-term interests.

Recoupment Policy

In 2008, the Compensation Committee approved a recoupment policy to allow the Company to recover incentive-based compensation from NEOs in the event we are required to restate our financial statements due to fraud or intentional misconduct. The policy provides the Board discretion to determine situations where recovery of incentive pay is appropriate.

Stock Ownership Guidelines

All NEOs must hold an equity interest in the Company.  The chart below shows the NEO stock ownership guidelines, which have been in effect since 2005.

	Holding Requirement as a	Time Frame for
Position	% of Base Pay	Compliance

CEO	5 times	5 Years

NEO	3 times	5 Years

Annually the Compensation Committee reviews the guidelines for competitiveness and alignment with best practice and monitors the NEOs’ progress toward compliance. Shares owned outright, unvested performance-based and time-based restricted stock units count as owned for purposes of the program. Stock options are not included. The Compensation Committee maintains discretion to modify the guidelines in special circumstances of financial hardship such as illness of the NEO or a family member.

Derivative Transactions

Our insider trading policy applies to transactions in positions or interests whose value is based on the performance or price of our common stock. Because of the inherent potential for abuse, Williams discourages employees and directors from entering into short sales or use of equivalent derivative securities. In addition, our insider trading policy requires that officers, directors, and certain key employees seeking to enter into such a transaction obtain pre-clearance. There were no derivative transactions for 2009.

  Accounting and Tax Treatment

We consider the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives. Stock options and performance-based restricted stock units are intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore considered a tax deductible expense. Time-based restricted stock units do not qualify as performance-based and may not be fully deductible.

The annual cash incentive plan satisfies the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and is therefore a tax deductible expense. For payments under our annual cash incentive plan to be considered performance-based compensation under Section 162(m), the Compensation Committee can only exercise negative discretion relative to actual performance when determining the amount to be paid. In order to ensure compliance with Section 162(m), the Compensation Committee has established a target in excess of the maximum individual payout allowed to NEOs under our annual cash incentive plan. Reductions are made each year and are not a reflection of the performance of the NEOs but rather ensure flexibility with respect to paying based upon performance.

  Employment Agreements

We do not enter into employment agreements with our NEOs. We can remove a NEO when it is in the best interest of the Company.

  Termination and Severance Arrangements

The NEOs are not covered under a severance plan. However the Compensation Committee exercises judgment and considers the circumstances surrounding each departure and may decide a severance package is appropriate. In designing a severance package, the Compensation Committee takes into consideration the NEO’s term of employment, past accomplishments, reasons for separation from the Company, and competitive market practice. The only pay or benefits an employee has a right to receive upon termination of employment are those that have already vested or which vest under the terms in place when equity was granted.

  Rationale for Change in Control Agreements

Our change in control program provides severance benefits for our NEOs. Our program includes a double trigger for benefits and equity vesting; there must be a change in control and the NEO’s employment must terminate. While a double trigger for equity is not the competitive norm of our comparator group, this practice creates security for the NEOs but does not provide an incentive for the NEO to leave the Company. Our program is designed to encourage the NEOs to focus on the best interests of stockholders by alleviating their concerns about a possible detrimental impact to their compensation and benefits under a potential change in control, not to provide compensation advantages to NEOs for executing a transaction.

Our Compensation Committee reviews our change in control benefits annually to ensure they are consistent with competitive practice and aligned with our compensation philosophy. As part of the review, calculations are performed to determine the overall program costs to the Company if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms including the reasonableness of the elements of compensation received is used to validate benefit levels for a change in control. In reviews of the change in control program to date, the Compensation Committee has concluded that the current benefits provided are appropriate and critical to attracting and retaining executive talent.

The following chart details the benefits received if an NEO were to be terminated following a change in control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEO. Please also see the “Change in Control Agreements” section in this proxy statement for further discussion of our change in control program.

What does the
	benefit provide to	What does the
Change in Control	the Company and	benefit provide to
Benefit	stockholders?	the NEO?

Multiple of 3x base pay plus annual cash incentive at target	Encourages NEOs to remain engaged and stay focused on successfully closing the deal.	Financial security for the NEO equivalent to three years of continued employment.
Accelerated vesting of stock awards	An incentive to stay during and after a change in control. If there is risk of forfeiture, NEOs may be less inclined to stay or to support the transaction.	The NEOs are kept whole, if they have a separation from service following a change in control.
Up to 18 months of medical or health coverage through COBRA	This is a minimal cost to the Company that creates a competitive benefit.	Access to health coverage.
3x the previous years retirement restoration allocation	This is a minimal cost to the Company that creates a competitive benefit.	May allow those NEOs who are nearing retirement to receive a cash payment to make up for lost allocations due to a change in control.
Reimbursement of legal fees to enforce benefit	Keeps NEOs focused on the Company and not concerned about whether the acquiring company will honor commitments after a change in control.	Security during a non-stable period of time.
Outplacement assistance	Keeps NEOs focused on supporting the transaction and less concerned about trying to secure another position.	Assists NEOs in finding a comparable executive position.
Gross up on excise and income tax	Ensures that the change in control benefits discussed above are delivered.	Eliminates the risk of paying the excise tax on a payment NEOs cannot control. The gross up helps to ensure the full intended benefit is delivered to the NEO.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2009.

By the members of the Compensation Committee of the Board of Directors:

— W. R. Howell, Chairman
— Kathleen B. Cooper
— William R. Granberry
— George A. Lorch
— Frank T. MacInnis
— Janice D. Stoney

EXECUTIVE COMPENSATION AND OTHER INFORMATION

2009 Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2009, 2008 and 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total

Steven J. Malcolm	2009	$1,142,308	$—	$2,116,863	$2,846,407	$1,903,360	$1,399,796	$71,100	$9,479,835
Chairman, President &	2008	1,094,231	—	2,906,309	2,789,127	2,000,000	1,201,514	56,215	10,047,396
Chief Executive Officer	2007	1,050,000	—	2,731,000	1,818,000	2,373,086	369,208	46,484	8,387,778

Donald R. Chappel	2009	623,077	—	1,242,734	618,783	$765,047	$383,380	$17,822	$3,650,843
Senior Vice President,	2008	597,115	—	2,114,349	651,405	780,008	330,531	14,772	4,488,180
Chief Financial Officer	2007	572,115	—	1,565,783	440,411	925,752	126,797	14,459	3,645,317

Ralph A. Hill	2009	503,654	—	1,056,319	525,969	$566,473	$427,867	$37,001	$3,117,283
Senior Vice President,	2008	480,962	—	1,606,867	495,071	579,633	363,151	29,586	3,555,270
Exploration &	2007	446,538	—	1,409,199	396,369	662,532	26,578	58,284	2,999,500
Production

Phillip D. Wright	2009	519,231	—	994,187	495,029	$561,642	$419,915	$21,510	$3,011,514
Senior Vice President,	2008	497,692	—	1,268,581	390,840	557,418	381,705	10,010	3,106,246
Gas Pipelines	2007	477,692	—	1,096,059	308,287	669,676	68,048	9,801	2,629,563

Alan S. Armstrong	2009	503,654	—	994,187	495,029	$567,308	$293,795	$23,434	$2,877,407
Senior Vice President,	2008	480,962	—	1,268,581	390,840	580,884	273,091	14,586	3,008,944
Midstream	2007	446,538	—	1,096,059	308,287	664,410	32,110	16,615	2,564,019

(1)	Salary. No salary increases were provided to NEOs in 2009. The increase in salary is due to a payroll timing issue resulting in a twenty-seventh bi-weekly pay period in 2009.

(2)	Stock Awards. Awards were granted under the terms of the 2002 Incentive Plan and the 2007 Incentive Plan and include time-based and performance-based RSUs with the exception of the CEO, who receives only performance-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2009.

The potential maximum values of the performance-based RSUs, subject to changes in performance outcomes, are as follows:

2009 Performance-Based
RSU Maximum potential

Steven J. Malcolm	$4,233,727
Donald R. Chappel	1,073,769
Ralph A. Hill	912,700
Phillip D. Wright	859,015
Alan S. Armstrong	859,015

(3)	Option Awards. Awards are granted under the terms of the 2002 Incentive Plan and the 2007 Incentive Plan and include non-qualified stock options. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the option awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2009.

(4)	Non-Equity Incentive Plan. As stated in the Compensation Discussion and Analysis in this proxy statement, the maximum annual incentive pool funding for NEOs was adjusted to 250% of target and the incentive reserve has been eliminated, beginning in 2009. Any existing reserve balance for NEOs will continue to be at risk and one-third will be paid if the threshold performance target is met or the balance will be reduced if threshold is not met in accordance with previous plan provisions. Threshold performance was met in 2009 and one-third of the respective reserve balance was paid to each NEO.

The annual cash incentive and reserve amounts paid in 2010 as it relates to 2009 performance are as follows:

			Amount of	Total AIP plus
	Reserve	AIP	Reserve	Reserve
	Balance	for 2009	Paid in 2010	for 2009

Steven J. Malcolm	$364,115	$1,782,000	$121,360	$1,903,360
Donald R. Chappel	90,151	735,000	30,047	765,047
Ralph A. Hill	109,431	530,000	36,473	566,473
Phillip D. Wright	94,934	530,000	31,642	561,642
Alan S. Armstrong	111,936	530,000	37,308	567,308

(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amount shown is the aggregate change from December 31, 2008 to December 31, 2009 in the actuarial present value of the accrued benefit under the qualified pension and supplemental plan. Please refer to the “Pension Benefits” table for further details of the present value of the accrued benefit. The primary reason for the increase in present value in 2008 and 2009 is due to the use of a reduced discount rate. The lower discount rate results in a larger present value amount. Likewise, the amounts shown for 2007 reflect the use of an increased discount rate which decreases the present value at the end of that year.

(6)	All Other Compensation. Amounts shown represent payments made on behalf of the NEOs and includes life insurance premium, a 401(k) matching contribution, and perquisites (if applicable). Perquisites include financial planning services, mandated annual physical exam, home security monitoring system for the CEO and personal use of the Company aircraft. The incremental cost method was used to calculate the personal use of the Company aircraft. The incremental cost calculation includes such items as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone and catering. The amount of perquisites for Mr. Malcolm, Mr. Hill, and Mr. Wright is included because the aggregate amount exceeds $10,000.

		Annual		Company
	Financial	Physical	Home	Aircraft
	Planning	Exam	Security	Personal Usage

Steven J. Malcolm(A)	$15,000	$—	$427	$39,353
Ralph A. Hill	15,000	3,541	—	2,974
Phillip D. Wright	—	2,505	—	8,395

(A) The Company did not incur any additional charges for Mr. Malcolm’s mandatory physical exam, other than what was covered by the regular benefit plan, as is available to all employees.

Notable Items

The Compensation Committee considers the compensation of CEOs from similarly-sized comparator companies when setting Mr. Malcolm’s pay. It is the competitive norm for CEOs to be paid more than other NEOs. In addition, the Compensation Committee believes the difference in pay between the CEO and other NEOs is consistent with our compensation philosophy (summarized in the Compensation Discussion and Analysis), which considers the external (market) and internal value of each job to the Company along with the incumbent’s experience and performance of the job in setting pay. The CEO’s job is different from the other NEOs because the CEO has ultimate responsibility for performance results and is accountable to the Board and stockholders. Consequently, the Compensation Committee believes it is appropriate for the CEO’s pay to be higher.

Mr. Chappel’s base pay, annual cash incentive target and long-term incentive amounts for 2009 are higher than other NEOs (other than the CEO) because of the impact of his role and market data. Because Mr. Chappel directly interfaces with stockholders and has greater accountability to stockholders, his pay is greater than that of the other NEOs, excluding the CEO.

Grants of Plan Based Awards

The following table sets forth certain information with respect to the grant of stock options, restricted stock units and awards payable under the Company’s annual cash incentive plan during the last fiscal year to the NEOs.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts Under						Number	Number of	or Base	Fair Value
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of Shares	Securities	Price of	of Stock
	Grant	Awards(1)			Equity Incentive Plan Awards			of Stock	Underlying	Option	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target(2)	Maximum	or Units(3)	Options(4)	Awards	Awards

Steven J. Malcolm	2/23/2009	$121,360	$1,263,668	$2,977,130					508,287	$10.86	$2,846,407
	2/23/2009				—	288,401	576,802				2,116,863
Donald R. Chappel	2/23/2009	30,047	497,355	1,198,316					110,497	10.86	618,783
	2/23/2009				—	73,145	146,290				536,884
	2/23/2009							73,145			705,849
Ralph A. Hill	2/23/2009	36,473	363,848	854,911					93,923	10.86	525,969
	2/23/2009				—	62,173	124,346				456,350
	2/23/2009							62,173			599,969
Phillip D. Wright	2/23/2009	31,642	369,142	875,392					88,398	10.86	495,029
	2/23/2009				—	58,516	117,032				429,507
	2/23/2009							58,516			564,679
Alan S. Armstrong	2/23/2009	37,308	364,683	855,746					88,398	10.86	495,029
	2/23/2009				—	58,516	117,032				429,507
	2/23/2009							58,516			564,679

(1)	Non-Equity Incentive Awards. Awards from the 2009 AIP are shown.

•	Threshold: Because one-third of the AIP reserve balance from prior years is payable in 2010 upon meeting threshold performance, one-third of the NEO’s reserve balance is shown.

•	Target: The amount shown is based upon an EVA® attainment of 100%, plus one-third of the existing AIP reserve balance.

•	Maximum: The maximum amount the NEOs can receive is 250% of their AIP target, plus one-third of the AIP reserve balance.

(2)	Represents performance-based RSUs granted under the 2007 Incentive Plan. Performance-based RSUs can be earned over a three-year period only if the established performance target is met and the NEO is employed on the certification date, subject to certain exceptions such as the executive’s death or disability. These shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200% of target. If plan goals are not met, the NEO can receive as little as 0% of target.

(3)	Represents time-based RSUs granted under the 2007 Incentive Plan. Time-based units vest three years from the grant date of 2/23/2009 on 2/23/2012.

(4)	Represents stock options granted under the 2007 Incentive Plan. Stock options granted in 2009 become exercisable in three equal annual installments beginning one year after the grant date. One-third of the options vested on 2/23/2010. Another one-third will vest on 2/23/2011, with the final one-third vesting on 2/23/2012. Once vested, stock options are exercisable for a period of 10 years from the grant date.

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards held by the NEOs at the end of 2009.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
				Equity						Plan Awards:	Plan Awards:
				Incentive						Number of	Market or
				Plan Awards:					Market	Unearned	Payout Value
		Number of	Number of	Number of				Number of	Value of	Shares,	of Unearned
		Securities	Securities	Securities				Shares or	Shares or	Units of	Shares, Units
		Underlying	Underlying	Underlying				Units of	Units of	Stock or	or Other
		Unexercised	Unexercised	Unexercised	Option			Stock That	Stock That	Other Rights	Rights That
	Grant	Options (#)	Options (#)	Unearned	Exercise	Expiration	Grant	Have Not	Have Not	That Have	Have Not
Name	Date(1)	Exercisable	Unexercisable	Options	Price	Date	Date	Vested	Vested	Not Vested	Vested(4)

Steven J. Malcolm	2/23/2009		508,287		$10.86	2/23/2019	2/23/2009(3)			288,401	$6,079,493
	2/25/2008	72,463	144,928		36.50	2/25/2018	2/25/2008(3)			82,192	1,732,607
	2/26/2007	133,333	66,667		28.30	2/26/2017	2/26/2007(3)			100,000	2,108,000
	3/3/2006	250,000			21.67	3/3/2016
	2/25/2005	225,000			19.29	2/25/2015
	2/5/2004	300,000			9.93	2/5/2014
	11/27/2002	475,000			2.58	11/27/2012
	2/11/2002	200,000			15.86	2/11/2012
	9/19/2001	33,333			26.79	9/19/2011
	4/2/2001	27,232			39.98	4/2/2011
	1/18/2001	114,373			34.77	1/18/2011
	3/16/2000	65,356			42.29	3/16/2010

Donald R. Chappel	2/23/2009		110,497		10.86	2/23/2019	2/23/2009(2)			73,145	1,541,897
	2/25/2008	16,924	33,848		36.50	2/25/2018	2/23/2009(3)			73,145	1,541,897
	2/26/2007	32,300	16,150		28.30	2/26/2017	2/25/2008(2)			19,911	419,724
	3/3/2006	41,921			21.67	3/3/2016	2/25/2008(3)			39,822	839,448
	2/25/2005	55,000			19.29	2/25/2015	2/26/2007(2)			19,069	401,975
	2/5/2004	75,000			9.93	2/5/2014	2/26/2007(3)			38,139	803,970
	4/16/2003	175,000			5.10	4/16/2013

Ralph A. Hill	2/23/2009		93,923		10.86	2/23/2019	2/23/2009(2)			62,173	1,310,607
	2/25/2008	12,862	25,725		36.50	2/25/2018	2/23/2009(3)			62,173	1,310,607
	2/26/2007	29,070	14,535		28.30	2/26/2017	2/25/2008(2)			15,132	318,983
	3/3/2006	30,488			21.67	3/3/2016	2/25/2008(3)			30,264	637,965
	2/25/2005	40,000			19.29	2/25/2015	2/26/2007(2)			17,162	361,775
	1/18/2001	22,875			34.77	1/18/2011	2/26/2007(3)			34,325	723,571
	3/16/2000	22,875			42.29	3/16/2010

Phillip D. Wright	2/23/2009		88,398		10.86	2/23/2019	2/23/2009(2)			58,516	1,233,517
	2/25/2008	10,154	20,309		36.50	2/25/2018	2/23/2009(3)			58,516	1,233,517
	2/26/2007	22,610	11,305		28.30	2/26/2017	2/25/2008(2)			11,946	251,822
	3/3/2006	24,136			21.67	3/3/2016	2/25/2008(3)			23,893	503,664
	2/25/2005	40,000			19.29	2/25/2015	2/26/2007(2)			13,349	281,397
	2/5/2004	55,000			9.93	2/5/2014	2/26/2007(3)			26,697	562,773
	11/27/2002	75,000			2.58	11/27/2012
	2/11/2002	70,000			15.86	2/11/2012
	9/19/2001	17,500			26.79	9/19/2011
	1/18/2001	9,803			34.77	1/18/2011
	3/16/2000	20,424			42.29	3/16/2010

Alan S. Armstrong	2/23/2009		88,398		10.86	2/23/2019	2/23/2009(2)			58,516	1,233,517
	2/25/2008	10,154	20,309		36.50	2/25/2018	2/23/2009(3)			58,516	1,233,517
	2/26/2007	22,610	11,305		28.30	2/26/2017	2/25/2008(2)			11,946	251,822
	3/3/2006	24,136			21.67	3/3/2016	2/25/2008(3)			23,893	503,664
	2/25/2005	40,000			19.29	2/25/2015	2/26/2007(2)			13,349	281,397
	2/5/2004	55,000			9.93	2/5/2014	2/26/2007(3)			26,697	562,773
	11/27/2002	10,000			2.58	11/27/2012
	5/16/2002	7,917			15.71	5/16/2012
	2/11/2002	12,500			15.86	2/11/2012
	1/18/2001	14,297			34.77	1/18/2011
	3/16/2000	11,437			42.29	3/16/2010

Stock Options

(1)	The following table reflects the vesting schedules for associated stock option grant dates for awards that had not been 100% vested as of December 31, 2009:

Grant Date	Vesting Schedule	Vesting Dates

2/23/2009	One-third vests each year for three years	2/23/2010, 2/23/2011, 2/23/2012
2/25/2008	One-third vests each year for three years	2/25/2009, 2/25/2010, 2/25/2011
2/26/2007	One-third vests each year for three years	2/26/2008, 2/26/2009, 2/26/2010

Stock Awards

(2)	The following table reflects the vesting dates for associated time-based restricted stock unit award grant dates:

Grant Date	Vesting Schedule	Vesting Dates

2/23/2009	100% vests in three years	2/23/2012
2/25/2008	100% vests in three years	2/25/2011
2/26/2007	100% vests in three years	2/26/2010

(3)	All performance-based RSUs are subject to attainment of performance targets established by the Compensation Committee. These awards will vest no earlier than the end of the performance period and therefore do not have a specific vesting date. The awards included on the table are outstanding as of December 31, 2009.

(4)	Values are based on a closing stock price of $21.08 on December 31, 2009.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to options exercised by the NEO and stock that vested during fiscal year 2009:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting

Steven J. Malcolm	—	—	215,000	$2,408,900
Donald R. Chappel	—	—	97,656	1,105,419
Ralph A. Hill	—	—	72,840	831,170
Phillip D. Wright	—	—	61,832	720,430
Alan S. Armstrong	—	—	61,832	720,430

The Compensation Committee determines pay based on a target total compensation amount. While the Compensation Committee reviews tally sheet and wealth accumulation information on each NEO, thus far amounts realized from previous equity grants have not been a material factor when the Committee determines pay. How much compensation the NEOs actually receive is significantly impacted by the stock market performance of the Company’s shares.

Retirement Plan

The retirement plan for the Company’s executives consists of two programs: the pension plan and the retirement restoration plan as described below. Together these plans provide the same level of benefits to our executives as the pension plan provides to all other employees of the Company. The retirement restoration plan was implemented to address the annual compensation limit of the Internal Revenue Code.

Pension Plan

Our executives who have completed one year of service participate in our pension plan on the same terms as our other employees. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employee Retirement Income Security Act of 1974, as amended.

Each year, participants earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (base pay and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

	Percentage of		Percent of Eligible Pay Greater
Age	Eligible Pay		than the Social Security Wage Base

Less than 30	4.5%	+	from 1	% to 1.2%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%

For participants who were active employees and participants under the plan on March 31, 1998, and April 1, 1998, the percentage of eligible pay is increased by 0.3% multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

The monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement eligibility begins at 55. At retirement, participants may choose to receive a single-life annuity (for single participants) or a qualified joint and survivor annuity (for married participants) or they may choose one of several other forms of payment having an actuarial value equal to that of the relevant annuity.

Retirement Restoration Plan

The Internal Revenue Code limits pension benefits based on the annual compensation limit that can be accrued in tax-qualified defined benefit plans, such as our pension plan. Any reduction in an executive’s pension benefit accrual due to these limits will be compensated, subject to a cap, under an unfunded top hat plan — our retirement restoration plan.

The elements of compensation that are included in applying the payment and benefit formula for the retirement restoration plan are the same elements that are used, except for application of a cap, in the base pension plan for all employees. The elements of pay included in that definition are total base pay, including any overtime, base pay-reduction amounts, and cash bonus awards, if paid (unless specifically excluded under a written bonus or incentive-pay arrangement). Specifically excluded from the definition are severance pay, cost-of-living pay, housing pay, relocation pay (including mortgage interest differential), taxable and non-taxable fringe benefits, and all other extraordinary pay, including any amounts received from equity compensation awards.

With respect to bonuses, annual cash incentives are considered in determining eligible pay under the pension plan. Long-term equity compensation incentives are not considered.

Pension Benefits

The following table sets forth certain information with respect to the actuarial present value of the accrued benefit under the qualified pension and retirement restoration plan:

		Number of		Payments
		Years Credited	Present Value of	During Last
Name	Plan Name	Services	Accrued Benefit(1)	Fiscal Year

Steven J. Malcolm(2)(3)	Pension Plan	26	$798,191	—
	Retirement Restoration Plan	26	4,784,547	—
Donald R. Chappel(3)	Pension Plan	7	215,326	—
	Retirement Restoration Plan	7	1,124,235	—
Ralph A. Hill	Pension Plan	26	521,773	—
	Retirement Restoration Plan	26	1,070,483	—
Phillip D. Wright	Pension Plan	21	475,517	—
	Retirement Restoration Plan	21	1,185,269	—
Alan S. Armstrong	Pension Plan	24	356,171	—
	Retirement Restoration Plan	24	716,608	—

(1)	The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 5% and a discount rate equal to 5.9%.

(2)	If Mr. Malcolm were to retire from active service prior to age 65, he would be eligible to receive an enhanced retirement based on his Rule of 55 eligibility. The Rule of 55 is a transition benefit that was provided to all employees meeting the eligibility criteria at the time the Company’s pension plan was converted from a final average pay formula to a cash balance formula. To be eligible for the Rule of 55 enhancement an employee’s age and years of service at the time of the cash balance conversion in 1998 must have totaled 55.

(3)	Mr. Malcolm and Mr. Chappel are the only NEOs eligible to retire as of 12/31/2009.

Nonqualified Deferred Compensation

We do not provide nonqualified deferred compensation for any of our NEOs or other employees.

Change In Control Agreements

We have entered into change in control agreements with each of our NEOs to facilitate continuity of management if there is a change in control of the Company. The provisions of such agreements are described below. The definitions of words in quotations are also provided below.

If during the term of a change in control agreement, a “change in control” occurs and (i) the employment of any NEO is terminated other than for “cause,” “disability,” death or a “disqualification disaggregation” or (ii) an NEO resigns for “good reason,” such NEO is entitled to the following:

•	Within 10 business days after the termination date:

—	Accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment);

•	On the first business day following six months after the termination date:

—	Prorated annual bonus for the year of separation through the termination date (lump sum payment);

—	A severance amount equal to three times his base salary as of the termination date plus an annual bonus amount equal to his target percentage multiplied by his base salary in effect at the termination date as if performance goals were achieved at 100% (lump sum payment);

—	An amount equal to three times the total allocations made by Williams for the NEO in the preceding calendar year under our retirement restoration plan (lump sum payment);

—	An amount equal to the sum of the value of the unvested portion of the NEO’s accounts or accrued benefits under the Company’s 401K plan that would have otherwise been forfeited (lump sum payment);

•	Continued participation in the Company’s medical benefit plans for so long as the NEO elects coverage or 18 months from the termination, whichever is less, in the same manner and at the same cost as similarly situated active employees;

•	All restrictions on stock options held by the NEO will lapse, and the options will vest and become immediately exercisable;

•	All restricted stock will vest and will be paid out only in accordance with the terms of the respective award agreements;

•	Continued participation in the Company’s directors’ and officers’ liability insurance for six years or any longer known applicable statute of limitations period;

•	Indemnification as set forth under the Company’s bylaws; and

•	Outplacement benefits for six months at a cost not exceeding $25,000.

In addition, each NEO is generally entitled to receive a gross-up payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments imposed under Section 280G and 4999 of the Internal Revenue Code or any similar tax under any state, local, foreign’ or other law (other than Section 409A of the Internal Revenue Code).

If an NEO’s employment is terminated for “cause” during the period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first, the NEO is entitled to accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

The agreements with our NEOs use the following definitions:

“Cause” means an NEO’s

•	conviction of or a plea of nolo contendere to a felony or a crime involving fraud, dishonesty or moral turpitude;

•	willful or reckless material misconduct in the performance of his duties that has an adverse effect on Williams or any of its subsidiaries or affiliates;

•	willful or reckless violation or disregard of the code of business conduct of Williams or the policies of Williams or its subsidiaries; or

•	habitual or gross neglect of his duties.

Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under the Company’s bylaws, indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first. An NEO’s act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of Williams or its affiliate or required by law shall not be Cause if the NEO cures the action or non-action within 10 days of notice. Furthermore, no act or failure to act will be Cause if the NEO acted under the advice of Williams’ counsel or required by the legal process.

“Change in control” means:

•	Any person or group (other than an affiliate of Williams or an employee benefit plan sponsored by Williams or its affiliates) becomes a beneficial owner, as such term is defined under the Exchange Act, of 20% or more of the Company’s common stock or 20% or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”), unless such person owned both more than 75% of common stock and Voting Securities, directly or indirectly, in substantially the same proportion immediately before such acquisition;

•	The Williams directors as of a date of the agreement (“Existing Directors”) and directors approved after that date by at least two-thirds of the Existing Directors cease to constitute a majority of the directors of Williams;

•	Consummation of any merger, reorganization, recapitalization consolidation, or similar transaction (“Reorganization Transaction”), other than a Reorganization Transaction that results in the person who was the direct or indirect owner of outstanding common stock and Voting Securities of the Company prior to the transaction becoming, immediately after the transaction, the owner of at least 65% of the then outstanding common stock and Voting Securities representing 65% of the combined voting power of the then outstanding Voting Securities of the surviving corporation in substantially the same respective proportion as that person’s ownership immediately before such Reorganization Transaction; or

•	approval by the stockholders of Williams of the sale or other disposition of all or substantially all of the consolidated assets of Williams or the complete liquidation of Williams other than a transaction that would result in (i) a related party owning more than 50% of the assets that were owned by Williams immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of outstanding Williams common stock and Voting Securities prior to the transaction continuing to own, directly or indirectly, 50% or more of the assets that were owned by Williams immediately prior to the transaction.

A change in control will not occur if:

•	the NEO agrees in writing prior to an event that such an event will not be a change in control; or

•	the Board determines that a liquidation, sale or other disposition approved by the stockholders, as described in the fourth bullet above, will not occur, except to the extent termination occurred prior to such determination.

“Disability” means a physical or mental infirmity that impairs the NEO’s ability to substantially perform his duties for twelve months or more and for which he is receiving income replacement benefits from a Company plan for not less than three months.

“Disqualification disaggregation” means:

•	the termination of an NEO from Williams or an affiliate’s employment before a change in control for any reason; or

•	the termination of an NEO’s employment by a successor (during the period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first), if the NEO is employed in substantially the same position and the successor has assumed the Williams change in control agreement.

“Good reason” means, generally, a material adverse change in the NEO’s title, position, or responsibilities, a reduction in the NEO’s base salary, a reduction in the NEO’s annual bonus, required relocation, a material reduction in the level of aggregate compensation or benefits not applicable to Company peers, a successor company’s failure to honor the agreement, or the failure of the Board to provide written notice of the act or omission constituting “cause.”

Termination Scenarios

The following table sets forth circumstances that provide for payments to the NEOs following or in connection with a change in control of the Company or an NEO’s termination of employment for cause, upon retirement, upon death and disability, or not for cause. NEOs are generally eligible to retire at the earlier of age 55 and completion of 3 years of service or age 65.

All values are based on a hypothetical termination date of December 31, 2009 and a closing stock price of $21.08 on such date. The values shown are intended to provide reasonable estimates of the potential benefits the NEOs would receive upon termination. The values are based on various assumptions and may not represent the actual amount an NEO would receive. In addition to the amounts disclosed in the following table, a departing NEO would retain the amounts he has earned over the course of his employment prior to the termination event, including accrued retirement benefits and previously vested stock options and restricted stock units.

		For		Death &	Not for
Name	Payment	Cause(1)	Retirement(2)	Disability(3)	Cause(4)	CIC(5)

Malcolm, Steven J	AIP Reserve	—	$364,115	$364,115	$364,115	$364,115
	Stock options	—	5,194,693	5,194,693	—	5,194,693
	Stock awards	—	4,738,453	4,738,453	4,738,453	9,920,100
	Cash Severance	—	—	—	—	6,600,000
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	16,403
	Retirement Restoration Plan Enhancement	—	—	—	—	2,263,258
	Tax Gross Up	—	—	—	—	7,669,434

	Total	—	$10,297,261	$10,297,261	$5,102,568	$32,053,003

Chappel, Donald R	AIP Reserve	—	90,151	90,151	90,151	90,151
	Stock options	—	1,129,279	1,129,279	—	1,129,279
	Stock awards	—	2,765,051	4,064,201	4,064,201	5,548,909
	Cash Severance	—	—	—	—	3,150,000
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	24,158
	Retirement Restoration Plan Enhancement	—	—	—	—	689,149
	Tax Gross Up	—	—	—	—	2,905,020

	Total	—	$3,984,481	$5,283,631	$4,154,352	$13,561,666

Hill, Ralph A	AIP Reserve	—	109,431	109,431	109,431	109,431
	Stock options	—	959,893	959,893	—	959,893
	Stock awards	—	2,337,965	3,428,662	3,428,662	4,663,507
	Cash Severance	—	—	—	—	2,400,750
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	23,806
	Retirement Restoration Plan Enhancement	—	—	—	—	560,612
	Tax Gross Up	—	—	—	—	—

	Total	—	$3,407,289	$4,497,986	$3,538,093	$8,742,999

Wright, Phillip D	AIP Reserve	—	94,934	94,934	94,934	94,934
	Stock options	—	903,428	903,428	—	903,428
	Stock awards	—	1,944,245	2,948,682	2,948,682	4,066,690
	Cash Severance	—	—	—	—	2,475,000
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	16,620
	Retirement Restoration Plan Enhancement	—	—	—	—	628,997
	Tax Gross Up	—	—	—	—	—

	Total	—	$2,942,607	$3,947,044	$3,043,616	$8,210,669

Armstrong, Alan S	AIP Reserve	—	111,936	111,936	111,936	111,936
	Stock options	—	903,428	903,428	—	903,428
	Stock awards	—	1,944,245	2,948,682	2,948,682	4,066,690
	Cash Severance	—	—	—	—	2,400,750
	Outplacement	—	—	—	—	25,000
	Health & Welfare	—	—	—	—	24,158
	Retirement Restoration Plan Enhancement	—	—	—	—	468,368
	Tax Gross Up	—	—	—	—	—

	Total	—	$2,959,608	$3,964,046	$3,060,618	$8,000,330

(1)	If an NEO is terminated for cause or leaves the Company voluntarily, no additional benefits will be received.

(2)	If an NEO retires, then all unvested stock options will fully accelerate. A pro-rated portion of the unvested time-based restricted stock units will accelerate and a pro-rated portion of any performance-based restricted stock units will vest on the original vesting date if the Compensation Committee certifies that the performance measures were met.

(3)	If an NEO dies or becomes disabled, then all unvested stock options will fully accelerate. All unvested time-based restricted stock units will fully accelerate, and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met.

(4)	For an NEO who is involuntarily terminated who receives severance or for an NEO whose job is outsourced with no comparable internal offer, all unvested time-based restricted stock units will fully accelerate and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. However all unvested stock options cancel.

(5)	See “Change In Control Agreements” above.

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance-based restricted stock units. If an award is covered by Section 409A of the Internal Revenue Code, lump sum payments and distributions occurring from these events will occur six months after the triggering event as required by the Internal Revenue Code and our award agreements.

COMPENSATION OF DIRECTORS

Only non-employee directors receive director fees. In 2009, the Company paid non-employee directors:

•	$110,000 annual retainer in cash; and

•	$115,000 in the form of restricted stock units.

Chairpersons of each of the Compensation, Finance, Litigation, and Nominating and Governance Committees received an additional annual retainer of $10,000, while the chairperson of the Audit Committee received an additional annual retainer of $20,000. Each member of the Special Litigation Committee receives an annual retainer paid in cash of $10,000. Mr. Howell received additional compensation of $25,000 for his services as Lead Director in 2009.

Through The Williams Companies, Inc. 2007 Incentive Plan, each non-employee director annually receives a form of long-term equity compensation as approved by the Nominating and Governance Committee.

Non-employee directors generally receive their compensation on the date of the annual stockholders meeting. The following table shows how compensation is paid to individuals who become non-employee directors after the annual meeting.

An individual who
became a non-
employee director...	...but before...	...will receive...	...as of...

after the annual meeting	August 1	full compensation	December 15
on or after August 1	or on December 15	pro-rated compensation	December 15
on or after December 16	the next annual meeting	pro-rated compensation	the next annual meeting date

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs. In addition, Williams pays premiums on directors and officers liability insurance policies.

Like all Williams employees, directors are eligible to participate in the Williams Matching Grant Program for eligible charitable organizations and the United Way Program. The maximum gift total for a participant in the Matching Grant Program is $10,000 in any calendar year. No match is made to the United Way under the Matching Grant Program unless the giving relates to a natural disaster or is applied to the funding of a capital campaign at a United Way funded agency. Under the United Way Program there are no limits to the match if given through the annual Williams United Way campaign.

Director Compensation for Fiscal Year 2009

The compensation received by each director in 2009 is outlined in the following table:

					Change in
					Pension
					Value and
	Fees	Fees			Nonqualified
	Earned	Earned		Non-Equity	Deferred
	or Paid	or Paid	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	in Stock(2)	Awards	Compensation	Earnings	Compensation(3)	Total

Joseph R. Cleveland	$110,000	$115,655	—	—	—	—	$225,655
Kathleen B. Cooper	110,000	115,655	—	—	—	$1,111	226,766
Irl F. Engelhardt	110,000	115,655	—	—	—	—	225,655
William R. Granberry	110,000	115,655	—	—	—	3,030	228,685
William E. Green	120,000	115,655	—	—	—	1,010	236,665
Juanita H. Hinshaw	130,000	115,655	—	—	—	5,000	250,655
William R. Howell	145,000	115,655	—	—	—	5,050	265,705
Charles M. Lillis(4)	—	—	—	—	—	—	—
George A. Lorch	130,000	115,655	—	—	—	—	245,655
William G. Lowrie	130,000	115,655	—	—	—	52,421	298,076
Frank T. MacInnis	120,000	115,655	—	—	—	7,550	243,205
Janice D. Stoney	110,000	115,655	—	—	—	10,000	235,655

(1)	The fees paid in cash are itemized in the following chart.

Committee and Lead Director Cash Retainers

	Annual Cash			Nominating
	Retainer			and
	Including	Audit	Compensation	Governance	Finance	Special		Special
	Service on	Committee	Committee	Committee	Committee	Litigation	Lead	Litigation
	Two	Chair	Chair	Chair	Chair	Chair	Director	Committee
	Committees	Retainer	Retainer	Retainer	Retainer	Retainer	Retainer	Retainer	Total

Cleveland	$110,000	—	—	—	—	—	—	—	$110,000
Cooper	110,000	—	—	—	—	—	—	—	110,000
Engelhardt	110,000	—	—	—	—	—	—	—	110,000
Granberry	110,000	—	—	—	—	—	—	—	110,000
Green	110,000	—	—	—	—	—	—	$10,000	120,000
Hinshaw	110,000	—	—	—	$10,000	—	—	10,000	130,000
Howell	110,000	—	$10,000	—	—	—	$25,000	—	145,000
Lillis	—	—	—	—	—	—	—	—	—
Lorch	110,000	—	—	—	—	$10,000	—	10,000	130,000
Lowrie	110,000	$20,000	—	—	—	—	—	—	130,000
MacInnis	110,000	—	—	$10,000	—	—	—	—	120,000
Stoney	110,000	—	—	—	—	—	—	—	110,000

(2)	Awards were granted under the terms of the 2007 Incentive Plan and represent time-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2009.

(3)	All other compensation includes matching contributions made on behalf of the Board to charitable organizations through the Matching Grants Program or the United Way Program.

(4)	Mr. Lillis resigned from the Board effective March 18, 2009; thus did not receive any compensation in 2009.

Outstanding Awards as of Fiscal Year End 2009

The aggregate number of stock awards and option awards held by directors outstanding at fiscal year end is as follows:

		Number of
	Number of	Securities
	Shares or Units	Underlying
	of Stock	Unexercised Options
Name	Outstanding	Exercisable

Joseph R. Cleveland	11,026	—
Kathleen B. Cooper	14,026	4,500
Irl F. Engelhardt	14,026	12,000
William R. Granberry	14,026	9,000
William E. Green	14,026	30,714
Juanita H. Hinshaw	14,026	15,000
William R. Howell	22,578	48,714
George A. Lorch	53,322	43,631
William G. Lowrie	38,233	—
Frank T. MacInnis	14,026	48,714
Janice D. Stoney	36,943	48,714

EQUITY COMPENSATION STOCK PLANS

Securities authorized for issuance under equity compensation plans

The following table provides information concerning Williams common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2009, including The Williams Companies, Inc. 2007 Incentive Plan, The Williams Companies, Inc. 2002 Incentive Plan, The Williams Companies, Inc. 1996 Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, the 2007 Employee Stock Purchase Plan and The Williams Companies, Inc. 1998 Stock Plan.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights(1)	Warrants and Rights(2)	1st Column of This Table)(3)

Equity Compensation plans approved by security holders(4)	19,011,844	$16.51	12,565,528
Equity Compensation plans not approved by security holders(5)	167,560	33.79	—
Total	19,179,404	16.73	12,565,528

(1)	Includes 6,207,245 shares of restricted stock units, all of which were approved by security holders.

(2)	Excludes the shares issuable upon the vesting of restricted stock units included in the first column of this table for which there is no weighted-average price.

(3)	Includes 1,349,667 shares remaining to be issued out of the 2007 Employee Stock Purchase Plan.

(4)	As of February 28, 2010, the number of securities to be issued upon exercise of outstanding options, warrants, and rights was 20,846,163, which includes 6,766,831 shares of restricted stock units. The weighted-average exercise price and the weighted-average remaining term of outstanding options, warrants, and rights excluding the 6,766,831 shares issuable upon the vesting of restricted stock units was $17.14 and 5.59 years. As of February 28, 2010, the number of securities remaining available for future issuance under equity compensation plans (excluding the 20,846,163 securities to be issued upon exercise of outstanding options, warrants and rights) was 9,405,596 which includes 8,055,929 securities available for future issuance under the 2007 Incentive Plan and 1,349,667 shares remaining to be issued out of the 2007 Employee Stock Purchase Plan.

(5)	Upon stockholder approval of the 2007 Incentive Plan, no grants were allowed under any prior plans. Options outstanding in these plans remain subject to their terms. Those options generally expire 10 years after the grant date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the financial reporting process of Williams on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee meets separately with management, the internal auditors, independent auditors and the general counsel. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at http://www.williams.com. The charter, among other things, provides that the Audit Committee has full authority to appoint, oversee, evaluate and terminate when appropriate, the independent auditor. In this context, the Audit Committee:

•	reviewed and discussed the audited financial statements in Williams’ annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, Williams’ independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of Williams’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•	received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

•	discussed with Ernst & Young LLP its independence from management and Williams and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	discussed with Williams’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Williams’ internal controls and the overall quality of Williams’ financial reporting;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2009, for filing with the SEC; and

•	recommended together with the Board, subject to stockholder approval, the selection of Ernst & Young LLP to serve as Williams’ independent auditors.

This report has been furnished by the members of the Audit Committee of the Board of Directors:

 — William G. Lowrie, chairman

 — Joseph R. Cleveland

 — Irl F. Engelhardt

 — William E. Green

 — Juanita H. Hinshaw

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO
PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

The Board of Directors has approved, and recommends your approval of, the amendment to Williams’ Restated Certificate of Incorporation that would provide for the phased-in elimination of the classification of the Board and the annual election of all directors.

Our Board of Directors is currently divided into three classes, and members of each class are elected to serve for staggered three-year terms. If the amendment is adopted, directors elected at the 2011 annual meeting and thereafter would be elected to one-year terms. The amendment would not shorten the existing term of any director elected prior to the 2011 annual meeting. Class III directors elected at the 2010 annual meeting will be elected to three-year terms, expiring at the 2013 annual meeting. The terms of the Class I directors will continue to expire at the 2011 annual meeting, and the terms of the Class II directors will continue to expire at the 2012 annual meeting.

In approving the amendment, the Board and the Nominating and Governance Committee considered carefully the advantages of both classified and declassified boards. A classified board of directors provides continuity and stability in pursuing the Company’s business strategies and policies, reinforces the Company’s commitment to a long-term perspective and increases the Board’s negotiating leverage when dealing with a potential acquirer. However, many investors believe these advantages are outweighed by the inability of stockholders to evaluate and elect all directors on an annual basis. The Board noted that a majority of shares represented at the 2009 annual meeting supported a stockholder proposal requesting that the Board take the steps necessary to provide for the annual election of directors upon the expiration of the current terms of directors. Consequently, the Board of Directors concluded that the amendment of our Restated Certificate of Incorporation to declassify the Board is in the best interests of the Company and our stockholders. Approval of the amendment will cause Article Fifth of the Restated Certificate of Incorporation to be amended in its entirety. A copy of Article Fifth as it is proposed to be amended is attached to this proxy statement as Appendix A. If the proposed amendment is not approved, the Board of Directors will remain classified.

Board of Directors’ Recommendation: THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE WILLIAMS COMPANIES, INC. 2007 INCENTIVE PLAN

SUMMARY OF THE PROPOSAL

The Board of Directors has amended and restated The Williams Companies, Inc. 2007 Incentive Plan (referred to in this section of the proxy statement as the “Plan”). The changes to the Plan as amended and restated were recommended to the Board by the Compensation Committee and the amended and restated Plan is subject to approval by our stockholders. A copy of the Plan as amended is attached as Appendix B of this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the Plan as set forth in Appendix B. We are asking our stockholders to approve the amendment and restatement of the Plan, which includes the following material amendments to the version of the Plan previously approved by our stockholders in 2007:

1)	Increase by 11 million the number of shares authorized for making awards under the Plan from 19 million shares to 30 million. This increase in shares is intended to replenish the available shares under the Plan close to the original 19 million shares approved in 2007 by stockholders.

2)	Provide that no dividend equivalents be granted under the Plan on any awards and that dividends may not be paid on awards of unvested grants of restricted stock or performance shares prior to the time of vesting. Although it was previously allowed, no dividend equivalents have been granted under the Plan since it was last approved by stockholders in 2007.

3)	Change the definition of change in control to require completion of (rather than merely approval by the stockholders of) the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company.

4)	Change the annual grant to non-management directors to equal in part restricted stock units and/or whole number of shares having a fair market value at the close of business on the grant date of up to $300,000. Although, there is no intent to increase the compensation paid to non-management directors at this time, this change will allow flexibility for the future.

Stockholder approval of the Plan as amended and restated will also constitute approval of the material terms of the updated performance goals contained in the Plan to allow awards using one or more of those goals to meet the requirements under Section 162(m) of the Internal Revenue Code for tax deductibility of amounts earned by and paid under the Plan to certain of Williams’ executive officers. Section 162(m) requires periodic disclosure of an approval by stockholders of the material terms of the performance goals that may be used to provide compensation to certain of Williams’ executive officers. If our stockholders fail to approve the amended and restated Plan, the amendments will not be given effect, and the Plan will continue as in effect prior to its amendment and restatement.

Our stockholders originally approved the Plan in 2007. Subsequent to such approval one amendment has been adopted generally in order to comply with certain federal tax laws that apply to the Plan. Williams concluded that amendment did not require stockholder approval. The Plan initially reserved 19,000,000 shares for issuance under the Plan. As of February 28, 2010, approximately 8,055,929 shares remained available for new awards under the Plan, not including the new shares being requested. The closing market price of The Williams Companies, Inc. common stock on February 26, 2010 was $21.54.

As of the Record Date, March 29, 2010, the additional 11 million shares for awards under the Plan for which stockholder approval is being requested represents approximately 1.9% of all currently outstanding shares of Williams’ common stock. Consistent with existing Plan provisions, the number of full-value shares available for stock based awards under the Plan (other than stock options) is limited to 60% of the total number of shares available under the Plan.

The Plan is set to expire May 17, 2017. We are not requesting stockholder approval of an extension of this date. The Plan requires stockholder approval of amendments to the extent required by law or regulation or the rules of any securities exchange or other form of securities market on which the shares of Williams’ common stock may then be listed or quoted. The Board of Directors believes that the program and the Plan have helped Williams compete for, motivate and retain high caliber executive, administrative, and professional employees. The Board of Directors believes it is in the best interest of Williams and its stockholders for the stockholders to approve the Plan as amended and restated.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the proposed amendments to the Plan.

Principal Features of the Plan

We describe below the other principal terms of the Plan, as amended and restated.

Some key features of the Plan of interest to stockholders, which are described more fully below, include:

•	No dividend equivalents granted on any awards under the Plan.

•	Dividends may not be paid on awards of unvested grants of restricted stock or performance shares prior to the time of vesting.

•	A prohibition against the repricing of stock options and stock appreciation rights.

•	A prohibition against granting options with an exercise price less than the fair market value of a share on the grant date.

•	A limit on the percentage of shares (60%) subject to grant under the Plan that may be granted with respect to all awards other than options.

PURPOSE

The Plan is intended to allow selected employees and officers to acquire or increase equity ownership, thereby strengthening their commitment to our success and stimulating their efforts on our behalf, and to assist us in attracting new employees and officers and retaining existing employees and officers. The Plan is also intended to provide annual cash incentive compensation opportunities to designated executives that are competitive with those of other major corporations, to optimize the profitability and growth through incentives which are consistent with our goals, to provide grantees with an incentive for excellence in individual performance to promote teamwork among employees, officers, and non-management directors, and to attract and retain highly qualified persons to serve as non-management directors and to promote ownership by such non-management directors of a greater proprietary interest, thereby aligning such non-management directors’ interests more closely with the interests of our stockholders.

ADMINISTRATION

The Plan will be administered by the Board of Directors with respect to non-management director grantees and by the Compensation Committee of the Board with respect to executive officers. Unless the Board or the Compensation Committee chooses to administer the Plan with respect to other grantees, the CEO will do so, provided the CEO is a member of the Board. The relevant person or group that administers the Plan is referred to in this summary as the “Committee.” Subject to the terms of the Plan, the Committee has full power and discretion:

•	to select those persons to whom awards will be granted (other than with respect to non-management directors’ annual grants, which are automatic);

•	to determine the amounts and terms of awards; to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule

•	to determine and change the conditions, restrictions, and performance criteria relating to any award;

•	to determine the settlement, cancellation, forfeiture, exchange, or surrender of any award;

•	to make adjustments in the terms and conditions of awards including, but not limited to, changing the exercise price of any award;

•	to construe and interpret the Plan and any award agreement;

•	to establish, amend, and revoke rules and regulations for the administration of the Plan;

•	to make all determinations deemed necessary or advisable for administration of the Plan; and

•	to exercise any powers and perform any acts it deems necessary or advisable to administer the Plan and, subject to certain exceptions, to amend, alter, or discontinue the Plan or amend the terms of any award.

ELIGIBILITY

The Plan provides for awards to employees and officers of Williams and our affiliates. Some awards will be provided to officers and others who are deemed to be “insiders” for purposes of Section 16 of the Exchange Act. Cash awards under the Plan may be made only to those executives whose compensation during a year is expected to be subject to the deductibility limits under Section 162(m) of the Internal Revenue Code. As of December 31, 2009, we had approximately 4,788 employees and officers, and management estimates that 23% of such employees and officers will be granted awards under the Plan. An affiliate is defined in the Plan as any entity, individual, venture, or division that, directly or indirectly, through one or more intermediaries, is controlled by Williams.

The Plan also provides for automatic annual awards to non-management directors, and for non-management directors to elect to receive director fees or other awards in common stock or restricted stock units. If the nominees for election named in this proxy statement are elected, 11 directors will qualify as non-management directors under the Plan in 2010.

PARTICIPATION

The Committee may make award grants to eligible grantees in its discretion, subject to the limits on awards described below.

Automatic annual awards to non-management directors consist of grants to each non-management director of shares and/or restricted stock units. Those annual awards may not exceed a fair market value at the close of business on the grant date of up to $300,000. In addition, the Plan will permit non-management directors to elect to receive all or part of their cash fees in the form of restricted stock units or shares, as described below.

OFFERING OF COMMON STOCK

As of February 28, 2010, if our stockholders approve the proposed increase to the share reserve, 19,055,929 shares of common stock will be available for granting of new awards. (The term “shares” or “stock” in this summary refers to common stock unless otherwise indicated.) The stock delivered to settle awards under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased for purposes of the Plan. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards generally may again be available for issuance under the Plan. However, shares withheld or surrendered in payment of the exercise price for stock options or withheld for taxes upon the exercise or settlement of an award will not be available for issuance under the Plan.

In the event of a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction or event that affects the common stock (but only if the transaction or event does not involve the receipt of consideration by us), then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the rights of grantees, make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

LIMITS ON AWARDS

The Plan contains several limits on the number of shares and the amount of cash that may be issued as awards. To the extent the Committee determines that compliance with the performance-based exception to tax deductibility limitations under Internal Revenue Code Section 162(m) is desirable, awards may not be granted to any individual for an aggregate number of shares of common stock in any fiscal year that exceeds 3,500,000 shares of common stock, and those executives whose compensation during a year is expected to be subject to the deductibility limits under Section 162(m) of the Internal Revenue Code may not be granted awards payable in cash in any fiscal year that exceed as to each individual $15,000,000. Common stock available for delivery under stock-based awards other than options may not exceed 60% of the total number of shares of stock deliverable under the Plan.

SUMMARY OF AWARDS UNDER THE PLAN (INCLUDING WHAT RIGHTS AS A STOCKHOLDER, IF ANY, ARE PROVIDED BY AN AWARD)

The Plan permits the granting of any or all of the following types of awards to all grantees, other than non-management directors. Non-management directors’ annual grants are detailed below:

•	stock options including incentive stock options (“ISOs”);

•	restricted stock;

•	restricted stock units;

•	performance units;

•	performance shares;

•	stock appreciation rights; and

•	other stock-based awards valued in whole or in part by reference to or otherwise based on the common stock or other securities.

Generally, awards under the Plan are granted for no consideration other than prior and future services. Awards granted under the Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Plan or other plan sponsored by us or an affiliate.

Stock Options.  The Committee is authorized to grant stock options, including ISOs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the Committee and cannot be less than 100% of the fair market value of a share on the grant date. Except in the case of a change in the capital structure of Williams or an extraordinary distribution to stockholders, the Committee has no authority to reprice an option without stockholder approval. The term of each option is fixed by the Committee, provided that it may not exceed ten years from the grant date. Such awards are exercisable in whole or in part at such time or times as determined by the Committee. Options may be exercised by payment of the purchase price in cash or stock or in the manner as determined by the Committee.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted stock consisting of shares that may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends on shares once they vest, unless the Committee otherwise determines. The Committee may also make awards of restricted stock units, generally consisting of a right to receive shares at the end of a specified period of restriction. Awards of restricted stock units are subject to such limitations as the Committee may impose, which limitations may lapse at the end of the restricted period, in installments or otherwise. Restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the period of restriction, unvested restricted stock or restricted stock units will be forfeited subject to such exceptions, if any, as are authorized by the Committee.

No Dividend Equivalents.  Dividend equivalents may not be granted under the Plan with respect to any awards.

Performance Units.  The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee. A performance unit is valued based upon a value established by the Committee. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards. It is expected that annual or long-term performance bonuses will be granted as performance units and that the performance measures will generally be selected from among those listed in the Plan.

Performance Shares.  The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards. These awards may be granted as a form of annual or long-term performance bonuses. Performance measures will generally be selected from among those listed in the Plan.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights, which entitle a grantee the right to receive upon exercise of the stock appreciation right an amount equal to the difference between base amount of the stock appreciation right and the fair market value of a share on the exercise date, multiplied by the number of shares with respect to which the stock appreciation right relates. The Committee determines the terms and conditions of such awards, including the base amount of the stock appreciation right. Except in the case of a change in the capital structure of Williams or an extraordinary distribution to stockholders, the Committee has no authority to reprice a stock appreciation right without stockholder approval.

Other Stock-Based Awards.  In order to enable us to respond to significant regulatory developments as well as to trends in executive compensation practices, the Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee shall determine the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Non-Management Director Annual Grants.  Generally, each member of our Board of Directors who is not our employee will be granted on each regularly scheduled annual meeting of the stockholders:

•	restricted stock units representing and/or shares having a fair market value on the grant date of up to $300,000.

Non-management directors may elect to defer receipt of such restricted stock units and shares until a time after the date that they would otherwise vest.

Director Election To Receive Cash Fees as Shares or Restricted Stock Units.  Each director who is not our employee may elect to receive his or her director fees otherwise payable in cash in the form of shares or restricted stock units valued at the fair market value at the close of business of the common stock on the date the fees would otherwise have been payable in cash. Directors may also elect to defer receipt of director fees. All such deferrals will be in the form of restricted stock units in lieu of cash or shares.

Performance-Based Awards.  The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Plan, or as a condition to accelerating the timing of the grant or vesting of an award.

The performance measure(s) to be used for purposes of any awards intended to satisfy the “performance-based” exception to the limitations of Internal Revenue Code Section 162(m) will be chosen from among the following:

•	earnings (either in the aggregate or on a per-share basis);

•	net income (before or after taxes);

•	operating income;

•	operating profit;

•	cash flow;

•	stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

•	return measures (including return on assets, equity, or sales);

•	earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

•	gross revenues;

•	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	reductions in expense levels in each case where applicable determined either in a company-wide basis or in respect of any one or more business units;

•	net economic value;

•	market share;

•	annual net income to common stock;

•	earnings per share;

•	annual cash flow provided by operations;

•	changes in annual revenues;

•	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	economic value added;

•	sales;

•	costs;

•	results of customer satisfaction surveys;

•	aggregate product price and other product price measures;

•	safety record;

•	service reliability;

•	operating and maintenance cost management;

•	energy production availability performance measures;

•	debt rating; and/or

•	achievement of objective business or operational goals such as market shares and/or business development.

The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which are designed to qualify for the performance-based exception to the limitations of Section 162(m) may not be adjusted upward (the Committee retains the discretion to adjust such awards downward) so as to cause the performance based exception to be unavailable.

Payment and Deferral of Awards.  In general, awards may be settled in cash, stock, other awards, or other property, in the discretion of the Committee in accordance with the Plan. The Committee may require or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The Plan authorizes the Committee to place shares or other property in trusts or to make other arrangements to provide for payment of obligations under the Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards.  Awards granted under the Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, certain transfers of awards for estate planning purposes may be permitted in the discretion of the Committee.

AMENDMENT TO AND TERMINATION OF THE PLAN

The Plan may be amended, altered, suspended, discontinued, or terminated by the Board of Directors without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of the New York Stock Exchange (or any securities exchange or other form of securities market on which the common stock is then listed or quoted). The Board, in its discretion, may seek to obtain stockholder approval for amendments or other actions affecting the Plan for which stockholder approval is not required in any circumstance that the Board determines such approval would be advisable.

In addition, subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a grantee under any award granted under the Plan (other than an amendment to the change in control provisions of the Plan prior to the time that a change in control of the ownership of Williams may occur).

CHANGE IN CONTROL

If, upon or within two years after a change in control of the ownership of Williams (“Change in Control”), a grantee’s employment (but not including service as a director) is terminated without cause or by the grantee for good reason:

•	all of the grantee’s outstanding awards will become fully vested,

•	all performance criteria will be deemed fully achieved at the target level, to the extent applicable, and

•	the grantee’s non-qualified options will continue to be exercisable for 18 months (but no longer than the remaining original option term).

For purposes of the Plan, a Change in Control is generally deemed to have occurred upon:

•	the acquisition of 20% or more of the ownership of Williams by any entity, person, or group other than Williams or its control group,

•	merger, reorganization, or consolidation that results in a more than 35% change in ownership of Williams,

•	the members of the Board of Directors cease to constitute a majority of the Board,

•	consummation of a liquidation or dissolution of Williams, or

•	consummation of a sale or other disposition of all or substantially all of the assets of Williams that results in a more than 50% change in ownership of its assets

The Plan reserves to the Board the right to amend the provisions of the Plan dealing with the possible future occurrence of a Change in Control (including with respect to outstanding awards) without the consent of the grantee at any time prior to the occurrence of a Change in Control.

FEDERAL INCOME TAX CONSEQUENCES

We believe that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the Plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees.

The grant of an option (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. In the case of options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute. Different rules may also apply to an option exercised by a director less than six months after the date of grant.

With respect to other awards granted under the Plan that may be settled either in cash, in stock or other in property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. We will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

Section 409A was added to the Internal Revenue Code of 1986, as part of the American Jobs Creation Act of 2004. Section 409A generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income by the grantee to the extent not subject to a substantial risk of forfeiture. Section 409A makes important changes in the law governing deferred compensation, including expanding the types of arrangements and plans that are deemed to constitute deferred compensation. Under Section 409A a grantee receiving deferred compensation may be subject to additional income taxation on amounts deferred and the Company has certain reporting obligations relating to payment of deferred compensation. Even where the Committee determines in its discretion that it is desirable to comply with Section 409A and attempts to structure awards accordingly, awards under the Plan may not in certain cases comply with Section 409A. In order to increase the likelihood of compliance in those situations where the Committee deems compliance desirable, both the Plan and outstanding award agreements will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the award, or, only if necessary because an amendment would not avoid the additional income tax, rescinded. Any of these actions may be taken by the Committee without the consent of any grantee.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of foreign, state, and local tax laws. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

NEW PLAN BENEFITS

Awards to Grantees Other Than Annual Automatic Non-Management Directors Grants.  It is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees other than the maximum amount of annual automatic grants to non-management directors. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be distributed to grantees other than non-management directors under the Plan.

It is not possible at present to determine the number of shares that will be deliverable under the Plan to non-management directors as common stock or restricted stock units in lieu of fees at the election of each non-management director.

VOTE REQUIRED

Adoption of the proposal to approve the Plan requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting of stockholders.

Board of Directors’ Recommendation:  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE WILLIAMS COMPANIES, INC. 2007 INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee is responsible for selecting Williams’ independent, registered public accounting firm. At a meeting held on March 15, 2010, the Audit Committee appointed the firm of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2010. A representative of Ernst & Young LLP will attend the annual meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided. Stockholder approval of the appointment of Ernst & Young LLP is not required, but the Audit Committee and the Board are submitting the selection of Ernst & Young LLP for ratification to obtain our stockholder’s views. In the event a majority of the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2010, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

Board of Directors’ Recommendation:  THE BOARD OF DIRECTORS OF WILLIAMS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR 2010.

Principal Accounting Fees and Services

Fees for professional services provided by our independent auditors for each of the last two fiscal years were as follows:

	2009	2008
	(Millions)

Audit Fees	$15.0	$14.4
Audit-Related Fees	1.2	0.7
Tax Fees	0.4	0.3
All Other Fees	—	—

	$16.6	$15.4

Fees for audit services in 2009 and 2008 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, the audit of our assessment of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other filings with the SEC. Audit-related fees in 2009 and 2008 primarily include audits of investments and joint ventures, and audits of employee benefit plans. Tax fees in 2009 and 2008 include tax planning, tax advice and tax compliance.

Tax Services.  Ernst & Young LLP does not provide tax services to our executives.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of Ernst & Young LLP, our independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting. In 2009, 100% of Ernst & Young LLP’s fees were pre-approved by the Audit Committee.

The Audit Committee’s pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.williams.com at the Corporate Responsibility/Corporate Governance/Board Committees/Audit Committee Charter tab.

PROPOSAL 5 — STOCKHOLDER PROPOSAL

A stockholder proposes to present the following resolution for adoption at the annual meeting of stockholders. We will promptly provide the name, address and stockholdings of the stockholder upon oral or written request to our corporate secretary. As required by SEC rules, the proposal and supporting statement, for which Williams accepts no responsibility, are printed below verbatim from the proponent’s submission.

Safer Alternatives For Natural Gas Exploration And Development

Whereas,

Onshore “unconventional” natural gas production requiring hydraulic fracturing, which injects a mix of water, chemicals, and particles underground to create fractures through which gas can flow for collection, is estimated to increase by 45% between 2007 and 2030. An estimated 60-80% of natural gas wells drilled in the next decade will require hydraulic fracturing.

Fracturing operations can have significant impacts on surrounding communities including the potential for increased incidents of toxic spills, impacts to local water quantity and quality, and degradation of air quality. Government officials in Ohio, Pennsylvania and Colorado have documented methane gas linked to fracturing operations in drinking water. In Wyoming, the US Environmental Protection Agency (EPA) recently found a chemical known to be used in fracturing in at least three wells adjacent to drilling operations.

There is virtually no public disclosure of chemicals used at fracturing locations. The Energy Policy Act of 2005 stripped EPA of its authority to regulate fracturing under the Safe Drinking Water Act and state regulation is uneven and limited. But recently, some new federal and state regulations have been proposed. In June 2009, federal legislation to reinstate EPA authority to regulate fracturing was introduced. In September 2009, the New York State Department of Environmental Conservation released draft permit conditions that would require disclosure of chemicals used, specific well construction protocols, and baseline pre-testing of surrounding drinking water wells. New York sits above part of the Marcellus Shale, which some believe to be the largest onshore natural gas reserve.

Media attention has increased exponentially. A search of the Nexis Mega-News library on November 11, 2009 found 1807 articles mentioning “hydraulic fracturing” and environment in the last two years, a 265 percent increase over the prior three years.

Because of public concern, in September 2009, some natural gas operators and drillers began advocating greater disclosure of the chemical constituents used in fracturing.

In the proponents’ opinion, emerging technologies to track “chemical signatures” from drilling activities increase the potential for reputational damage and vulnerability to litigation. Furthermore, we believe uneven regulatory controls and reported contamination incidents compel companies to protect their long-term financial interests by taking measures beyond regulatory requirements to reduce environmental hazards.

Therefore be it resolved,

Shareholders request that the Board of Directors prepare a report by October 1, 2010, at reasonable cost and omitting proprietary information, summarizing 1.the environmental impact of fracturing operations of Williams Companies, Inc.; 2. potential policies for the company to adopt, above and beyond regulatory requirements, to reduce or eliminate hazards to air, water and soil quality from fracturing.

Supporting statement:
Proponents believe the policies explored by the report should include, among other things, use of less toxic fracturing fluids, recycling or reuse of waste fluids, and other structural or procedural strategies to reduce fracturing hazards.

COMPANY RESPONSE TO PROPOSAL 5

THE BOARD OF DIRECTORS OF WILLIAMS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS PROPOSAL 5.

Williams has a proven track record of responsible development and protection of the environment while developing gas reserves. The Company believes the recovery of these reserves and environmental protection are not inherently contradicting objectives. Williams has publicly committed to high standards for environmental stewardship and conducts its business in a manner to comply with all applicable environmental laws and regulations, including applying additional safeguards and practices beyond legal requirements where circumstances make it prudent. Williams regularly reports on its performance in its Corporate Responsibility Report, available on its website from the Corporate Responsibility link. The Board believes that the report requested by the proposal is unnecessary and not an efficient use of Company resources because it would not provide any additional information that is not already publicly available.

Our goal is to be a successful, long-term contributor to the United States economy and the communities in which we operate. Williams has been recognized many times by various Federal and State agencies for safe, environmentally-friendly performance associated with our field operations. We have been very successful in playing a vital role in meeting the energy needs of our nation and enhancing shareholder value, while accomplishing responsible development and environmental stewardship.

Hydraulic fracturing is a safe, well-tested engineered technology that has been used to facilitate the extraction of hydrocarbons from sub-surface formations dating back to the 1940’s. There have been more than one million oil and gas wells completed through hydraulic fracturing in the United States over the years. Despite recent media claims surrounding hydraulic fracturing, its environmental viability has been affirmed by multiple studies over the years. The most recent study was released in 2009 by the U.S. Department of Energy and Ground Water Protection Council. The Environmental Protection Agency also studied this issue in 2004, and concluded that hydraulic fracturing is safe. To date, there are no verified cases of contamination of underground drinking water as a result of the process, according to the Interstate Oil and Gas Compact Commission, which represents state agencies that oversee the oil and natural gas industry.

The protection of groundwater quality is extremely important to Williams. The measures we take to protect groundwater are in strict compliance with government mandates and are subject to close supervision by regulators. Under regulatory requirements, groundwater is protected by steel casing pipe and concrete. Once a pipe is set in place, cement is pumped into the well where it hardens and creates a permanent, isolating barrier between the steel casing pipe and surrounding geological formations. This aspect of the well design essentially eliminates a “pathway” for the frac fluid to contact any aquifers during the hydraulic fracturing operations. Furthermore, the hydrocarbon bearing formations are separated from any usable underground aquifers by thousands of feet of impermeable rock layers. This wide separation serves as a protective barrier, preventing migration of frac fluids or hydrocarbons upwards into groundwater zones.

In addition, we currently recycle over 90% of the water used in our fracturing operations in the Piceance and the San Juan basin. This recycling greatly lessens the demand on local natural water resources, such as the Colorado River and shallow aquifers. Our current plan is to expand our recycling operations in the Ft. Worth basin in 2010 and possibly in the Appalachian basin. Williams recycled 10,000 barrels of water per day on average last year. Regulatory mandates do not generally require baseline testing or water quality monitoring in areas where our drilling and completions activities are conducted. Instead, we strictly adhere to the comprehensive set of regulations that address every aspect of drilling, completion and production operations to ensure safety and protection of the environment.

Williams supports disclosure of information regarding chemicals in hydraulic fracture fluid by industry service providers of these fluids. In addition, the U.S. Occupational Safety and Health Administration (OSHA) and the Toxic Substances Control Act contain chemical recordkeeping rules, including maintaining “Material Safety Data Sheets” at the well site where hydraulic fracturing chemicals are being used. In addition, various websites, such as Energy in Depth, provide a thorough background on hydraulic fracturing and a detailed description of the typical chemical solution used. The exact combination of chemical additives in fracture fluid may vary slightly based on the nature of the particular formation, but contents follow a consistent pattern and such additives typically make up less than 0.5 percent of the solution injected into wells, which is otherwise water and sand.

The Board believes developing a special report on the environmental impact of fracturing and the adoption of policies above and beyond the regulatory requirements is unnecessary, duplicative and would not be value adding.

FOR THESE REASONS, WE RECOMMEND A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

PROPOSAL 6 — STOCKHOLDER PROPOSAL

A stockholder proposes to present the following resolution for adoption at the annual meeting of stockholders. We will promptly provide the name, address and stockholdings of the stockholder upon oral or written request to our corporate secretary. As required by SEC rules, the proposal and supporting statement, for which Williams accepts no responsibility, are printed below verbatim from the proponent’s submission.

RESOLUTION

That the shareholders of THE WILLIAMS COMPANIES request its Board of Directors to adopt a policy that provides shareholders the opportunity at each annual meeting to vote on an advisory resolution, prepared by management, to ratify the compensation of the named-executive officers listed in the proxy statement’s Summary Compensation Table.

The proposal submitted to shareholders should clearly state that the vote is non-binding and would not affect any compensation paid or awarded any named-executive officer.

STATEMENT

As a shareholder, I am concerned about the levels of compensation afforded our top management and members of the board of directors, who are to be independent, when the dividend seems frozen for the last two years.

In last year’s meeting, the proponent introduced a proposal to cause the annual election of all Directors which passed with 337,846,811 shares (80.28%) worth $5,243,382,506.72 voted in its favor.

The following table summarizes compensation paid our executives:

	2008*	2007	2005

Steven Malcolm	$5,293,799	$13,939,211	$6,229,369
Donald Chappel	2,333,801	4,676,664	2,344,890
Ralph Hill	1,718,653	3,468,221
Philip Wright	1,683,647	3,011,317	1,646,913
Alan Armstrong	1,564,705	2,634,173
James Bender			1,614,357
Michael Johnson			1,654,039

[*Stock awards in 2008 were reported at ($2,307,371) because of decline in the share market value in 2006 and 2007. Does not include value realized in vesting of stock options of $12,927,886 for all named-executive officers.]

In the thirty-two pages of discussion on compensation in the proxy statement, it lists “Frederic W. Cook & Co.” as the independent compensation consultant for the past years. “Frederic W. Cook & Co.” reportedly was appointed by the Board of Directors to review and recommend executive compensation and its own compensation. Whose sniff test for independence does this pass?

As noted by former CEO Jerry Levin of Time Warner, “I think it is time to relook at exactly how CEOs are paid.” He blasted compensation consultants for making salary decisions based on “another CEO who may not be worth the $10,000,000 he or she is getting.” The proxy statement discusses the consultant’s role in relying upon compensation of its “comparator group” which includes Halliburton Company and Chesapeake Energy Corp. — two corporations know for out-landish comensation.

It appears that much of the volatility of executive compensation at Williams is caused by compensation being based on market prices of crude oil and natural gas — rather than executive performance.

The executive compensation feast includes not just a base salary with payment of Non-Equity Incentive Plan Compensation, it carries:
— annual cash incentives
— Long-term incentives

— generous benefit programs
— Performance-based restricted stock units
— Stock options
— Stock awards
— Time-Based Restrictive stock units
— Non-qualified Deferred Compensation Earnings
— Pension plan
— Retirement Restoration benefits
— Financial Planning allowance
— Personal use of corporate aircraft
— Use of company suite at Event Center
— Executive physicals
— Golden Parachutes
— Gross-up payments for income tax on

Golden Parachute payments.

The proponent believes that “enough is enough” and that at Williams, “enough has become too much” and would like to vote on this issue. If you agree, please vote “FOR” this proposal.

COMPANY RESPONSE TO PROPOSAL 6

THE BOARD OF DIRECTORS OF WILLIAMS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS PROPOSAL 6.

Our Board recognizes that executive compensation is a legitimate and important matter of concern to stockholders and that stockholders’ views on compensation should be taken into account by the Board and management in designing our pay philosophy, programs and decisions. The Board has carefully considered this stockholder proposal and believes that the proposal is both not necessary and not in the best interests of our stockholders and the Company for the reasons set forth below.

This stockholder proposal is unnecessary because of the strong linkage between pay and performance that currently exists within our pay programs, as stated in the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement. Our pay program is structured to motivate and drive performance, emphasize long-term performance, and align our NEOs’ interests with those of long-term stockholders. In order to pay our NEOs in this manner, the Compensation Committee of the Board has allocated the most significant portion of their pay to long-term equity awards comprised of performance-based RSUs, stock options, and time-based RSUs. Because of our pay-for-performance philosophy, a larger portion of the long-term equity awards is allocated in the form of performance-based RSUs and stock options. For example, our CEO has 100% of his long-term equity award in these forms and receives no time-based RSUs. Our CEO, unlike our comparator group that provides an average of 40% of long-term equity in time-based restricted stock, has a higher profile of compensation that is subject to company performance.

Our Compensation Committee also works to ensure that total target compensation in the form of long-term incentives, annual incentives, base pay, and benefits are market competitive and aligned to the market median. With that aim, the Compensation Committee is presented information by its independent executive compensation consultant regarding the pay practices of our comparator group as well as the pay awarded to the top executives of each of our comparator companies. When setting pay, the Compensation Committee uses market median information, as opposed to market averages, to ensure that the impact of any unusual events that may occur at one or two companies during any particular year is diminished from the analysis. If an event is particularly unusual and surrounds unique circumstances, such as the 2008 pay for Chesapeake Energy’s CEO, the data is completely removed from the assessment. To date, our NEOs’ pay remains aligned with market practice.

The Company’s compensation program also includes many executive compensation “best practices,” including a recoupment policy to allow the Company to recover incentive-based compensation from NEOs in the event the Company is required to restate our financial statements due to fraud or intentional misconduct, stock ownership guidelines for all NEOs, and a change in control program that includes a “double trigger” (which requires both a change in control and termination of a NEO’s employment) for benefits and equity vesting. Also, as described in the sections “Role of the Independent Compensation Consultant” within the CD&A and “Corporate Governance and Board Matters — Board and Committee Structure and Meetings — Compensation Committee,” the Compensation Committee regularly engages an independent executive compensation consulting firm, Frederic W. Cook & Co.

Paying for performance, paying competitively, and ensuring governance around our pay programs demonstrates that the Compensation Committee, which consists entirely of experienced, independent directors, takes seriously its responsibility for evaluating the performance of and setting compensation for the Company’s NEOs. The Board believes that the independent directors serving on the Compensation Committee are in the best position to consider the myriad of factors that affect compensation, such as the Company’s strategic goals, the market for executives, knowledge of individual executive performance, and evolving governance trends. The Compensation Committee is also provided with education and training opportunities to enrich its knowledge of compensation strategies, theories and techniques along with Company-provided memberships to governance resources and professional organizations to enhance its understanding and awareness of current market conditions.

The Company’s stockholders also already have avenues for engaging with the Board about any issues of concern, including executive compensation. In this regard, the Board has established procedures for stockholders to communicate directly with the Board, individual directors and the Board’s Lead Director, as described both in this proxy statement and on the Company’s website. Moreover, stockholders approve Williams’ incentive compensation plans, as is the subject of Proposal 3 in this proxy statement. This stockholder approved incentive compensation plan represents 72% of our CEO’s target compensation. Accordingly, an advisory vote on executive compensation is unnecessary as stockholders already have meaningful avenues to communicate their views on executive compensation matters.

Furthermore, the proposed advisory vote would not provide the Board with meaningful feedback on the Company’s compensation practices. The Company’s executive compensation program is composed of many different elements. Providing an advisory vote on the Summary Compensation Table values is the equivalent of a “yes” or “no” referendum, meaning it would not identify any particular compensation elements with which stockholders may be concerned. At best, the Committee would have to speculate regarding stockholder concerns and no corrective action would be determinable from an advisory vote, which would not benefit the Company or its stockholders.

We also believe it is premature for our stockholders to consider an advisory vote on executive compensation because the U.S. Congress currently is considering legislation that would require all U.S. public companies (including the Company) to hold such a vote. As of the date of the filing of this proxy statement, the House of Representatives has passed legislation that would require public companies to hold an annual advisory vote on executive compensation while a Senate committee currently is considering a bill that contains advisory vote requirements similar to the House bill. Accordingly, the Board does not believe that the advisory vote on executive compensation requested by the stockholder proposal is necessary at this time.

Finally, we believe that the proponent has made inaccurate or misleading statements in support of his proposal. For example, the following information provided by the proponent is inaccurate:

•	The amounts disclosed as compensation paid in 2005 are actually amounts related to compensation paid in 2004 disclosed in the 2005 proxy statement. This timing discrepancy explains the inclusion of Messrs. Bender and Johnson in the proponent’s chart although they were not NEOs of the Company as relates to compensation earned for 2005.

•	The proponent misstates the publicly disclosed amount of compensation for Messrs. Chappel and Wright for 2005 and for Mr. Armstrong for 2007.

•	The proponent’s reported cumulative amount of stock award expense in 2008 of ($2,307,371) should actually be ($2,300,751).

The following information provided by the proponent is misleading:

•	The proponent reports as total compensation for 2008, 2007, and 2005 publicly disclosed compensation data calculated under different SEC requirements. The SEC amended its executive compensation disclosure rules in 2006, changing the components of compensation disclosed in the Summary Compensation Table. Because of the amended rules, 2008 and 2007 Summary Compensation Table amounts reflected the accounting expense of stock and options awards plus the change in pension value and nonqualified deferred compensation earnings. By contrast, prior filings’ tables included the grant date fair value of stock awards and the number — not value — of stock options and did not include any change in pension value and nonqualified deferred compensation earnings.

•	The proposal states that the decline in equity value presented for 2008 was due to the decline in Williams’ stock market value, but it was actually caused by the decision to reverse the expense previously incurred by the Company for outstanding 2007 performance-based RSU awards. This negative value reflects the assumption made in 2009 that officers of Williams would not receive any of the performance-based RSUs granted in 2007. This assumption has now been confirmed.

•	The proponent states that the NEOs realized $12,927,886 due to stock options vesting. The amount referenced in the proposal is actually the value realized from the vesting of time-based and performance-based restricted stock units granted in 2005. These units vested in the first quarter 2008 during a time of strong stock price performance. Approximately $10.2 million of this amount is attributable to the NEOs earning the performance-based RSUs upon attainment of EVA® performance targets.

•	The proposal also expresses concern regarding the independence of the executive compensation consulting firm, Frederic W. Cook & Co. This independent consultant reports directly to the chairman of the Compensation Committee and provides no service to Williams’ management. For director pay recommendations, the consultant compiles public data from the same comparator group used for executive compensation purposes. This data is objective and the consultant’s recommendations for the directors’ compensation package are formed from a market-based approach.

FOR THESE REASONS, WE RECOMMEND A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.williams.com. We make available free of charge through the Investors tab of our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, director independence standards, Code of Ethics for Senior Officers, Board committee charters, and the Williams Code of Business Conduct are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our corporate secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.

By order of the Board of Directors,

La Fleur Browne
Corporate Secretary

Tulsa, Oklahoma
April 8, 2010

APPENDIX A

New language is indicated by underlining, and deletions are indicated by strike-throughs.

PROPOSED AMENDMENTS TO ARTICLE FIFTH OF THE WILLIAMS COMPANIES, INC. RESTATED CERTIFICATE OF INCORPORATION

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of the Board of Directors and stockholders.

A.  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

B.  The Board of Directors shall consist of not fewer than five nor more than seventeen Directors. The exact number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. ~~The Directors shall serve for three year terms and shall be divided into three classes, designated Class I, Class II and Class III Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.~~ Commencing with the 2011 annual meeting of the stockholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting. However, directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders; directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders and directors elected at the 2010 annual meeting of stockholders shall hold office until the 2013 annual meeting of stockholders. In all cases, directors shall hold office until their respective successors are elected by the stockholders and have qualified.

C.  ~~If the number of Directors is changed in accordance with the terms of this Restated Certificate of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which such Directors term expires and until such Directors successor shall be elected and shall qualify, subject, however, to the Directors prior death, resignation, disqualification or removal from office.~~ The stockholders shall not have the right to remove any one or all of the Directors except for cause and by the affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in the election of Directors, considered for purposes of this Article FIFTH as one class. The first sentence of this Paragraph C, shall be of no force and effect after the annual meeting of stockholder in 2013. Any vacancy on the Board of Directors that results from a newly created Directorship may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of the predecessor.

D.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the company shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article FOURTH), ~~and such Directors so elected shall not be divided into classes pursuant to Paragraph B of this Article FIFTH unless expressly provided by such terms.~~ Election of Directors need not be by written ballot unless the By-laws so provide.

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E.  The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and paper of the Company or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Company, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.

F.  To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of such Director’s fiduciary duty as Director.

G.  In addition to the powers and authority herein before or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the Directors which would have been valid if such By-laws had not been adopted.

H.  Any action, except election of Directors, which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, provided, that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.

I.  Subject to the terms of any series of Preferred Stock or any other securities of the Company, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Company.

J.  No amendment to the Restated Certificate of Incorporation of the Company shall amend, alter, change, or repeal any provision of this Article FIFTH unless the amendment affecting such amendment, alteration, change, or repeal shall received the affirmation vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company generally entitled to vote in the election of Directors, considered for purposes of this Article FIFTH as one class.

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APPENDIX B

The Williams Companies, Inc.

2007 Incentive Plan

Effective as of March 14, 2007, as subsequently amended

Amended and restated effective as of February 23, 2010

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B-ii

B-iii

B-iv

THE WILLIAMS COMPANIES, INC.
2007 INCENTIVE PLAN
(Effective as of March 14, 2007, as subsequently amended)
(Amended and restated effective as of February 23, 2010)

Article 1. - Effective Date, History, Objectives, and Duration

1.1     Effective Date.  The Williams Companies, Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as The Williams Companies, Inc. 2007 Incentive Plan (the “Plan”) effective March 14, 2007 (the “Effective Date”). From and after the Effective Date, no further grants or awards shall be made under The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, The Williams Companies, Inc. Stock Plan for Nonofficer Employees, The Williams International Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 1996 Stock Plan, as amended. Subject to the approval of the Company’s stockholders, the Company amended and restated the Plan (the “Restatement”) effective as of February 23, 2010 (the “Restatement Effective Date”).

1.2     Objectives of the Plan.  The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide Non-Equity Incentive Award (as defined below) opportunities to employees in the Designated 162(m) Group (as defined below) that are competitive with those of other major corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, officers, and Non-Management Directors (as defined below), and (f) to attract and retain highly qualified persons to serve as Non-Management Directors and to promote ownership by such Non-Management Directors of a greater proprietary interest in the Company, thereby aligning such Non-Management Directors’ interests more closely with the interests of the Company’s stockholders.

1.3     Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (the “Board”) to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, or, if earlier, May 17, 2017, the tenth (10th) anniversary of the date the Plan was originally approved by the stockholders of the Company. Termination of the Plan will not affect the rights and obligations of the Grantees and the Company arising under Awards theretofore granted and then in effect.

Article 2. - Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1      “Acquired Entity Award” has the meaning set forth in Section 5.6.

2.2      “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.3      “Annual Meeting of Company Stockholders” has the meaning set forth in Section 14.1.

2.4      “Award” means Options (including Non-Qualified Stock Options and Incentive Stock Options), Shares of Restricted Stock, Restricted Stock Units, Performance Units (which may be paid in cash), Performance Shares, Stock Appreciation Rights, Other Stock-Based Awards, Non-Equity Incentive Awards or Director Annual Grants granted under the Plan.

2.5      “Award Agreement” means the written agreement or other instrument as may be approved from time to time by the Committee or Management Committee (as applicable) by which an Award shall be evidenced. An Award Agreement may be in the form of either (a) an agreement to be either executed by both the Grantee and the Company (or an authorized representative of the Company) or delivered and acknowledged electronically as the Committee shall determine or (b) certificates, notices or similar instruments as approved by the Committee or Management Committee (as applicable).

2.6      “Base Amount” means with respect to a Stock Appreciation Right, the amount with respect to which the appreciation in the value of a Share shall be measured over the period beginning with the Grant Date and ending on the date of exercise of such Stock Appreciation Right.

2.7      “Board” has the meaning set forth in Section 1.3.

2.8      “CEO” means the Chief Executive Officer of the Company.

2.9      “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10     “Committee” and “Management Committee” have the respective meanings set forth in Article 3.

2.11     “Common Stock” means the common stock, $1.00 par value, of the Company.

2.12     “Controlled Affiliate” means any Person that directly or indirectly, through one or more intermediaries, is controlled by the Company.

2.13     “Covered Employee” means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

2.14     “Designated 162(m) Group” means that group of persons whom the Committee believes may be Covered Employees with respect to a current or future fiscal year of the Company.

2.15     “Director Annual Grant” means an Award made to a Non-Management Director under Section 14.1.

2.16     “Director Fees” has the meaning set forth in Section 14.2.

2.17     “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, disability as defined in the Company’s long-term disability plan in which the Grantee participates or is eligible to participate, as determined by the Committee.

2.18     “Dividend Equivalent” means a right to receive or accrue, to the extent provided under the respective Award Agreement, payments equal to dividends or property on a specified number of Shares.

2.19     “Eligible Person” means any employee (including any officer) of the Company or an Affiliate, except that only employees in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards.

2.20     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.21     “Equity Election” has the meaning set forth in Section 14.2.

2.22     “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date: (i) the closing price on the date of determination reported in The Wall Street Journal (or an equivalent alternate or successor) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the Nasdaq Global Select or Global Market System, or similar securities market, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the Nasdaq Capital Market or similar securities market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.23     “Grant Date” means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.24     “Grantee” means an Eligible Person who has been granted an Award.

2.25     “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.26     “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.27     “Non-Equity Incentive Award” means an Award granted to a person in the Designated 162(m) Group that is not granted or payable in Shares.

2.28     “Non-Management Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.29     “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.30     “Option” means an option granted under Article 6 of the Plan.

2.31     “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to the exercise of an Option.

2.32     “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.33     “Other Stock-Based Award” means a right, granted under Article 11 of the Plan, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.34     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including the special provisions for options thereunder).

2.35     “Performance Measures” has the meaning set forth in Section 4.4.

2.36     “Performance Period” means the time period over which performance goals shall be determined.

2.37     “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.38     “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.39     “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.40     “Restricted Stock Unit” means a right, granted in accordance with Article 8 hereof, to receive a Share or cash payment equal to the value thereof, subject to such Period of Restriction as the Committee shall determine.

2.41     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.42     “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.43     “Section 16 Non-Management Director” means a Non-Management Director who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.44     “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.45     “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.46     “Shares of Restricted Stock” or “Restricted Stock” means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.47     “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 10.1 hereof.

2.48     “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Affiliate in the capacity of an employee or officer, or with respect to an individual who is solely an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. Notwithstanding the foregoing, except as otherwise provided in the Award Agreement with respect to such Award, with respect to an Award subject to Section 409A of the Code, “Termination of Affiliation” means a “separation from service” as defined in Section 409A of the Code and guidance thereunder.

Article 3. - Administration

3.1       Committee.

(a)      Subject to Articles 14 and 15, and to Section 3.2, the Plan shall be administered by a committee (the “Committee”). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall be (i) the Board, with respect to all Non-Management Directors, (ii) the Compensation Committee of the Board, with respect to all executive officers of the Company (which term shall have the same meaning as the term “officer” as defined in Rule 16a-1(f) promulgated under the Exchange Act and shall in any event include all of the members of the Company’s Executive Officer Team (“EOT”)) and any other Eligible Person with respect to whom it elects to act as the Committee, and (iii) except as the Committee may provide, if the CEO is a member of the Board, a committee consisting of the CEO, with respect to any Eligible Person other than an executive officer of the Company. In addition, to the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify both as “outside directors” within the meaning of Section 162(m) of the Code and as Section 16 Non-Management Directors (the “Independent Committee”). The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b)      The Board or the Compensation Committee may, by resolution, appoint and delegate to another committee of one or more officers of the Company (including the CEO) (a “Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers of the Company, Non-Management Directors, or are persons in the Designated 162(m) Group for whom the Board or the Compensation Committee desires to have the Performance-Based Exception apply and/or are Section 16 Persons at the time any such delegated authority is exercised; provided, however, that the resolution so authorizing such Management Committee shall specify the total number of Shares that may be subject to Awards (if any) such Management Committee may award pursuant to such delegated authority, and any such Award shall be subject to the form(s) of Award Agreement theretofore approved by the Compensation Committee. Any delegation of authority pursuant to this Section 3.1(b) shall comply with the requirements of applicable law, including Section 157(c) of the General Corporation Law of the State of Delaware to the extent applicable.

(c)      Unless the context requires otherwise, any references herein to “Committee” include references to the Board, the Compensation Committee of the Board, the Management Committee, the Independent Committee (if distinct from any of the foregoing) or the CEO, as applicable. For avoidance of doubt, notwithstanding any provision of the Plan to the contrary, any action taken by the Compensation Committee of the Board shall be treated as a valid action of the Committee, except as limited by the terms of the Board’s delegation of authority to the Compensation Committee of the Board or in the event that such action would violate applicable law.

3.2      Powers of Committee.  Subject to and consistent with the provisions of the Plan (including Article 14 and any limitations in scope of authority established in accordance with Section 3.1 above), the Committee has full and final authority and sole discretion as follows:

(a)  to determine when, to whom and in what types and amounts Awards should be granted;

(b)  to grant Awards in any number and amount to Eligible Persons, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price, Base Amount or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)  to determine the benefit payable under any Performance Unit, Performance Share, Other Stock-Based Award or Non-Equity Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d)  to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e)  to determine the Option Term;

(f)  to determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, when Shares of Restricted Stock shall be forfeited and whether such Shares shall be held in escrow;

(g)  to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h)  to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Section 162(m) of the Code or otherwise), at the election of the Committee or at the election of the Grantee;

(i)  to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or one or more other Awards, subject to Section 6.3 and Section 10.5;

(j)  to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k)  to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l)  to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m)  to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent, or (iv) provided for or specifically contemplated in the Plan (such as Section 6.4 or Article 13);

(n)  to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor, subject to Section 6.3 and Section 10.5;

(o)  to make such adjustments or modifications to Awards or to adopt such sub-plans for Grantees working outside the United States as are advisable to fulfill the purposes of the Plan (including to comply with local law);

(p)  to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, as applicable, limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(q)  to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided that in no event shall such adjustment increase the value of an Award for a person included in the Designated 162(m) Group for whom the Committee desires to have the Performance-Based Exception apply so as to cause the Performance-Based Exception to be unavailable;

(r)  to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(s)  to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 3.1(b), 4.3, 4.4 and 5.7(b)).

Article 4. - Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1      Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be thirty million (30,000,000). The number of Shares available for delivery pursuant to stock-based Awards other than Options shall not exceed sixty percent (60%) of the total number of Shares deliverable under the Plan (determined as of the date of stockholder approval of the Restatement). The number of Shares available for delivery pursuant to Incentive Stock Options shall be the number set forth in the first sentence of this Section 4.1.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

If any Shares subject to an Award granted hereunder are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (a) Shares used to pay the exercise price of an Option, (b) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (c) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Grantee. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

Notwithstanding the foregoing, an unlimited number of Shares may be issued under the Plan pursuant to Acquired Entity Awards granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity, so long as the terms of the acquisition of such awards previously granted by an Acquired Entity do not expressly provide for the issuance of Shares authorized under this Section 4.1.

4.2      Adjustments in Authorized Shares and Awards.  In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price or Base Amount with respect to any applicable Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of outstanding Shares of Restricted Stock or relating to any other outstanding Award in connection with which Shares are issued or otherwise subject, (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3, (f) the number and type of Shares (or other securities or property) as to which Awards may be settled, and (g) the number of Shares subject to outstanding Restricted Stock or Restricted Stock Units granted under Article 14; provided, in each case, that with respect to Awards of Incentive Stock Options intended as of their Grant Date to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number. By way of example and not limitation, neither the conversion of any convertible securities of the Company nor any open market purchase of Shares by the Company shall be treated as a transaction that “does not involve the receipt of consideration” by the Company.

4.3      Compliance with Section 162(m) of the Code.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable, the following shall apply:

(a)      Section 162(m) Compliance.  All Awards granted to persons included in the Designated 162(m) Group shall comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b)      Annual Individual Limitations.  During any calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than three million five hundred thousand (3,500,000) Shares, subject to adjustment as provided in Section 4.2. The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted with respect to any calendar year (or the Company’s fiscal year, if the Company’s fiscal year is not the calendar year) to any Grantee included in the Designated 162(m) Group (regardless of when such Award is settled) shall not exceed Fifteen Million Dollars ($15,000,000.00). (Thus, Awards to be settled in cash or property (other than Shares) with a Performance Period (or other period of time explicitly or implicitly utilized to determine the value to be provided to the Grantee) over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement so long as the total maximum potential value does not exceed the one-year limit multiplied by the number of calendar years (or fiscal years) or portions thereof over which the value of such Award is determined.)

4.4      Performance-Based Exception Under Section 162(m).  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(a)  Earnings (either in the aggregate or on a per-share basis);

(b)  Net income;

(c)  Operating income;

(d)  Operating profit;

(e)  Cash flow;

(f)  Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g)  Return measures (including return on assets, equity, or sales);

(h)  Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(i)  Gross revenues;

(j)  Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k)  Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(l)  Net economic value;

(m)  Market share;

(n)  Annual net income to common stock;

(o)  Earnings per share;

(p)  Annual cash flow provided by operations;

(q)  Changes in annual revenues;

(r)  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s)  Economic value added;

(t)  Sales;

(u)  Costs;

(v)  Results of customer satisfaction surveys;

(w)  Aggregate product price and other product price measures;

(x)  Safety record;

(y)  Service reliability;

(z)  Operating and maintenance cost management;

(aa) Energy production availability performance measures;

(bb) Debt rating;

and/or

(cc) Achievement of objective business or operational goals such as market share and/or business development;

provided that subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result, and may be measured annually, cumulatively over a period of years or over such other period determined by the Committee. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each Performance Measure for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, to a department, unit, division or function within the Company or any one or more Affiliates; or to the Company and/or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward) so as to cause the Performance- Based Exception to be unavailable. The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

For purposes of Section 4.3 and this Section 4.4 (and any other provisions of the Plan for which compliance with Section 162(m) of the Code is intended), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

Article 5. - Eligibility and General Conditions of Awards

5.1       Eligibility.  Awards may be granted to any Eligible Person or Non-Management Director, whether or not he or she has previously received an Award; provided that only persons included in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards made under the Plan and Non-Management Directors may only receive Awards granted under Article 14 of the Plan. A prospective employee of the Company or an Affiliate may be granted an Award so long as the Grant Date does not occur prior to the date that such Person commences employment or the performance of services for the Company or an Affiliate.

5.2       Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3       General Terms and Termination of Affiliation.  The Committee may impose on any Award or the exercise or settlement thereof, at the Grant Date or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Awards that have not been exercised and that are subject to (a) a risk of forfeiture, (b) deferral by the Committee (and not voluntary deferral by the Grantee), (c) vesting or (d) unexpired Performance Periods at the time of a Termination of Affiliation, shall be forfeited to the Company.

5.4       Nontransferability of Awards.

(a)      Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (“DRO”).

(b)      No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Shares of Restricted Stock, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)      Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Annual Grants, Restricted Stock Units, Stock Appreciation Rights and Awards other than Incentive Stock Options and Non-Equity Incentive Awards, may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee’s estate planning, and may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)      Nothing herein shall be construed as requiring the Committee to honor a DRO except as required under the respective Award Agreement or to the extent required under applicable law.

5.5       Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6       Stand-Alone, Tandem and Substitute Awards.

(a)      Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any other plan of the Company or any Affiliate; provided that if the stand-alone, tandem or substitute Award is intended to qualify for Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Awards (“Substitute Awards”) associated with the stock or other equity interest in such Acquired Entity (“Acquired Entity Award”) held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award on such terms as the Committee determines necessary to achieve preservation of economic value. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits. The Option Price of any Option or the purchase price of any other Award conferring a right to purchase Shares:

(i)      If granted in substitution for an outstanding Award or non-Plan award or benefit, shall be either not less than the Fair Market Value of Shares at the date such substitute Award is granted or not less than such Fair Market Value at that date reduced to reflect the Fair Market Value of the Award or award required to be surrendered by the Grantee as a condition to receipt of a substitute Award; or

(ii)      If granted in tandem with an already outstanding Award or an award granted under another plan, shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or the Fair Market Value of Shares at the date of grant of the earlier Award or award granted under such other plan.

(b)      The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation or other combination of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.

5.7       Compliance with Rule 16b-3.

(a)      Reformation to Comply with Exchange Act Rules.  To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3 without the consent of or notice to the affected Section 16 Person.

(b)      Rule 16b-3 Administration.  Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan. For purposes of Section 5.7(a) and this Section 5.7(b), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

5.8       Deferral of Award Payouts.  The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Shares of Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the Period of Restriction for Restricted Stock Units, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. The Committee may also require such a deferral of receipt in order to avoid non-deductibility of any amounts associated with such Award or to comply with the requirements of applicable law. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement or this Section 5.8, any payment of any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation. Notwithstanding anything herein to the contrary, in no event will any deferral or payment of a deferred number of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Article 6. - Stock Options

6.1       Grant of Options.  Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2       Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (which shall be for a period of not more than ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3      Option Price; No Repricing.  The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, and, except with respect to an Option granted as an Acquired Entity Award, shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Option Price of any outstanding Option without stockholder approval, including, without limitation, by (a) canceling previously awarded Options and regranting them with a lower Option Price or (b) exchanging or buying out any previously granted Option for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee or the Board under the Plan.

6.4       Grant of Incentive Stock Options.  At the time of the grant of any Option, the Committee may in its discretion designate that such Option (or portion thereof) shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option (or portion thereof) designated as an Incentive Stock Option:

(a)      shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b)      shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c)      shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)      shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)      shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (a “Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition; and

(f)      shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

Notwithstanding anything in this Section 6.4 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year would exceed the $100,000 Limit, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Affiliation (or such other period of time provided in Section 422 of the Code).

6.5       Payment.  Except as otherwise provided by the Committee in an Award Agreement or otherwise, Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Committee:

(a)      cash, personal check or wire transfer;

(b)      Shares, valued at their Fair Market Value on the date of exercise;

(c)      withholding of Shares otherwise deliverable upon exercise valued at their Fair Market Value on the date of exercise; or

(d)      subject to applicable law, pursuant to procedures previously approved by the Company, in cash through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the mandatory amount of federal, state, local and foreign withholding taxes payable by Grantee by reason of such exercise.

Article 7. - Shares of Restricted Stock

7.1      Grant of Shares of Restricted Stock.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

7.2      Award Agreement.  Each grant of Shares of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without “cause.” Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Shares of Restricted Stock that are at that time subject to forfeiture shall be forfeited and automatically reacquired by the Company.

7.3      Consideration for Shares of Restricted Stock.  The Committee shall determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, subject to the following sentence. Except with respect to Shares of Restricted Stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the par value of a Share for each Share of Restricted Stock. Such payment shall be made in full in cash and/or other consideration permissible by applicable law (including prior and/or future services, which shall be considered a “benefit to the corporation” within the meaning of Section 152 of the Delaware General Corporation Law) by the Grantee before the delivery of the Shares under terms determined by the Committee.

7.4      Effect of Forfeiture.  If Shares of Restricted Stock are forfeited, and if the Grantee was required to pay for such Shares with cash or property, the Grantee shall be deemed to have resold such Shares to the Company at a price equal to the lesser of (a) the amount paid in cash or property by the Grantee for such Shares, or (b) the Fair Market Value of such Shares at the close of business on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Shares.

7.5      Escrow; Legends.  The Committee may provide that any certificates for any Shares of Restricted Stock (a) shall be held (together with one or more stock powers executed in blank by the Grantee) in escrow by the Secretary of the Company until such Shares become nonforfeitable or are forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Shares. If any Shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend, except as may be required under applicable law.

7.6      Voting Rights; Dividends and Distributions.  Unless otherwise determined by the Committee, individuals holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Individuals in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares once the Period of Restriction has ended.

Article 8. - Restricted Stock Units

8.1      Grant of Restricted Stock Units.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

8.2      Delivery and Limitations.  Delivery of Shares will occur upon expiration of the Period of Restriction specified for the Award of Restricted Stock Units by the Committee. In addition, an Award of Restricted Stock Units shall be subject to such limitations as the Committee may impose, which limitations may lapse at the end of the Period of Restriction of such Restricted Stock Units or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Restricted Stock Units will have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of Restricted Stock Units.

8.3      Forfeiture.  Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Restricted Stock Units that are at that time subject to forfeiture shall be forfeited.

Article 9. - Performance Units and Performance Shares

9.1       Grant of Performance Units and Performance Shares.  Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2       Value/Performance Goals.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures as set forth in Section 4.4 satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a)      Performance Unit.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b)      Performance Share.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share at the close of business on the Grant Date.

9.3       Earning of Performance Units and Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement or otherwise determined by the Committee.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

A Grantee shall not be entitled to payment or accrual of Dividend Equivalents with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares, whether unearned, earned but not yet delivered to the Grantee or otherwise. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares to the extent such Shares have been issued to the Grantee.

9.4       Forfeiture.  Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested and/or unearned Performance Units and Performance Shares shall be forfeited.

Article 10. - Stock Appreciation Rights

10.1      Grant of SARs.  Subject to and consistent with the provisions of the Plan, stock appreciation rights (“Stock Appreciation Rights” or “SARs”) may be granted to any Eligible Persons in such numbers and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each SAR shall represent the right of the Grantee to receive upon exercise of the SAR an amount equal to the amount described in Section 10.3, subject to such terms and conditions as the Committee shall determine.

10.2      Award Agreement.  Each grant of SARs shall be evidenced by an Award Agreement that shall specify, as the Committee shall determine, the number of Shares as to which the SAR relates, the Base Amount, the term and such other terms and conditions as the Committee shall determine, including without limitation vesting and forfeiture, provided that as to each SAR:

 (a)      except with respect to a SAR granted as an Acquired Entity Award, the Base Amount shall never be less than the Fair Market Value of a Share on the Grant Date; and

 (b)      the term shall not exceed ten years from the Grant Date.

10.3      Payment of SAR Amount.  Upon exercise of an SAR, the Grantee shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the Base Amount of the SAR and the Fair Market Value of a Share at the close of business on the date the SAR is exercised by (b) the number of Shares with respect to which the SAR is exercised. In the discretion of the Committee, payment of the SAR amount by the Company may be in cash, Shares or a combination of cash and Shares.

10.4      Forfeiture.  Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested SARs shall be forfeited.

10.5      No Repricing.  Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Base Amount of any outstanding SAR without stockholder approval, including, without limitation, by (a) canceling previously awarded SARs and regranting them with a lower Base Amount or (b) exchanging or buying out any previously granted SARs for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee under the Plan.

Article 11. - Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other securities, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of specified Affiliates, and Awards payable in securities of Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares or other securities delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property or other consideration permitted by applicable law, as the Committee shall determine.

Article 12. - Non-Equity Incentive Awards

The Committee is authorized to grant Non-Equity Incentive Awards alone or in conjunction with other Awards to individuals who are at the time of the grant of such Non-Equity Incentive Award, included in the Designated 162(m) Group. All terms, conditions and limitations applicable to any Non-Equity Incentive Award shall be determined by the Committee, subject to and consistent with the provisions of the Plan.

Article 13. - Change in Control

13.1      Acceleration of Exercisability and Lapse of Restrictions.  If, upon or within two (2) years following a Change in Control a Grantee has a Termination of Affiliation with the Company and the Company’s Affiliates (excluding any transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement) the following acceleration provisions shall apply to Awards other than Awards granted under Article 14:

(a)      All outstanding Awards pursuant to which the Grantee may have rights, the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled (at the target level, to the extent applicable) and shall be waived by the Company; and

(b)      Notwithstanding any other provision of the Plan or any outstanding Award Agreement, Awards in the form of Non-Qualified Stock Options which are accelerated under this Section 13.1 shall be exercisable after a Grantee’s Termination of Affiliation for a period equal to the lesser of (i) the remaining term of each nonqualified option; or (ii) eighteen (18) months.

13.2      Definitions.  For purposes of this Article 13, the following terms shall have the meanings set forth below:

(a)      “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in an Award Agreement or individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(i)  willful failure by a Grantee to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

(ii) Grantee’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

(iii) Grantee’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company, the Subsidiary or an Affiliate; or

(iv) Grantee’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(v)  Grantee’s habitual or gross neglect of duties.

(b)      “Change Date” means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

(c)      “Change in Control” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following:

(i)  any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Controlled Affiliate or any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its Controlled Affiliates (a “Related Party”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company, except that no Change in Control shall be deemed to have occurred solely by reason of such beneficial ownership by a Person with respect to which both more than 75% of the common stock of such Person and Voting Securities representing more than 75% of the combined voting power of the Voting Securities of such Person are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

(ii) the Company’s Incumbent Directors (determined using the date of the Award as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(iii) consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

(iv) consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company, other than any such transaction that would result in (A) a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction or (B) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events and subject to Section 17.18, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control.

(d)      ‘‘Good Reason” means, unless otherwise defined in an Award Agreement or individual employment, change in control or other severance agreement, the occurrence, upon or within two years following a Change in Control and without a Grantee’s prior written consent, of any one or more of the following:

(i)  a material adverse reduction in the nature or scope of the Grantee’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(ii) a significant reduction in the authority and responsibility assigned to the Grantee; or

(iii) any reduction in or failure to pay Grantee’s base salary; or

(iv) a material reduction of Grantee’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

(v)  a requirement by the Company or an Affiliate that the Grantee’s principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee’s consent (except for travel reasonably required in the performance of the Grantee’s duties); provided such new location is farther from Grantee’s residence than the prior location; or

(vi) the failure of the Surviving Corporation following a Reorganization Transaction to assume all Awards previously made under the Plan or to provide equivalent awards of substantially the same value.

Notwithstanding anything in this Article 13 to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(i)  Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

(ii) Unless such notice is given within 90 days of Grantee’s first actual knowledge of such act or omission; and

(iii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(e)      “Incumbent Directors” means, determined as of any date by reference to any baseline date:

(i)  the members of the Board on the date of such determination who have been members of the Board since such baseline date; and

(ii) the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds of the directors comprising the Company’s Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (A) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board or (B) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act).

(f)  “Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable to the Grantee, or if no such plan is applicable to the Grantee, in the good faith determination of the Committee.

(g)  “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of all Voting Securities of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(h)  “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

13.3      Flexibility to Amend.  The provisions of this Article 13 and any similar or related provisions of any Award Agreement may be modified at any time prior to a Change in Control, without the consent of the Grantee or the Company’s stockholders.

Article 14. - Non-Management Director Awards

14.1      Director Annual Grant.

(a)      Automatic Grant of Director Annual Grant.  Subject to adjustment as provided in Section 4.2, annually each Non-Management Director shall be granted an annual Award payable, as determined by the Board, in the form of one or a combination of Restricted Stock or Restricted Stock Units (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) having a Fair Market Value at the close of business on the Grant Date of up to Three Hundred Thousand Dollars ($300,000) (“Director Annual Grant”). The Grant Date for such Director Annual Grant shall be the date of the annual meeting of company stockholders (“Annual Meeting of Company Stockholders”) commencing with the Annual Meeting of Company Stockholders in 2010. If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Annual Grant shall be May 31. Notwithstanding the foregoing, the Board may, in its discretion exercised at any time prior to the date a Director Annual Grant is granted for a year, provide that the Director Annual Grant for such year shall be granted in installments, so that only a portion (which portion shall be the same for each Non-Management Director) of the Director Annual Grant shall be granted on the date of the Annual Meeting of Company Stockholders (or May 31, as applicable) of such year, and the remaining portion or portions shall be granted at such time or times in such year as the Board may specify at the time it determines to grant the Director Annual Grant in installments. A person who first becomes a Non-Management Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Annual Grant for such year as of December 15.

(b)      Prorated Director Annual Grant.

(i)      Subject to adjustment as provided in Section 4.2, a person who first becomes a Non-Management Director on or after August 1 of any year and prior to the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director shall be granted a prorated Director Annual Grant for such first year with a Grant Date following the date such person becomes a Non-Management Director determined as follows:

(A)      The Grant Date shall be December 15 if the person first becomes a Non-Management Director on or before December 15 of the year.

(B)      The Grant Date shall be the date of the next Annual Meeting of Company Stockholders if the person first becomes a Non-Management Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Management Director.

(ii)      The prorated portion of the Director Annual Grant shall be determined by multiplying the value of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and the date of the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director and the denominator of which is twelve; provided that with respect to any component of a Director Annual Grant denominated in Shares, including but not limited to Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, such prorated Director Annual Grant shall be determined by multiplying each component of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and May 31 of the year following the date such person becomes a Non-Management Director and the denominator of which is twelve. As to any component denominated in Shares, including without limitation Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares.

(iii)      In the event the Board has determined that the Director Annual Grant for a year shall be granted in installments, the Board shall make appropriate provisions for prorating installments with respect to Non-Management Directors entitled to a prorated Director Annual Grant, consistent with the preceding provisions of this Section 14.1(b).

(c)       Non-Management Director Status.  A person must be a Non-Management Director on the Grant Date of a Director Annual Grant (or any installment thereof) in order to be granted such Director Annual Grant (or installment thereof). For a Director Annual Grant granted on the date of the Annual Meeting of Company Stockholders, other than a prorated Director Annual Grant, the person must be a Non-Management Director at the conclusion of the Annual Meeting of Company Stockholders.

(d)       Vesting and Payment.  Each Director Annual Grant shall vest and be paid out in Shares as determined by the Committee.

14.2      Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash.

(a)       Payment of Director Fees in Shares.  A Non-Management Director may elect (“Equity Election”) to be paid all or a portion of cash fees, if any, earned in his or her capacity as a Non-Management Director (including any retainer fees, fees for service as chairman of a Board committee and any other cash fees paid to directors (“Director Fees”)), in the form of Shares in lieu of cash. An Equity Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose, including, but not limited to, restrictions designed to comply with the requirements of Section 409A of the Code. Equity Elections made pursuant to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, that were in effect on the date stockholders approve this Plan shall remain in effect under this Plan, subject to the remainder of this Section 14.2(a). Each Equity Election shall be irrevocable, shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Management Director revokes or changes such Equity Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to an Equity Election shall be that whole number of Shares (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares), determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid.

(b)       Payment of Director Fees in Restricted Stock Units.  A Non-Management Director who makes a Deferral Election in accordance with Section 14.3 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of Restricted Stock Units equal to the quotient of the amount of Director Fees to be paid in the form of Restricted Stock Units divided by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid in cash.

14.3      Deferral Elections.  To the extent permitted by the Committee from time to time, each member of the Board who is a Non-Management Director may make an election (“Deferral Election”) to be paid any or all of the following (“Deferrable Amounts”) in the form of Restricted Stock Units in lieu of cash or Shares, as applicable: (a) Director Annual Grants as provided in Section 14.1; or (b) Director Fees as provided in 14.2(a).

(a)       Timing of Deferral Elections.  An initial Deferral Election must be filed with the Human Resources Department of the Company no later than December 31 of the year preceding the calendar year in which the Deferrable Amounts to which the Deferral Election applies would otherwise be paid or delivered, subject to such restrictions and advance filing requirements as the Company may impose; provided that any newly elected or appointed Non-Management Director may file a Deferral Election not later than 30 days after the date such person first becomes a Non-Management Director. A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Each Deferral Election (including a deferral election filed under The Williams Companies, Inc. 1996 Stock Plan for Non-

Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan that was in effect on the date stockholders approved this Plan) shall remain in effect with respect to subsequently earned Deferrable Amounts unless the Non-Management Director revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and shall in no event apply with respect to compensation earned in the calendar year in which the revocation or change is made.

(b)       Content of Deferral Elections.  A Deferral Election must specify the following:

(i)      (A) The number of shares (including shares subject to Restricted Stock Units granted under Section 14.1(a) or Section 14.1(b)) subject to the Director Annual Grant to be deferred and paid in Restricted Stock Units under this Section 14.3 and/or (B) the dollar amount of Director Fees to be deferred and paid in Restricted Stock Units under this Section 14.3, as applicable; and

(ii)      the date such Restricted Stock Units shall be paid (subject to such Period of Restriction and other limitations as may be specified by counsel to the Company).

(c)       Deferral Account.  The Company shall establish an account (“Deferral Account”) on its books for each Non-Management Director who makes a Deferral Election. A number of Restricted Stock Units (determined in the case of a Deferrable Amount otherwise payable in cash by dividing the amount of cash to be deferred by the Fair Market Value of a Share at the close of business on the date such cash would otherwise be paid) shall be credited to the Non-Management Director’s Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

(d)       Settlement of Deferral Accounts.  The Company shall settle a Non-Management Director’s Deferral Account by delivering to the holder thereof (which may be the Non-Management Director or his or her beneficiary) a number of Shares equal to the number of Restricted Stock Units then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the applicable Deferral Election.

14.4      Insufficient Number of Shares.  If at any date insufficient Shares are available under the Plan for the automatic grant of Director Annual Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Restricted Stock Units pursuant to a Deferral Election, (a) Director Annual Grants under Section 14.1 automatically shall be granted proportionately to each Non-Management Director eligible for such a grant to the extent Shares are then available (provided that no Director Annual Grant shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or Restricted Stock Units proportionately among Non-Management Directors then eligible to participate to the extent Shares are then available and otherwise in the form of cash.

14.5      Non-Forfeitability.  The interest of each Non-Management Director in Director Annual Grants granted or delivered under the Plan at all times shall be non-forfeitable, except to the extent the Board provides otherwise.

14.6      No Duplicate Payments.  No payments or Awards shall be made or granted under this Plan with respect to any services as a Non-Management Director if a payment or award has been or will be made for the same services under The Williams Companies, Inc. 1996 Stock Plan for Non Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time.

Article 15. - Amendment, Modification, and Termination

15.1      Amendment, Modification, and Termination.  Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or other form of securities market on which the Shares may then be listed or quoted, (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval and (c) no amendment or alteration of Section 6.3 or Section 10.5 (except to correct a scrivener’s error) shall be made without the approval of the Company’s stockholders.

15.2      Awards Previously Granted.  Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award; provided that Article 13 may be removed, amended or modified at any time prior to a Change in Control without the consent of any Grantee.

Article 16. - Withholding

16.1      Mandatory Tax Withholding

(a)      Whenever, under the Plan, (i) Shares are to be delivered upon payment of an Award, (ii) Shares of Restricted Stock become nonforfeitable, (iii) a cash payment is made for any Award, or (iv) any other payment event occurs with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares valued at their Fair Market Value at the date the withholding obligation arises, or from any other payment due to the Grantee under the Plan or otherwise or (C) any combination of the foregoing.

(b)      If any Grantee makes an election under Section 83(b) of the Code, the Company or any Affiliate shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy the resulting Required Withholding, (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise or (iii) any combination of the foregoing.

16.2      Notification under Code Section 83(b).  If any Grantee makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 17. - Additional Provisions

17.1      Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

17.2      Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.3      Requirements of Law.  The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

17.4      Securities Law Compliance.

(a)      If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or other form of securities market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state or foreign securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)      If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.5      No Rights as a Stockholder.  No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Shares of Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Shares of Restricted Stock, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Shares of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Shares of Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment or crediting of interest on deferred cash dividends.

17.6      Nature of Payments.  Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any

Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

17.7       Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Management Directors as it may deem desirable.

17.8       Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

17.9       Share Certificates.  Any certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any foreign securities laws, rules and regulations thereunder, and the rules of any national securities exchange or other form of securities market on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

17.10      Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

17.11      Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment at any time, for any reason or no reason, or shall confer upon any Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

17.12      Participation.  No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

17.13      Military Service.  Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 to the extent required by law or as determined by the Committee.

17.14      Construction; Gender and Number.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

17.15      Headings.  The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.16      Obligations.  Unless otherwise specified in an Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

17.17      No Right to Continue as Director.  Nothing in the Plan or any Award Agreement shall confer upon any Non-Management Director the right to continue to serve as a director of the Company.

17.18      Code Section 409A Compliance.  The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A, unless the Committee expressly determines otherwise, such grant of Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the Award, or, only if necessary because a modification or deemed modification would not be reasonably effective in avoiding the additional income tax under Section 409A(a)(1)(B) of the Code, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Grantee. Notwithstanding the foregoing, with respect to any Award intended by the Committee to be exempt from the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award becomes vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award became vested unless (a) deferred pursuant to Section 5.8 or 14.3 or (b) otherwise permitted under the exemption provisions of Section 409A.

END OF DOCUMENT

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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The Williams Companies, Inc.
Annual Meeting of Stockholders
May 20, 2010
11:00 a.m. Central time
One Williams Center
Tulsa, Oklahoma 74172
PLEASE SEE THE REVERSE SIDE FOR
VOTING INSTRUCTIONS.
You can vote by telephone or Internet
24 hours a day, 7 days a week.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.	+

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 – Kathleen B. Cooper	☐	☐	☐	02 – William R. Granberry	☐	☐	☐	03 – William G. Lowrie	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposal 2, 3 and 4.	The Board of Directors recommends a vote “AGAINST” proposal 5 and 6.

		For	Against	Abstain			For	Against	Abstain

2.	Approval of the amendment to the Restated Certificate of Incorporation to provide for annual election of all directors.	☐	☐	☐	5.	Stockholder proposal requesting a report regarding the environmental impact of certain fracturing operations of the Company.	☐	☐	☐

3.	Approval of the amendment to The Williams Companies, Inc. 2007 Incentive Plan.	☐	☐	☐	6.	Stockholder proposal requesting an advisory vote related to compensation.	☐	☐	☐

4.	Ratification of Ernst & Young LLP as auditors for 2010.	☐	☐	☐

7.	To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

B	Authorized Signatures - Sign and Date Here - This section must be completed for your vote to be counted.
The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

<STOCK#>	015RYB

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — The Williams Companies, Inc.
Proxy Solicited on Behalf of the Board of Directors of Williams for the Annual Meeting of Stockholders on May 20, 2010.

The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints STEVEN J. MALCOLM, DONALD R. CHAPPEL and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 20th day of May, 2010, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

Voting Instructions
Votes by telephone or Internet must be received by 1:00 a.m. Central Time, on May 20, 2010.

To Vote by Internet	To Vote by Telephone	To Vote by Mail

• Go to the following web site: WWW.ENVISIONREPORTS.COM/WMB. • Follow the steps outlined on the secured website.	• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. • Follow the instructions provided by the recorded message.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided. • If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

To participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants. Your instructions must be completed prior to Monday, May 17, 2010 at 1:00 a.m. Central time.
THANK YOU FOR VOTING